===============================================================================

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.,
                                   DEPOSITOR


                    BANC ONE MORTGAGE CAPITAL MARKETS, LLC,
                                    SERVICER


                           AMRESCO MANAGEMENT, INC.,
                                SPECIAL SERVICER


                             LASALLE NATIONAL BANK,
                                    TRUSTEE


                                      AND


                              ABN AMRO BANK N.V.,
                                  FISCAL AGENT

                        POOLING AND SERVICING AGREEMENT

                            DATED AS OF JUNE 1, 1998

                                  $714,739,121

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 1998-C1




===============================================================================

                               TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----
                                   ARTICLE I.

                                   DEFINITIONS..................................................................  5

  SECTION 1.01.         Defined Terms...........................................................................  5
  SECTION 1.02.         Certain Calculations.................................................................... 54

                                  ARTICLE II.

                         CONVEYANCE OF MORTGAGE LOANS;
                                          ORIGINAL ISSUANCE OF CERTIFICATES..................................... 56
  SECTION 2.01.         Conveyance of Mortgage Loans............................................................ 56
  SECTION 2.02.         Acceptance by Trustee................................................................... 58
  SECTION 2.03.         Representations,  Warranties  and  Covenants of the  Depositor;  Mortgage  Loan  Seller's
                        Repurchase   of  Mortgage   Loans  for  Defects  in  Mortgage   Files  and   Breaches  of
                        Representations and Warranties.......................................................... 60
  SECTION 2.04.         Execution of Certificates............................................................... 62

                                  ARTICLE III.

                               ADMINISTRATION AND
                                             SERVICING OF THE TRUST FUND........................................ 64
  SECTION 3.01.         Servicer  to  Act  as   Servicer;   Special   Servicer   to  Act  as  Special   Servicer;
                        Administration of the Mortgage Loans.................................................... 64
  SECTION 3.02.         Collection of Mortgage Loan Payments.................................................... 65
  SECTION 3.03.         Collection of Taxes, Assessments and Similar Items; Servicing Accounts.................. 67
  SECTION 3.04.         The Certificate Account and the Lower-Tier and Upper-Tier Distribution Accounts......... 69
  SECTION 3.05.         Permitted Withdrawals From the Certificate Account and the Distribution Accounts........ 72
  SECTION 3.06.         Investment of Funds in the Certificate  Account,  the  Distribution  Accounts and the REO
                        Account................................................................................. 76
  SECTION 3.07.         Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage........... 78
  SECTION 3.08.         Enforcement of Due-On-Sale Clauses; Assumption Agreements............................... 81
  SECTION 3.09.         Realization Upon Defaulted Mortgage Loans............................................... 83
  SECTION 3.10.         Trustee to Cooperate; Release of Mortgage Files......................................... 85
  SECTION 3.11.         Servicing Compensation.................................................................. 86
  SECTION 3.12.         Inspections; Collection of Financial Statements......................................... 89
  SECTION 3.13.         Annual Statement as to Compliance....................................................... 90


                                      (i)



  SECTION 3.14.         Reports by Independent Public Accountants............................................... 91
  SECTION 3.15.         Access to Certain Information........................................................... 91
  SECTION 3.16.         Title to REO Property; REO Account...................................................... 92
  SECTION 3.17.         Management of REO Property.............................................................. 93
  SECTION 3.18.         Sale of Defaulted Mortgage Loans and REO Properties..................................... 96
  SECTION 3.19.         [Intentionally Omitted]................................................................. 98
  SECTION 3.20.         Modifications, Waivers, Amendments and Consents......................................... 98
  SECTION 3.21.         Transfer of  Servicing  Between  Servicer and Special  Servicer;  Record  Keeping;  Asset
                        Status Report...........................................................................102
  SECTION 3.22.         Sub-Servicing Agreements................................................................106
  SECTION 3.23.         Representations and Warranties of the Servicer..........................................108
  SECTION 3.24.         Representations and Warranties of the Special Servicer..................................110
  SECTION 3.25.         Interest Reserve Account................................................................112

                                  ARTICLE IV.

                                           PAYMENTS TO CERTIFICATEHOLDERS.......................................113
  SECTION 4.01.         Distributions...........................................................................113
  SECTION 4.02.         Statements to Certificateholders; CSSA Standard Information Package.....................122
  SECTION 4.03.         P&I Advances............................................................................127
  SECTION 4.04.         Allocation of Collateral Support Deficit................................................129
  SECTION 4.05.         Appraisal Reductions....................................................................130
  SECTION 4.06.         Certificate Deferred Interest...........................................................130

                                   ARTICLE V.

                                                  THE CERTIFICATES..............................................131
  SECTION 5.01.         The Certificates........................................................................131
  SECTION 5.02.         Registration of Transfer and Exchange of Certificates...................................132
  SECTION 5.03.         Book-Entry Certificates.................................................................141
  SECTION 5.04.         Mutilated, Destroyed, Lost or Stolen Certificates.......................................143
  SECTION 5.05.         Persons Deemed Owners...................................................................144
  SECTION 5.06.         Appointment of Paying Agent.............................................................144

                                  ARTICLE VI.

                               THE DEPOSITOR, THE
                                          SERVICER AND THE SPECIAL SERVICER.....................................145
  SECTION 6.01.         Liability of the Depositor, the Servicer and the Special Servicer.......................145
  SECTION 6.02.         Merger,  Consolidation  or  Conversion  of the  Depositor,  the  Servicer  or the Special
                        Servicer................................................................................145
  SECTION 6.03.         Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others.145
  SECTION 6.04.         Depositor, Servicer and Special Servicer Not to Resign..................................147


                                     (ii)




  SECTION 6.05.         Rights of the Depositor in Respect of the Servicer and the Special Servicer.............147

                                  ARTICLE VII.

                                                       DEFAULT..................................................148
  SECTION 7.01.         Events of Default; Servicer and Special Servicer Termination............................148
  SECTION 7.02.         Trustee to Act; Appointment of Successor................................................150
  SECTION 7.03.         Notification to Certificateholders......................................................152
  SECTION 7.04.         Waiver of Events of Default.............................................................152
  SECTION 7.05.         Trustee and Fiscal Agent as Makers of Advances..........................................152

                                 ARTICLE VIII.

                                               CONCERNING THE TRUSTEE...........................................154
  SECTION 8.01.         Duties of Trustee.......................................................................154
  SECTION 8.02.         Certain Matters Affecting the Trustee...................................................155
  SECTION 8.03.         Trustee  and Fiscal  Agent Not Liable for  Validity or  Sufficiency  of  Certificates  or
                        Mortgage Loans..........................................................................156
  SECTION 8.04.         Trustee and Fiscal Agent May Own Certificates...........................................157
  SECTION 8.05.         Payment of Trustee's Fees; Indemnification of Trustee...................................157
  SECTION 8.06.         Eligibility Requirements for Trustee....................................................158
  SECTION 8.07.         Resignation and Removal of the Trustee and the Fiscal Agent.............................158
  SECTION 8.08.         Successor Trustee and Fiscal Agent......................................................160
  SECTION 8.09.         Merger or Consolidation of Trustee or Fiscal Agent......................................161
  SECTION 8.10.         Appointment of Co-Trustee or Separate Trustee...........................................161
  SECTION 8.11.         Appointment of Custodians...............................................................162
  SECTION 8.12.         Access to Certain Information...........................................................162
  SECTION 8.13.         Representations and Warranties of the Trustee and the Fiscal Agent......................164

                                  ARTICLE IX.

                                                     TERMINATION................................................168
  SECTION 9.01.         Termination Upon Repurchase or Liquidation of All Mortgage Loans........................168
  SECTION 9.02.         Additional Termination Requirements.....................................................170

                                   ARTICLE X.

                                             ADDITIONAL REMIC PROVISIONS........................................172
  SECTION 10.01.        REMIC Administration....................................................................172
  SECTION 10.02.            Depositor, Special Servicer, Paying Agent and Trustee to Cooperate with Servicer....176
  SECTION 10.03.        Use of Agents...........................................................................176

                                  ARTICLE XI.


                                     (iii)





                                              MISCELLANEOUS PROVISIONS..........................................177
  SECTION 11.01.        Amendment...............................................................................177
  SECTION 11.02.        Recordation of Agreement; Counterparts..................................................179
  SECTION 11.03.        Limitation on Rights of Certificateholders..............................................179
  SECTION 11.04.        Governing Law...........................................................................180
  SECTION 11.05.        Notices.................................................................................180
  SECTION 11.06.        Severability of Provisions..............................................................181
  SECTION 11.07.        Confirmation of Intent: Grant of a Security Interest....................................181
  SECTION 11.08.        Successors and Assigns; Beneficiaries...................................................182
  SECTION 11.09.        Article and Section Headings............................................................182
  SECTION 11.10.        Notices to the Rating Agencies..........................................................182

EXHIBITS

       Exhibit A-1          Form of Class A-1 Certificate
       Exhibit A-2          Form of Class A-2 Certificate
       Exhibit A-3          Form of Class B Certificate
       Exhibit A-4          Form of Class C Certificate
       Exhibit A-5          Form of Class D Certificate
       Exhibit A-6          Form of Class E Certificate
       Exhibit A-7          Form of Class F Certificate
       Exhibit A-8          Form of Class G Certificate
       Exhibit A-9          Form of Class H Certificate
       Exhibit A-10         Form of Class I Certificate
       Exhibit A-11         Form of Class J Certificate
       Exhibit A-12         Form of Class K Certificate
       Exhibit A-13         Form of Class X Certificate
       Exhibit A-14         Form of Class R Certificate
       Exhibit A-15         Form of Class LR Certificate
       Exhibit B            Mortgage Loan Schedule
       Exhibit C            Form of Investment Representation Letter
       Exhibit D-1          Form of Transfer Affidavit
       Exhibit D-2          Form of Transferor Letter
       Exhibit E            [Intentionally Omitted]
       Exhibit F            Form of Request for Release
       Exhibit G            Form of ERISA Representation Letter
       Exhibit H            Form of Distribution Date Statement
       Exhibit I-1          Form of Comparative Financial Status Report
       Exhibit I-2          Form of Delinquent Loan Status Report
       Exhibit I-3          Form of Historical Loan Modification Report
       Exhibit I-4          Form of Historical Loss Estimate Report
       Exhibit I-5          Form of REO Status Report
       Exhibit I-6          Form of Watch List Report
       Exhibit I-7          Form of Operating Statement Analysis Report
       Exhibit I-8          Form of NOI Adjustment Worksheet

                                     (iv)

       Exhibit I-9          Form of CSSA Loan Set-up File
       Exhibit I-10         Form of CSSA Periodic Loan Update File
       Exhibit I-11         Form of CSSA Property Data File
       Exhibit J            Form of Payments After Determination Report

       SCHEDULES

       Schedule 1           Mortgage Loans Containing Additional Debt
       Schedule 2           Mortgage Loans Which Initially Pay Interest Only
       Schedule 3           Mortgage Loans Without Defeasance Provisions
       Schedule 4           Interest Reserve Loans

         This Pooling and Servicing Agreement (the "Agreement"), is dated and effective as of June 1, 1998 by and among BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC. as Depositor, BANC ONE MORTGAGE CAPITAL MARKETS, LLC as Servicer, AMRESCO MANAGEMENT, INC., as Special Servicer, ABN AMRO BANK N.V. as Fiscal Agent and LASALLE NATIONAL BANK, as Trustee.

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"). As provided herein, the Trustee shall elect or shall cause an election to be made that each of the Upper-Tier REMIC and the Lower-Tier REMIC be treated for federal income tax purposes as a real estate mortgage investment conduit (a "REMIC").

         The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies (the "Original Ratings") for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                            [ Next Page is Page 2 ]

                                UPPER-TIER REMIC
Class
-----                                 Pass-                      Original
Designation                        Through Rate              Certificate Balance                      Original Rating (1)
-----------                        ------------              -------------------                      -------------------
Class A-1                              6.34%                         $ 129,564,000                      "Aaa"/"AAA"
Class A-2                              6.44%                         $ 417,211,428                      "Aaa"/"AAA"
Class B                                6.54%                         $  35,736,956                       "Aa2"/"AA"
Class C                                6.75%                         $  32,163,260                         "A2"/"A"
Class D                                6.75%                         $  32,163,260                     "Baa2"/"BBB"
Class E                                6.75%                         $   8,934,239                    "Baa3"/"BBB-"
Class F                                6.00%                         $  12,507,935                          */"BB+"
Class G                                6.00%                         $  12,507,935                          "Ba2"/*
Class H                                6.00%                         $   5,360,543                      "Ba3"/"BB-"
Class I                                6.00%                         $  17,868,478                           "B2"/*
Class J                                6.00%                         $   4,645,804                           "B3"/*
Class K                                6.00%                         $   6,075,283                              */*
Class X                                 (2)                                    (3)                      "Aaa"/"AAA"
Class R                                None                                    (4)                              */*

(1) moody's investors service, inc./duff & phelps credit rating co. the certificates marked with an asterisk have not been rated by the applicable rating agency.

(2) the class x certificates will not have a pass-through rate but will bear interest in an amount for any distribution date equal to the sum of one-month's interest at the then applicable pass-through rate on the notional amount of each of the a-1 component, the a-2 component, the b component, the c-e component and the f-k component immediately prior to such distribution date. the pass-through rate for the a-1 component for any distribution date will equal the excess, if any, of the weighted average net mortgage rate of all of the mortgage loans outstanding on the first day of the related interest accrual period over the class a-1 pass-through rate. the pass-through rate for the a-2 component for any distribution date will equal the excess, if any, of the weighted average net mortgage rate of all of the mortgage loans outstanding on the first day of the related interest accrual period over the class a-2 pass-through rate. the pass-through rate for the b component for any distribution date will equal the excess, if any, of the weighted average net mortgage rate of all of the mortgage loans outstanding on the first day of the related interest accrual period over the class b pass-through rate. the pass-through rate for the c-e component for any distribution date will equal the excess, if any, of the weighted average net mortgage rate of all of the mortgage loans outstanding on the first day of the related interest accrual period over the weighted average of the class c pass-through rate, the class d pass through rate and the class e pass-through rate, weighted on the basis of the respective certificate balances of such classes immediately prior to such distribution date. the pass-through rate for the f-k component for any distribution date will equal the excess, if any, of the weighted average net mortgage rate of all of the mortgage loans outstanding on the first day of the related interest accrual period over the weighted average of the class f pass-through rate, the class g pass through rate, the class h pass-through rate, the class i pass-through rate, the class j pass-through rate and the class k pass-through rate, weighted on the basis of the respective certificate balances of such classes immediately prior to such distribution date. the rate at which the class x certificates will bear interest for the first distribution date is expected to be approximately 0.7993% per annum.

(3) the class x certificates will not have a certificate balance and will not be entitled to receive distributions of principal. the notional amount of the a-1 component, the a-2 component and the b component, respectively, is equal to the lower-tier principal amount of the class la-1 uncertificated interest, the class la-2 uncertificated interest or the class lb uncertificated interest, respectively, as of the preceding distribution date (after giving effect to the distribution of principal and allocation of collateral support deficit on such distribution date) or in the case of the first distribution date, the original lower-tier principal amount of the class la-1 uncertificated interest, the class la-2 uncertificated interest or the class lb uncertificated interest, respectively. the notional amount of the c-e component is an amount equal to the sum of (a) the lower-tier principal amount of the class lc uncertificated interest, (b) the lower-tier principal amount of the class ld uncertificated interest and (c) the lower-tier principal amount of the class le uncertificated interest, in each case as of the preceding distribution date (in each case after giving effect to the distribution of principal and allocation of collateral support deficit on such distribution date). the notional amount of the f-k component for any distribution date will be equal to (i) the lower-tier principal amount of the class lf uncertificated interest, (ii) the lower-tier principal amount of the class lg uncertificated interest, (iii) the lower-tier principal amount of the class lh uncertificated interest, (iv) the lower-tier principal amount of the class li uncertificated interest, (v) the lower-tier principal amount of the class lj uncertificated interest and (vi) the lower-tier principal amount of the class lk uncertificated interest, respectively, as of the preceding distribution date (in each case after giving effect to the distribution of principal and allocation of collateral support deficit on such distribution date). the original notional amount of the a-1 component is $129,564,000. the original notional amount of the a-2 component is $417,211,428. the original notional amount of the b component is $35,736,956. the original notional amount of the c-e component is $73,260,759. the original notional amount of the f-k component is $58,965,978.

(4) the class r certificates do not have a certificate balance or notional amount, do not bear interest and will not be entitled to distributions of yield maintenance charges. any available distribution amount remaining in the upper-tier distribution account, after all required distributions under this agreement have been made to each other class of certificates, will be distributed to the holders of the class r certificates.


         The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class X Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates. The Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LI, Class LJ and Class LK Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The sole Class of "residual interests" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

         The following table sets forth the initial Lower-Tier Principal Amounts and per annum rates of interest for the Uncertificated Lower-Tier
Interests:

                                LOWER-TIER REMIC

Class Designation       Interest Rate            Original Lower-Tier Principal
                                                 Amount or  Notional Amount
Class LA-1                  6.34%                   $ 129,564,000
Class LA-2                  6.44%                   $ 417,211,428
Class LB                    6.54%                    $ 35,736,956
Class LC                    6.75%                    $ 32,163,260
Class LD                    6.75%                    $ 32,163,260
Class LE                    6.75%                    $ 8,934,239
Class LF                    6.00%                    $ 12,507,935
Class LG                    6.00%                    $ 12,507,935
Class LH                    6.00%                    $ 5,360,543
Class LI                    6.00%                    $ 17,868,478
Class LJ                    6.00%                    $ 4,645,804
Class LK                    6.00%                    $ 6,075,283
Class LR                     None                      None(1)

(1) the class lr certificates do not have a certificate balance or notional amount, do not bear interest and will not be entitled to distributions of yield maintenance charges. any available distribution amount remaining in the lower-tier distribution account after distributing the lower-tier distribution amount shall be distributed to the holders of the class lr certificates (but only to the extent of the available distribution amount for such distribution date remaining in the lower-tier distribution account, if any).

         As of the close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $714,739,121.

         In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

         SECTION 1.01. Defined Terms

         Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         "A-1 Component": One of the five components comprising the Class X Certificates, representing a "specified portion" (within the meaning of Treasury Regulations Section 1.860G-1(a)(2)(i)(C)) of the interest payments on the Class LA-1 Uncertificated Interest.

         "A-1 Component Interest Accrual Amount": With respect to each Distribution Date, an amount equal to interest for the related Interest Accrual Period at the A-1 Component Pass-Through Rate, accrued on the A-1 Notional Amount outstanding immediately prior to such Distribution Date commencing in the month of the Closing Date.

         "A-1 Component Pass-Through Rate": With respect to any Distribution Date, the excess, if any, of (i) the Weighted Average Net Mortgage Rate of all of the Mortgage Loans outstanding as of the first day of the related Interest Accrual Period over (ii) the Class A-1 Pass-Through Rate.

         "A-1 Notional Amount": With respect to any Distribution Date, an amount equal to the Lower-Tier Principal Amount of the Class LA-1 Uncertificated Interest as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit on such Distribution Date), or the Cut-off Date in the case of the first Distribution Date.

         "A-2 Component": One of the five components comprising the Class X Certificates, representing a "specified portion" (within the meaning of Treasury Regulations Section 1.860G-1(a)(2)(i)(C)) of the interest payments on the Class LA-2 Uncertificated Interest.

         "A-2 Component Interest Accrual Amount": With respect to each Distribution Date, an amount equal to interest for the related Interest Accrual Period at the A-2 Component Pass-Through Rate, accrued on the A-2 Notional Amount outstanding immediately prior to such Distribution Date commencing in the month of the Closing Date.

         "A-2 Component Pass-Through Rate": With respect to any Distribution Date, the excess, if any, of (i) the Weighted Average Net Mortgage Rate of all of the Mortgage Loans outstanding as of the first day of the related Interest Accrual Period over (ii) the Class A-2 Pass-Through Rate.

         "A-2 Notional Amount": With respect to any Distribution Date, an amount equal to the Lower-Tier Principal Amount of the Class LA-2 Uncertificated Interest as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit on such Distribution Date), or the Cut-off Date in the case of the first Distribution Date.

         "Accrued Certificate Interest": (a) With respect to each Distribution Date and each Class of Certificates (other than the Class X Certificates and the Residual Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance of such Class outstanding immediately prior to such Distribution Date (i.e., such Certificate Balance is to be used for accrual of interest during the related Interest Accrual Period notwithstanding the fact that such Certificate Balance may be different than the actual Certificate Balance at the start of such Interest Accrual Period) commencing in the month of the Closing Date; (b) with respect to each Distribution Date and the Class X Certificates, the Class X Interest Accrual Amount. Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

         "Additional Debt": With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan as of the Closing Date as set forth on Schedule 1 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate loan documents (including any subordination agreement) or, in the case of the Pari Passu Loan, the Pari Passu Intercreditor Agreement.

         "Advance":  Any P&I Advance or Servicing Advance.

         "Adverse REMIC Event":  As defined in Section 10.01(f).

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent":  As defined in Section 5.02(d)(i)(A).

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Anticipated Repayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

         "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64, or, in connection with an Appraisal Reduction, an appraisal meeting the requirements of clause (b)(i)(B) in the definition of Appraisal Reduction.

         "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the Appraised Value of the related Mortgaged Property as determined (A) by one or more Appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer or, if required by Section 3.03(c), the Trustee or the Fiscal Agent, as applicable, as a Servicing Advance), and (B) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, over (ii) the sum of, as of the Due Date occurring in the month of such Distribution Date, (A) to the extent not previously advanced by the Servicer or the Trustee or the Fiscal Agent, as applicable, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate,
(B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, assessments, insurance premiums and ground rents and all other amounts due and unpaid with respect to such Mortgage Loan, net of any amounts currently escrowed for such amounts (which taxes, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer, the Trustee or the Fiscal Agent, as applicable); provided, however, that without limiting the Special Servicer's obligation to order and obtain such Appraisal Reduction, if the Special Servicer has not obtained the appraisal referred to in clause
(b)(i)(A) or (b)(i)(B) above within 60 days of the Appraisal Reduction Event, or within 120 days with respect to an Appraisal Reduction Event as set forth in clause (ii) of the definition of Appraisal Reduction Event, the amount of the Appraisal Reduction shall be deemed to be an amount equal to 35% of the current Stated Principal Balance of the related Mortgage Loan until such time as the appraisal referred to in clause (b)(i)(A) or (b)(i)(B) above is received and the Appraisal Reduction is calculated. Within 60 days after the Appraisal Reduction Event, the Special Servicer shall order and receive an Appraisal (the cost of which shall be paid as a Servicing Advance by the Servicer); provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (ii) of the definition of Appraisal Reduction Event, the Special Servicer shall order and receive such Appraisal within the 120 day period set forth in such clause (ii), which Appraisal shall be delivered by the Special Servicer to the Servicer, and the Servicer shall deliver such Appraisal to the Trustee, who shall deliver such appraisal to the Paying Agent and each Holder of a Class F, Class G, Class H, Class I, Class J and Class K Certificate within 15 days of receipt by the Servicer of such Appraisal from the Special Servicer.

         Notwithstanding the foregoing, the Directing Certificateholder shall have the right, at any time within six months of the date of its receipt of any Appraisal of any Mortgaged Property required to be obtained pursuant to the immediately preceding paragraph, to require that the Special Servicer obtain a new Appraisal of such Mortgaged Property from an Independent MAI appraiser chosen by the Special Servicer, the cost of which shall be paid by the Controlling Class Certificateholders without right of reimbursement; provided, however, that the Special Servicer shall not be required to obtain any such Appraisal unless the Special Servicer shall have received reasonable assurance of payment of the costs of such Appraisal and of any expenses related thereto. Upon receipt of the Appraisal obtained pursuant to the immediately preceding sentence, the Special Servicer shall redetermine and report to the Servicer, the Trustee and the Directing Certificateholder the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan.

         With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments (for such purposes taking into account any amendment or modification of such Mortgage
Loan)), the Special Servicer shall, within 30 days of each annual anniversary of the related Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Servicer (or, if required by Section 3.03(c), the Trustee or the Fiscal Agent, as applicable) as a Servicing Advance. Based upon such Appraisal, the Special Servicer shall redetermine and report to the Servicer and the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan.

         With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments (for such purposes taking into account any amendment or modification of such Mortgage Loan), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days of the date of such twelfth Monthly Payment, order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Servicer (or, if required by Section 3.03(c), the Trustee or the Fiscal Agent, as applicable) as a Servicing Advance. Based upon such Appraisal, the Special Servicer shall redetermine and report to the Paying Agent and the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event to the extent that the Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

         Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Mortgage Loan or the related REO Property will be reduced to zero as of the date such Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

         "Appraisal Reduction Amount": With respect to any Distribution Date, an amount equal to the product of (a) one twelfth of the Pass-Through Rate for each Class of Certificates to which an Appraisal Reduction is allocated and (b) the sum of all Appraisal Reductions with respect to such Distribution Date or
(ii) (when used in order to determine the Appraisal Reduction Amount on a Mortgage Loan-by-Mortgage Loan basis) with respect to each Mortgage Loan for such Distribution Date, an amount equal to the product of (a) one twelfth of the Pass-Through Rate for each Class of Certificates to which an Appraisal Reduction is allocated, and (b) the Appraisal Reduction with respect to such Mortgage Loan with respect to such Distribution Date

         "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) the third anniversary of the date on which an extension of the Maturity Date of such Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer pursuant to the terms hereof, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer,
(iv) 60 days after a receiver has been appointed, (v) 60 days after a Mortgagor declares bankruptcy and (vi) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero. The Special Servicer shall notify the Servicer promptly upon the occurrence of any of the foregoing events.

         "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent MAI appraiser selected by the Servicer or Special Servicer, as applicable.

         "Asset Status Report":  As defined in Section 3.21(e).

         "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

         "Assumed Scheduled Payment": For any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any modification of such Mortgage Loan, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate).

         "Authenticating Agent": Any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

         "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (without duplication):

         (a) the aggregate amount relating to the Trust Fund on deposit in the Certificate Account and the Lower-Tier Distribution Account (exclusive of any investment income contained therein) as of the close of business on the Business Day preceding the related Servicer Remittance Date, exclusive of (without duplication):

             (i) all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Due Period;

             (ii) all Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Due Period), Balloon Payments, Liquidation Proceeds or Insurance and Condemnation Proceeds received after the end of the related Due Period;

             (iii) all amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses
                    (ii) - (xvi), inclusive, of Section 3.05(a);

             (iv) all amounts payable or reimbursable to any Person from the Lower-Tier Distribution Account pursuant to clauses (ii) - (v), inclusive, of Section 3.05(b);

             (v)    all Yield Maintenance Charges;

             (vi) all amounts deposited in the Certificate Account or the Lower-Tier Distribution Account, as the case may be, in error;

             (vii) with respect to the Interest Reserve Loans and any Distribution Date relating to each Interest Accrual Period ending in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.25; and

             (viii) all amounts received with respect to the Pari Passu
                    Loan that are required to be paid to the lender thereunder pursuant to the terms of the Pari Passu Loan, the Pari Passu Intercreditor Agreement and
                    Section 3.02(d) of this Agreement.

         (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to the Certificate Account for such Distribution Date pursuant to Section 3.16(c), less all amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) - (xvi), inclusive, of Section 3.05(a);

         (c) the aggregate amount of any P&I Advances made by the Servicer, the Trustee or the Fiscal Agent, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05; and

         (d) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.25(b).

Notwithstanding the investment of funds held in the Certificate Account or the Lower-Tier Distribution Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

         "B Component": One of the five components comprising the Class X Certificates, representing a "specified portion" (within the meaning of Treasury Regulations Section 1.860G-1(a)(2)(i)(C)) of the interest payments on the Class LB Uncertificated Interest.

         "B Component Interest Accrual Amount": With respect to each Distribution Date, an amount equal to interest for the related Interest Accrual Period at the B Component Pass-Through Rate, accrued on the B Notional Amount outstanding immediately prior to such Distribution Date commencing in the month of the Closing Date.

         "B Component Pass-Through Rate": With respect to any Distribution Date, the excess, if any, of (i) the Weighted Average Net Mortgage Rate of all of the Mortgage Loans outstanding as of the first day of the related Interest Accrual Period over (ii) the Class B Pass-Through Rate.

         "B Notional Amount": With respect to any Distribution Date, an amount equal to the Lower-Tier Principal Amount of the Class LB Uncertificated Interest as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral

Support Deficit losses on such Distribution Date), or the Cut-off Date in the case of the first Distribution Date.

         "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

         "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

         "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

         "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and with respect to any of the Class A, Class B, Class C, Class D and Class E Certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Offered Certificates and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate or Discount Rate, as the case may be, is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.

         "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

         "Breach": As defined in Section 2.03(b).

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois (or such other city and state in which the Corporate Trust Office of the Trustee is located) or Dallas, Texas (or such other city and state in which the principal place of business of the Servicer or the Special Servicer is located) are authorized or obligated by law or executive order to remain closed.

         "C-E Component": One of the five components comprising the Class X Certificates, representing a "specified portion" (within the meaning of Treasury Regulations Section 1.860G-1(a)(2)(i)(C)) of the interest payments on the Class LC Uncertificated Interest, the Class LD Uncertificated Interest and the Class LE Uncertificated Interest.

         "C-E Component Interest Accrual Amount": With respect to each Distribution Date, an amount equal to interest for the related Interest Accrual Period at the C-E Component Pass-Through Rate, accrued on the C-E Notional Amount outstanding immediately prior to such Distribution Date commencing in the month of the Closing Date.

         "C-E Component Pass-Through Rate": With respect to any Distribution Date, the excess, if any, of (i) the Weighted Average Net Mortgage Rate of all of the Mortgage Loans outstanding as of the first day of the related Interest Accrual Period over (ii) the weighted average of (x) the Class C Pass-Through Rate, (y) the Class D Pass-Through Rate and (z) the Class E Pass-Through Rate, weighted on the basis of the respective Certificate Balances of such Classes immediately prior to such Distribution Date.

         "C-E Notional Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Lower-Tier Principal Amount of the Class LC Uncertificated Interest, (b) the Lower-Tier Principal Amount of the Class LD Uncertificated Interest and (c) the Lower-Tier Principal Amount of the Class LE Uncertificated Interest, in each case as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit losses on such Distribution Date), or the Cut-off Date in the case of the first Distribution Date.

         "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1998-C1, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

         "Certificate Account": The custodial account or accounts created and maintained by the Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in Section 3.04(a) shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates and the Class X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iv)).

         "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.06(a).

         "Certificate Factor": With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to 8 places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Servicer, the Special Servicer, the Depositor or any Affiliate of either shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations as Servicer, Special Servicer or Depositor, as applicable, hereunder; further provided, however, that so long as there is no Event of Default with respect to the Servicer or the Special Servicer, the Servicer and Special Servicer shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; and provided further, however, that such restrictions will not apply to the exercise of the Special Servicer's rights (if applicable) as a member of the Controlling Class. The Trustee shall be entitled to request and rely upon a certificate of the Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

         "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetical (and, if applicable, numerical) Class designation.

         "Class A Certificate": Any Class A-1 or Class A-2 Certificate.

         "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, in the form of Exhibit A-1 hereto.

         "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal the lesser of (a) 6.34% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

         "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-2 hereto.

         "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.44% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

         "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-3 hereto.

         "Class B Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.54% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

         "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-4 hereto.

         "Class C Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.75% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

         "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-5 hereto.

         "Class D Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.75% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

         "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-6 hereto.

         "Class E Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.75% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

         "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-7 hereto.

         "Class F Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.00% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

         "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-8 hereto.

         "Class G Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.00% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

         "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-9 hereto.

         "Class H Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.00% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

         "Class I Certificate": A Certificate designated as "Class I" on the face thereof, in the form of Exhibit A-10 hereto.

         "Class I Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.00% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

         "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-11 hereto.

         "Class J Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.00% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

         "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-12 hereto.

         "Class K Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.00% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

         "Class LA-1 Interest Fraction": With respect to any Distribution Date, a fraction, the numerator of which is the A-1 Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount.

         "Class LA-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

         "Class LA-2 Interest Fraction": With respect to any Distribution Date, a fraction, the numerator of which is the A-2 Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount.

         "Class LA-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

         "Class LB Interest Fraction": With respect to any Distribution Date, a fraction, the numerator of which is the B Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount.

         "Class LB Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

         "Class LC Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the C-E Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LC Uncertificated Interest and the denominator of which is the C-E Notional Amount.

         "Class LC Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

         "Class LD Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the C-E Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LD Uncertificated Interest and the denominator of which is the C-E Notional Amount.

         "Class LD Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

         "Class LE Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the C-E Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LE Uncertificated Interest and the denominator of which is the C-E Notional Amount.

         "Class LE Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

         "Class LF Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the F-K Component Interest

Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LF Uncertificated Interest and the denominator of which is the F-K Notional Amount.

         "Class LF Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

         "Class LG Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the F-K Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LG Uncertificated Interest and the denominator of which is the F-K Notional Amount.

         "Class LG Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

         "Class LH Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the F-K Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LH Uncertificated Interest and the denominator of which is the F-K Notional Amount.

         "Class LH Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

         "Class LI Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the F-K Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LI Uncertificated Interest and the denominator of which is the F-K Notional Amount.

         "Class LI Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Statement hereto.

         "Class LJ Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the F-K Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LJ Uncertificated Interest and the denominator of which is the F-K Notional Amount.

         "Class LJ Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

         "Class LK Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the F-K Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LK Uncertificated Interest and the denominator of which is the F-K Notional Amount.

         "Class LK Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

         "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-14 hereto.

         "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-13 hereto.

         "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Regular Certificates, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

         "Class X Certificate": A Certificate designated as "Class X" on the face thereof, in the form of Exhibit A-12 hereto.

         "Class X Interest Accrual Amount": With respect to any Distribution Date, the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount.

         "Closing Date": June 29, 1998.

         "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

         "Collateral Support Deficit":  As defined in Section 4.04.

         "Collateral Tabulation Report":  As defined in Section 4.02(a).

         "Commission":  The Securities and Exchange Commission.

         "Component": The A-1 Component, the A-2 Component, the B Component, the C-E Component or the F-K Component.

         "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates then outstanding that has a then aggregate Certificate Balance at least equal to the lesser of (a) 1% of the outstanding aggregate principal balance of the Mortgage Loans as of the Closing Date, (b) 50% of the Original Certificate Balance of such Class in the case of the Class A, Class B, Class C, Class D and Class E Certificates and (c) 25% of the Original Certificate Balance in the case of any other Class of Regular Certificates. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received. As of the Closing Date, the Controlling Class will be the Class K Certificates.

         "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

         "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Group - Bear Stearns Commercial Mortgage Securities Inc. Series 1998-C1, telecopy number: (312) 904-2084.

         "Corrected Mortgage Loan": Any Specially Serviced Mortgage Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Mortgage Loan) and (provided that no additional default is foreseeable in the reasonable judgment of the Special Servicer) as to which the Special Servicer has returned servicing of such Mortgage Loan to the Servicer pursuant to
Section 3.21(a).

         "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Servicer and relating to the origination and servicing of any Mortgage Loan.

         "CSSA": The Commercial Real Estate Secondary Market And Securitization Association.

         "CSSA Data Files": With respect to the Mortgage Loans, the files specified in Exhibits I-9, I-10 and I-11, each in `ASCII comma delineated' format, as modified from time to time with the consent of the Servicer and the Trustee, which consent shall not be unreasonably withheld.

         "CSSA Standard Information Package": With respect to the Mortgage Loans, the CSSA Data Files and the CSSA Surveillance Reports, as modified from time to time with the consent of the Servicer and the Trustee, which consent shall not be unreasonably withheld.

         "CSSA Surveillance Reports": With respect to the Mortgage Loans, the files specified in Exhibits I-1 through I-8, each in Microsoft Corporation Excel program format, as modified from time to time with the consent of the Servicer and Trustee, which consent shall not be unreasonably withheld.

         "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Seller or an Affiliate of either of them. The Trustee shall be the initial Custodian.

         "Cut-off Date":  June 1, 1998.

         "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

         "Debt Service Coverage Ratio": With respect to any Mortgage Loan for any twelve month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly

Payments (other than any Balloon Payment) due under such Mortgage Loan during such period; provided, however, that with respect to the Mortgage Loans indicated on Schedule 2, which initially pay interest only, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the amortization schedule length indicated on Schedule 2).

         "Default Interest": With respect to any defaulted Mortgage Loan for any related Due Period, all interest accrued in respect of such Mortgage Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of the related default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan outstanding from time to time during such Due Period.

         "Defaulted Mortgage Loan": A Mortgage Loan that is delinquent at least sixty days in respect of its Monthly Payments or more than thirty days delinquent in respect of its Balloon Payment, if any, such delinquency to be determined in either case without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

         "Defaulting Party":  As defined in Section 7.01(b).

         "Defect":  As defined in Section 2.02(e).

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction, in an amount less than the then outstanding principal balance of the Mortgage Loan, which amount results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificate":  As defined in Section 5.01(a).

         "Denomination":  As defined in Section 5.01(a).

         "Depositor": Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation, or its successor in interest.

         "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Depository Rules":  As defined in Section 5.02(b).

         "Determination Date": With respect to any Distribution Date, the 6th Business Day preceding such Distribution Date.

         "Directing Certificateholder": The Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust Fund or the performance of any construction work on such REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

         "Discount Rate": A rate which, when compounded monthly, is equivalent to the Yield Rate when compounded semi-annually.

         "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms

"United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         "Distributable Certificate Interest": With respect to any Distribution Date, as to any Class of Regular Certificates, the Accrued Certificate Interest in respect of such Class of Regular Certificates for such Distribution Date, reduced (to not less than zero) by an allocation to such Class of Certificates (other than in the case of the Class X Certificates) of any Certificate Deferred Interest for such Distribution Date.

         "Distribution Accounts": Collectively, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account.

         "Distribution Date": The 16th day of any month, or if such 16th day is not a Business Day, the Business Day immediately following, commencing in July, 1998.

         "Distribution Date Statement":  As defined in Section 4.02(a).

         "Due Date": With respect to any Distribution Date and/or any Mortgage Loan (or REO Loan), as the case may be, the 1st day of the month in which such Distribution Date occurs.

         "Due Period": With respect to any Distribution Date and any Mortgage Loan (or REO Loan), the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period is not a Business Day, any payments received with respect to the Mortgage Loans relating to such Due Period on the Business Day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

         "Duff & Phelps" or "DCR": Duff & Phelps Credit Rating Co., together with its successors.

         "EDGAR": The Electronic Data Gathering and Retrieval System of the Commission.

         "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated at least (A) "AA" by DCR (or, if not rated by DCR, similarly rated by one NRSRO in addition to Moody's) and (B) (1) "Aa2" by Moody's if the deposits are to be held in such account for over 180 days, (2) "Aa3" by Moody's if the deposits are to be held in such account for more than 90 days but not more than 180 days, (3) "A1" by Moody's if the deposits are to be held in such account for more than 30 days but not more than 90 days and (4) "A2" by Moody's if the deposits are to be held in such account for 30 days or less, or as has been confirmed in writing by both Rating Agencies that such account would not cause a downgrade of the then current ratings assigned to any of the Certificates that are then currently being rated by them, if the deposits are to be held in such account 30 days or more or the short-term debt obligations of which have a short-term rating of not less than "P-1" by

Moody's and "D-1" by DCR (or, if not rated by DCR, a similar rating by one NRSRO in addition to Moody's) if the deposits are to be held in such account for less than 30 days, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

         "Eligible Investor": Either (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

         "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a non-multifamily property.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Prohibited Holder":  As defined in Section 5.02(d)(i)(A).

         "Escrow Payment": Any payment received by the Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

         "Event of Default": One or more of the events described in Section 7.01(a).

         "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

         "Exchange Act Report": A Current Report on Form 8-K or an Annual Report on Form 10-K respecting the Trust Fund and/or the Certificates, and containing as exhibits the monthly Distribution Date Statement and the CSSA Standard Information Package and in each case under cover of the related form required by the Exchange Act and such other information that is required or specifically provided herein to be filed on behalf of the Trust under the Exchange Act pursuant to Section 4.02.

         "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate, including all interest accrued thereon.

         "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

         "F-K Component": One of the five components comprising the Class X Certificates, representing a "specified portion" (within the meaning of Treasury Regulations Section 1.860G-(1)(a)(2)(i)(C)) of the interest payments on the Class LF Uncertificated Interest, the Class LG Uncertificated Interest, the Class LH Uncertificated Interest, the Class LI Uncertificated Interest, the Class LJ Uncertificated Interest and the Class LK Uncertificated Interest.

         "F-K Component Interest Accrual Amount": With respect to each Distribution Date, an amount equal to interest for the Related Interest Accrual Period at the F-K Component Pass-Through Rate accrued on the F-K Notional Amount outstanding immediately prior to such Distribution Date, commencing in the month of the Closing Date.

         "F-K Component Pass-Through Rate": A rate equal to the excess, if any, of (i) the Weighted Average Net Mortgage Rate with respect to such Distribution Date of the Mortgage Loans of all of the Mortgage Loans outstanding as of the first day of the related Interest Accrual Period over (ii) the weighted average of (u) the Class F Pass-Through Rate, (v) the Class G Pass-Through Rate, (w) the Class H Pass-Through Rate, (x) the Class I Pass-Through Rate, (y) the Class J Pass-Through Rate and (z) the Class K Pass-Through Rate, weighted on the basis of the respective Certificate Balances of such Classes immediately prior to such Distribution Date.

         "F-K Notional Amount": With respect to any Distribution Date, an amount equal to the (i) the Lower-Tier Principal Amount of the Class LF Uncertificated Interest, (ii) the Lower-Tier Principal Amount of the Class LG Uncertificated Interest, (iii) the Lower-Tier Principal Amount of the Class LH Uncertificated Interest, (iv) the Lower-Tier Principal Amount of the Class LI Uncertificated Interest and (vi) the Lower-Tier Principal Amount of the Class LK Uncertificated Interest, in each case as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit on such Distribution Date), or the Cut-off Date in the case of the first Distribution Date.

         "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

         "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

         "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by the Mortgage Loan Seller pursuant to

Section 3.3 of the Mortgage Loan Purchase and Sale Agreement, by the Servicer, the Special Servicer or the Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class pursuant to Section 3.18(b), or by the Servicer, the Special Servicer, the Controlling Class Certificateholders or the Holders of the Class LR Certificates pursuant to Section 9.01) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that, in the Special Servicer's judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

         "Fiscal Agent": ABN AMRO Bank, N.V., a Netherlands banking corporation, and its successors and assigns.

         "FNMA": Federal National Mortgage Association or any successor thereto.

         "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

         "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Servicer, the Special Servicer and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, the Servicer, the Special Servicer or any Affiliate thereof and (iii) is not connected with the Depositor, the Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer, the Special Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Servicer, the Special Servicer or any Affiliate thereof, as the case may be.

         "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust within the meaning of section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer or the Trust Fund, delivered to the

Trustee and the Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulation
Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee and the Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Institutional Accredited Investor":  As defined in Section 5.02(b).

         "Insurance Policy": With respect to any Mortgage Loan, any fire and hazard insurance policy with extended coverage, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

         "Insurance and Condemnation Proceeds": All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor, in either case, in accordance with the Servicing Standards.

         "Interest Accrual Period": With respect to any Class of Regular Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs.

         "Interest Distribution Amount": With respect to any Class of Regular Certificates for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Regular Certificates for such Distribution Date.

         "Interest Reserve Account": The trust account created and maintained by the Servicer pursuant to Section 3.25 on behalf of the Certificateholders, into which the amounts set forth in Section 3.25 shall be deposited directly, and which must be an Eligible Account.

         "Interest Reserve Loans": The Mortgage Loans indicated on Schedule 4.

         "Interested Person": The Depositor, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

         "Investment Account":  As defined in Section 3.06(a).

         "Investment Grade": With respect to any Certificate, ratings no lower than "Baa3" by Moody's and "BBB-" by DCR or equivalent ratings from any two NRSROs.

         "Investment Representation Letter":  As defined in Section 5.02(b).

         "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

         "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Due Period, whether as Monthly Payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Due Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date in a previous Due Period and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller pursuant to Section 3.3 of the Mortgage Loan Purchase and Sale Agreement; (iv) such Mortgage Loan is purchased by the Servicer, the Special Servicer or the Controlling Class Certificateholders pursuant to Section 3.18(b); or (v) such Mortgage Loan is purchased by the Servicer, the Special Servicer, the Controlling Class Certificateholders or the Holders of the Class LR Certificates pursuant to
Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property or (ii) such REO Property is purchased by the Controlling Class Certificateholders, the Servicer, the Special Servicer or the Holders of the Class LR Certificates pursuant to Section 9.01.

         "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives a full or discounted payoff with respect thereto from the related Mortgagor or any Liquidation Proceeds with respect thereto, equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the Liquidation Proceeds (net of the costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Mortgage Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clauses (iii)-(v) of the definition of Liquidation Proceeds.

         "Liquidation Fee Rate":  A rate equal to 1.00%.

         "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) received or paid by the Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Defaulted Mortgage Loan by the Servicer, the Special Servicer or the Controlling Class Certificateholders pursuant to Section 3.18(b) or any other sale thereof pursuant to Section 3.18(c); (iv) the repurchase of a Mortgage Loan by the Mortgage Loan Seller pursuant to Section 3.3 of the Mortgage Loan Purchase and Sale Agreement; or (v) the purchase of a Mortgage Loan or REO Property by the Controlling Class Certificateholders, the Special Servicer or the Holders of the Class LR Certificates pursuant to Section 9.01.

         "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan at the time of determination (assuming no defaults on or Principal Prepayments of the Mortgage Loans), and the denominator of which is the Original Value of the related Mortgaged Property.

         "Lomas Santa Fe Mortgage Loan": The Mortgage Loan designated as Mortgage Loan ID number 9119 on the Mortgage Loan Schedule.

         "Lower-Tier Distribution Account": The segregated account or accounts (or sub-account) created and maintained by the Trustee pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled LaSalle National Bank, as Trustee, in trust for the registered Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Lower-Tier Distribution Account". Any such account or accounts (or sub-account) shall be an Eligible Account.

         "Lower-Tier Distribution Amount":  As defined in Section 4.01(b).

         "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iv)).

         "Lower-Tier REMIC": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Mortgage Loans, any REO Property with respect thereto, such amounts as shall from time to time be held in the Certificate Account, the REO Account, if any, and the Lower-Tier Distribution Account, and all other property included in the Trust Fund that is not in the Upper-Tier REMIC.

         "MAI":  Member of the Appraisal Institute.

         "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note or Mortgage Notes, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder, (ii) any grace period permitted by the related Mortgage Note or Mortgage Notes, or (iii) any modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Servicer or the Special Servicer pursuant to Section 3.20 occurring prior to such date of determination.

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan by reason of default thereunder or any modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Servicer or the Special Servicer pursuant to Section 3.20.

         "Moody's": Moody's Investors Service, Inc., or any successor or successors thereto.

         "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee or leasehold interest in the related Mortgaged Property.

         "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, the Assumed Scheduled Payment due on such Due Date.

         "Mortgage File": With respect to any Mortgage Loan, but subject to
Section 2.01, collectively the following documents:

                  (i) each original Mortgage Note, bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the Mortgage Loan Purchase and Sale Agreement), on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as trustee for the registered Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1998-C1, without recourse, representation or warranty, express or implied";

                  (ii) the original Mortgage (or a certified copy thereof from the applicable recording office) and originals (or certified copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Mortgage Loan Seller, in each case with evidence of recording indicated thereon;

                  (iii) an original assignment of the Mortgage, in recordable form, to LaSalle National Bank, as trustee for the registered Holders of Bear Stearns Commercial Mortgage Securities Inc.
         Commercial Mortgage Pass-Through Certificates, Series 1998-C1";

                  (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Mortgage Loan Seller, in each case with evidence of recording thereon;

                  (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the Mortgage Loan Seller in favor of the Trustee (in such capacity);

                  (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Mortgage Loan Seller, in each case with evidence of recording thereon;

                  (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in recordable form, executed by the Mortgage Loan Seller in favor of the Trustee (in such capacity);

                  (viii) originals or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

                  (ix) the original lender's title insurance policy or a copy thereof effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a written commitment, interim binder or the proforma title insurance policy, dated as of the date on which the related Mortgage Loan was funded;

                  (x) the original or a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan;

                  (xi) all UCC Financing Statements and continuation statements or copies thereof sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon), and to transfer such security interest to the Trustee;

                  (xii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, any Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

                  (xiii) with respect to any Mortgage Loan with Additional Debt that is subordinate to such Mortgage Loan, a subordination agreement, pursuant to which such Additional Debt is subordinated to such Mortgage Loan, and with respect to the Lomas Santa Fe Mortgage Loan, the Pari Passu Intercreditor Agreement, a copy of the note evidencing the Pari Passu Loan and a copy of the Pari Passu LC; and

                  (xiv) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

provided, however, that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

         "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund; it being understood that the Pari Passu Loan is not a Mortgage Loan. As used herein, the term "Mortgage Loan" includes each related Mortgage Note, the related Mortgage and other documents contained in the related Mortgage File and any related agreements.

         "Mortgage Loan Purchase and Sale Agreement": The agreement between the Depositor and the Mortgage Loan Seller, relating to the transfer of all of the Mortgage Loan Seller's right, title and interest in and to the Mortgage Loans.

         "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan:

                  (i) the loan i.d. number (as specified in Annex A to the Prospectus);

                  (ii)  the name of the related Mortgaged Property;

                  (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

                  (iv)   the Mortgage Rate in effect at origination;

                  (v)    the Net Mortgage Rate in effect at the Cut-off Date;

                  (vi)   the original principal balance;

                  (vii)  the Cut-off Date Principal Balance;

                  (viii) the (a) original term to stated maturity, (b) remaining term to stated maturity and (c) Maturity Date;

                  (ix) the Anticipated Repayment Date, and the Revised Rate, if applicable;

                  (x)    the original amortization term;

                  (xi) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

                  (xii)  the Original Value of the related Mortgaged Property;

                  (xiii) the Loan-to-Value Ratio at the Cut-off Date;

                  (xiv) the Underwritten Debt Service Coverage Ratio and each of the financial components of the related Underwritten Debt Service Coverage Ratio;

                  (xv)   the applicable Servicing Fee Rate;

                  (xvi) whether the Mortgage Loan is an Actual/360 Mortgage Loan; and

                  (xvii) whether the Mortgage Loan is a 30/360 Mortgage Loan.

         Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

         "Mortgage Loan Seller": Bear, Stearns Funding, Inc., a Delaware corporation or its successors in interest.

         "Mortgage Note": The original executed note evidencing all or a portion of the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

         "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, exclusive of the Excess Rate; (ii) any Mortgage Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; provided, however, for purposes of the preceding clause (i) and (ii) that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Class X Pass-Through Rate and the limit on the Pass-Through Rate of each other Class of Regular Certificates contained in the proviso to the definition of the Pass-Through Rate for each Class Regular Certificates (other than the Class X Certificates), the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; further provided, that with respect to each Interest Reserve Loan, the Mortgage Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year, and (B) preceding the Due Date in March, will be the per annum rate stated in the related Mortgage Note or Mortgage Notes and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

         "Mortgaged Property": The real property subject to the lien of a Mortgage.

         "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

         "Net Investment Earnings": With respect to either the Certificate Account, the Distribution Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with
Section 3.06.

         "Net Investment Loss": With respect to either the Certificate Account, the Distribution Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

         "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the Servicing Fee Rate.

         "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

         "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

         "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

         "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the judgment of the Servicer, the Trustee or the Fiscal Agent, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan. The determination by the Servicer, the Trustee or the Fiscal Agent, as applicable, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee and the Depositor, in the case of the Servicer or the Fiscal Agent, and to the Depositor, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Trustee or Fiscal Agent, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer or the Trustee or Fiscal Agent, as applicable, as a Servicing Advance). The Trustee shall be entitled to conclusively rely on the Servicer's determination that a P&I Advance is nonrecoverable and the Fiscal Agent shall be entitled to conclusively rely on the Servicer's and/or Trustee's determination that a P&I Advance is nonrecoverable.

         "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the judgment of the Servicer, the Trustee or the Fiscal Agent, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. The determination by the Servicer, the Trustee or the Fiscal Agent, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Depositor and the Fiscal Agent, in the case of the Servicer, and to the Depositor and the Fiscal Agent, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer or the Trustee or Fiscal Agent, as applicable, as a Servicing Advance). The Trustee will be entitled to conclusively rely on the Servicer's determination that a Servicing Advance is nonrecoverable and the Fiscal Agent shall be entitled to conclusively rely on the Servicer's and/or the Trustee's determination that a Servicing Advance is nonrecoverable.

         "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X, Class F, Class G, Class H, Class I, Class J, Class K, Class R or Class LR Certificate.

         "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form 4224 or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

         "Notional Amount": The A-1 Component Notional Amount, the A-2 Component Notional Amount, the B Component Notional Amount, the C-E Component Notional Amount or the F-K Notional Amount, as the case may be.

         "NRSRO":  A nationally recognized statistical rating organization.

         "Offered Certificates": The Class A, Class B, Class C, Class D and Class E Certificates.

         "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, or (c) the resignation of the Servicer, the Special Servicer or the Depositor pursuant to Section 6.04, must be an opinion of counsel who is in fact Independent of the Depositor, the Servicer or the Special Servicer, as applicable.

         "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class X Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

         "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

         "Original Notional Amount": With respect to the A-1 Component, the A-2 Component, the B Component, the C-E Component or the F-K Component, the respective initial aggregate Notional Amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

         "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Mortgage Loan.

         "OTS":  The Office of Thrift Supervision or any successor thereto.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "P&I Advance": As to any Mortgage Loan or REO Loan or the Pari Passu Loan, any advance made by the Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to Section 4.03 or Section 7.05.

         "P&I Advance Determination Date": With respect to any Distribution Date, the Second Business Day prior to such Distribution Date.

         "Pari Passu Intercreditor Agreement": That certain intercreditor agreement, dated June 29, 1998 by and between the Mortgage Loan Seller and the initial holder of the Pari Passu Loan relating to the relative rights of the holder of the Pari Passu Loan and the holder of the Lomas Santa Fe Mortgage Loan.

         "Pari Passu LC": A $2,500,000 letter of credit issued by Bank of America that may be drawn and applied to the repayment of the Pari Passu Loan if the conditions to mandatory prepayment of the Pari Passu Loan contained in the Pari Passu Loan documentation are satisfied.

         "Pari Passu Loan": A mortgage loan in the principal amount of $2,500,000, which is secured by the Pari Passu Mortgage on a pari passu basis with the Lomas Santa Fe Mortgage Loan pursuant to the terms of the Pari Passu Intercreditor Agreement.

         "Pari Passu Mortgage": The Mortgage securing the Lomas Santa Fe Mortgage Loan and the Pari Passu Loan.

         "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class I Pass-Through Rate, the Class

J Pass-Through Rate, the Class K Pass-Through Rate, the A-1 Component Pass-Through Rate, the A-2 Component Pass-Through Rate, the B Component Pass-Through Rate, the C-E Component Pass-Through Rate and the F-K Component Pass-Through Rate.

         "Paying Agent":  The paying agent appointed pursuant to Section 5.06.

         "Penalty Charges": With respect to any Mortgage Loan (or successor REO
Loan), any amounts actually collected thereon from the Mortgagor that represent late payment charges or Default Interest, other than a Yield Maintenance Charge or Excess Interest.

         "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the Original Certificate Balance or initial Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Residual Certificate, the Percentage Interest is set forth on the face thereof.

         "Permitted Investments": Any one or more of the following obligations or securities, regardless of whether issued by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one year or less after the date of issuance; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as evidenced in writing;

                  (ii) time deposits, unsecured certificates of deposit, or bankers' acceptances that mature in 1 year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least "P-1" by Moody's and "D-1+" by DCR (or, if not rated by DCR, similarly rated by one NRSRO in addition to Moody's) or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as evidenced in writing;

                  (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of 1 year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                  (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one year or less from the date of issuance, which debt obligations are rated at least "AAA" by DCR (or, if not rated by DCR, similarly rated by one NRSRO in addition to Moody's) and either (A) are rated "P-1" by Moody's or (B) have the following long-term ratings from Moody's (1) "Aaa" if such obligations mature in more than 180 days from the date of issuance, (2) "Aa3" if such obligations mature in more than 90 days but less than 180 days from the date of issuance, (3) "Aa2" if such obligations mature in 90 days from the date of issuance and (4) "A2" if such obligations mature in 30 days or less from the date of issuance, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as specified in writing by each of the Rating Agencies; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in 1 year or less after the date of issuance thereof and which is rated at least "P-1" by Moody's and "D-1+" by DCR (or, if not rated by DCR, similarly rated by one NRSRO in addition to Moody's);

                  (vi) money market funds, rated "Aaa" by Moody's and rated "AAA" by DCR (or, if not rated by DCR, similarly rated by one NRSRO in addition to Moody's); and

                  (vii) any other demand, money market or time deposit, obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price;provided, further, that no amount beneficially owned by either the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments

(other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code or result in the imposition of a tax on such Upper-Tier REMIC or Lower-Tier REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

         "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Placement Agent":  Bear, Stearns & Co. Inc.

         "Plan":  As defined in Section 5.02(c).

         "Prepayment Assumption": A "constant prepayment rate" of 0% used for determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, assuming that each Mortgage Loan with an Anticipated Repayment Date prepays on such date.

         "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Scheduled Principal Distribution Amount for such Distribution Date, (b) the Unscheduled Principal Distribution Amount for such Distribution Date and (c) the Principal Shortfall for such Distribution Date.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         "Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeded (b) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Principal Shortfall for the initial Distribution Date will be zero.

         "Prospectus": The Prospectus dated May 26, 1998, as supplemented by the Prospectus Supplement dated June 10, 1998 relating to the offering of the Offered Certificates.

         "Purchase Price": With respect to any Mortgage Loan to be purchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement, by the Servicer, the Special Servicer or the Controlling Class Certificateholders pursuant to Section 3.18(b), or by the Servicer, the Special Servicer, the Controlling Class Certificateholders or the Holders of the

Class LR Certificates pursuant to Section 9.01 or to be otherwise sold pursuant to Section 3.18(c), a price equal to:

                  (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase; plus

                  (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase; plus

                  (iii) all related unreimbursed Servicing Advances and accrued and unpaid interest on related Advances at the Reimbursement Rate (except where the Servicer is the purchaser), and unpaid Special Servicing Fees allocable to such Mortgage Loan; plus

                  (iv) if such Mortgage Loan is being purchased by the Mortgage Loan Seller pursuant to Section 3.3 of the Mortgage Loan Purchase and Sale Agreement, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

         "Qualified Institutional Buyer":  As defined in Section 5.02(b).

         "Qualified Insurer": (i) With respect to any Mortgage Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with a minimum insurance financial strength rating of at least "Baa2" by Moody's and a minimum claims paying ability rating of at least "A" by DCR, or, if not rated by either, as has been confirmed in writing by each would not cause a downgrade of the then current ratings assigned to any of the Certificates that are then currently being rated by them and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to
Section 3.07(c), an insurance company that has (A) an insurance financial strength rating by Moody's that is no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "Baa2", and that has a claims paying ability rating of at least "A" by DCR (or, if not rated by DCR, similarly rated by one NRSRO in addition to Moody's), or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

         "Rated Final Distribution Date": As to each Class of Certificates, June 16, 2030, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term (other than the interest only Mortgage Loans).

         "Rating Agency": Each of Moody's and DCR or their respective successors in interest. If neither such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such other NRSRO or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Servicer and the Special Servicer, and specific ratings of Moody's and DCR herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

         "Registrar Office":  As defined in Section 5.02(a).

         "Regular Certificate": Any of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class X Certificates.

         "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the "Prime Rate" published in the "Money Rates" section of the New York edition of "The Wall Street Journal" (or, if such section or publication is no longer available, such other comparable publication as determined by the Trustee in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

         "Related Certificates" and "Related Uncertificated Lower-Tier Interest": For the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates set forth below and for the following Classes of Certificates, the related Class of Uncertificated Lower-Tier Interests set forth below:
                                              Related Uncertificated
       Related Certificate                    Lower-Tier Interest
       -------------------                    ----------------------
       Class A-1 Certificate                  Class LA-1 Uncertificated Interest
       Class A-2 Certificate                  Class LA-2 Uncertificated Interest
       Class B Certificate                    Class LB Uncertificated Interest
       Class C Certificate                    Class LC Uncertificated Interest
       Class D Certificate                    Class LD Uncertificated Interest
       Class E Certificate                    Class LE Uncertificated Interest
       Class F Certificate                    Class LF Uncertificated Interest
       Class G Certificate                    Class LG Uncertificated Interest
       Class H Certificate                    Class LH Uncertificated Interest
       Class I Certificate                    Class LI Uncertificated Interest
       Class J Certificate                    Class LJ Uncertificated Interest
       Class K Certificate                    Class LK Uncertificated Interest

         "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury Regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": A segregated custodial account or accounts (or subaccounts) created and maintained by the Special Servicer pursuant to Section
3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "AMRESCO Management, Inc., as Special Servicer, in trust for registered Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1998-C1, REO Account." Any such account or accounts shall be an Eligible Account.

         "REO Acquisition": The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

         "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

         "REO Extension":  As defined in Section 3.16(a).

         "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund, as providing for Assumed Scheduled Payments on each Due Date therefor, and otherwise as having the same terms and conditions as its predecessor Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as applicable, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Servicer, the Fiscal Agent or the Trustee in respect of such

Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of an REO Loan. Collections in respect of each REO Loan (exclusive of amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the Servicing Standards, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges and Penalty Charges and (ii) Excess Interest and other amounts, in that order.

         "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one-month period immediately preceding such Due Date.

         "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

         "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

         "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit F attached hereto.

         "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

         "Responsible Officer": When used with respect to the initial Trustee or Fiscal Agent, any vice president, assistant vice president, corporate trust officer or assistant corporate trust officer in the Asset-Backed Securities Trust Services Group of LaSalle National Bank or ABN AMRO Bank N.V., as the case may be, and with respect to any successor Trustee or Fiscal Agent, any officer in the corporate trust department of the Trustee or Fiscal Agent, as the case may be, or any other officer of the Trustee or Fiscal Agent customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee or Fiscal Agent because of such officer's knowledge of and familiarity with the particular subject.

         "Review Fee": With respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan) with respect to which the Special Servicer consents (or is deemed to consent) to an assumption, a fee payable to the Special Servicer (from amounts received from the related Mortgagor) pursuant to
Section 3.11(b) in an amount equal to $2,500.

         "Revised Rate": With respect to the Mortgage Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

         "Scheduled Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments) due in respect of the Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to
Section 4.03 in respect of a preceding Distribution Date, prior to the related Due Period, and all Assumed Scheduled Payments for the related Due Period, in each case to the extent either (i) paid by the Mortgagor as of the Business Day preceding the related Servicer Remittance Date (and not previously distributed to Certificateholders) or (ii) advanced by the Servicer. the Trustee or the Fiscal Agent, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments to the extent received during the related Due Period, and to the extent not included in clause (a) above.

         "Securities Act":  The Securities Act of 1933, as amended.

         "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

         "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Certificate Balance of the Class A-1 Certificates and the Class A-2 Certificates, without giving effect to any distributions in respect of principal on such Distribution Date, exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following such Distribution Date and (b) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distribution of interest has been made on the Class A Certificates on such Distribution Date.

         "Servicer": Banc One Mortgage Capital Markets, LLC, a Delaware limited liability company, and its successor in interest and assigns, or any successor Servicer appointed as herein provided.

         "Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer, the Trustee or the Fiscal Agent, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an

REO Property, including, but not limited to, the cost of (i) compliance with the Servicer's obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) - (iv) of the definition of "Liquidation Proceeds,"
(iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, and (v) the operation, leasing, management, maintenance and liquidation of any REO Property.

         "Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Servicer pursuant to the first paragraph of Section 3.11(a).

         "Servicing Fee Rate": With respect to any Distribution Date and each Mortgage Loan other than the Mortgage Loans designated as Mortgage Loan ID numbers 4950, 6041, 6042, 6284, 8497, 8666, 8749, 8785, 8874, 9002, 9173, 9204,
9329, 9330, 9331, 9332 and 9333 on the Mortgage Loan Schedule, a rate equal to 0.055% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date (in each case, after giving effect to the distribution of principal of such Mortgage Loan on such Distribution Date), and with respect to any Distribution Date and (i) the Mortgage Loans designated as Mortgage Loan ID numbers 4950, 6041, 6042, 6284, 8497, 8666, 8749, 8785, 8874, 9002, 9173, 9204, 9329, 9330,
9331, 9332 and 9333 on the Mortgage Loan Schedule and (ii) the Pari Passu Loan, a rate equal to 0.08% per annum computed on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date (in each case, after giving effect to the distribution of principal of such Mortgage Loan on such Distribution Date).

         "Servicing Officer": Any officer and/or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer and the Special Servicer to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time thereafter.

         "Servicing Standards":  As defined in Section 3.01(a).

         "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the following events:

                  (i) a payment default shall have occurred on such Mortgage Loan at its original maturity date, or if the maturity date of such Mortgage Loan has been extended, a payment default occurs on such Mortgage Loan at its extended maturity date; or

                  (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

                  (iii) the date upon which the Servicer determines that a payment default has occurred or is imminent or is reasonably likely to occur and is not likely to be cured by the related Mortgagor within 60 days; or

                  (iv) the date upon which a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs being entered against the related Mortgagor; provided, however, that if such decree or order is discharged or stayed within 60 days of being entered, such Mortgage Loan shall not be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

                  (v) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (vi) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vii) a default of which the Servicer has notice (other than a failure by such Mortgagor to pay principal or interest) and which in the opinion of the Servicer materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified, 60 days); or

                  (viii) the Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property.

         "Similar Law":  As defined in Section 5.02 (c).

         "Special Servicer": AMRESCO Management, Inc., a Texas corporation, or any successor special servicer appointed as herein provided.

         "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

         "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan and the Pari Passu Loan, 0.25% per annum computed on the basis of the

Stated Principal Balance of the related Mortgage Loan and on the basis of a 360-day year with twelve 30-day months.

         "Specially Serviced Mortgage Loan":  As defined in Section 3.01(a).

         "Startup Day":  The day designated as such in Section 10.10(b).

         "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Due Period minus (z) the sum of:

                  (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed to Certificateholders on or before such date of determination;

                  (ii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

                  (iii) the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination; and

                  (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date.

         With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

                  (i) the principal portion of any P&I Advance made with respect to the predecessor Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination; and

                  (ii) the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

         A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance greater than zero until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders, following which Distribution Date, the Stated Principal Balance of such Mortgage Loan will be zero.

         "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J or Class K Certificate.

         "Sub-Servicer": Any Person with which the Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

         "Sub-Servicing Agreement": The written contract between the Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

         "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "30/360 Mortgage Loans": The Mortgage Loans indicated as such on the Mortgage Loan Schedule.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

         "Transfer Affidavit": As defined in Section 5.02(d).

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

         "Transferor Letter": As defined in Section 5.02(d).

         "Trust": The trust created hereby and to be administered hereunder.

         "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Cut-off Date (other than payments of principal and interest due and payable on such Mortgage Loans on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, any Servicing Accounts, and, if established, the REO Account; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Mortgage Loans and (v) the rights of the Depositor under Sections 2, 3.2, 3.3, 3.6 and 5 of the Mortgage Loan Purchase and Sale Agreement.

         "Trustee": LaSalle National Bank, a national bank chartered under the laws of the United States of America, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

         "Trustee Exception Report":  As defined in Section 2.02(e).

         "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, the fee to be paid to the Trustee pursuant to Section 8.05 as compensation for the Trustee's activities under this Agreement. The Trustee Fee shall be paid by the Servicer on each Distribution Date.

         "UCC": The Uniform Commercial Code, as enacted in each applicable state.

         "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

         "Uncertificated Lower-Tier Interests": Any of the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LI, Class LJ and Class LK Uncertificated Interests.

         "Underwritten Debt Service Coverage Ratio": With respect to any Mortgage Loan, the ratio of (i) Underwritten Net Cash Flow with respect to the related Mortgaged Property to (ii) the aggregate amount of the Monthly Payments due for the 12-month period immediately following the Cut-off Date, except with respect to those Mortgage Loans identified on Schedule 2 where Monthly Payments initially pay interest only, but for purposes of this definition only, shall be assumed to include interest and principal (based upon the amortization schedule length indicated on Schedule 2).

         "Underwritten Net Cash Flow": With respect to any Mortgage Loan, the estimated annual revenue derived from the use and operation of such Mortgaged Property, less estimated annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), fixed expenses (such as insurance and real estate taxes) and any applicable reserves.

         "Underwriter":  Bear, Stearns & Co. Inc.

         "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

         "Unscheduled Principal Distribution Amount": With respect to any Distribution Date, the aggregate of:

                  (a) all Principal Prepayments received on the Mortgage Loans during the related Due Period; and

                  (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, REO Revenues received with respect to the Mortgage Loans and any REO Loans during the related Due Period, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

         "Upper-Tier Distribution Account": The segregated account or accounts (or sub-account) created and maintained by the Trustee pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled LaSalle National Bank, as Trustee, in trust for the registered Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Upper-Tier Distribution Account". Any such account or accounts (or subaccount) shall be an Eligible Account.

         "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

         "U.S. Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. Persons).

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates, and (ii) in the case of any other Class of Regular Certificates a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates, each determined as of the Distribution Date immediately preceding such time. Neither the Class R Certificates nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions related to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

         "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans as of the first day of the related Interest Accrual Period, weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date), or, in the case of the first Distribution Date, the Cut-off Date.

         "Withheld Amounts":  As defined in Section 3.25(a).

         "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan.

         "Workout Fee Rate": A fee of 1.00% of each collection of interest and principal, including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

         "Yield Maintenance Charge": With respect to any Mortgage Loan, the yield maintenance charge set forth in the related Mortgage Loan documents.

         "Yield Rate": With respect to any Mortgage Loan, the yield rate set forth in the related Mortgage Loan documents and applied to determine the amount of any Yield Maintenance Charge with respect to such Mortgage Loan.


         SECTION 1.02.      Certain Calculations.

         Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

                  (i) All calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  (ii) All Servicing Fees and Special Servicing Fees shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  (iii) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer, the Special Servicer or the Trustee;

         provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standards consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

                  (iv) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to Section 4.04 and (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to Section 4.06(b).

                               [End of Article I]

                                   ARTICLE II.

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.01.     Conveyance of Mortgage Loans.

         (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, transfer and convey to the Trustee, without recourse, in trust for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 3.2, 3.3, 3.6, 5.3 and 5.4 of the Mortgage Loan Purchase and Sale Agreement and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 2, 3.2, 3.3, 3.6, 5.3 and 5.4 of the Mortgage Loan Purchase and Sale Agreement, it is intended that the Trustee get the benefit of Section 5 thereof in connection with any exercise of rights thereunder, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Section 5 thereof in connection with such exercise of rights.

                  In connection with the transfer and assignment of the Lomas Santa Fe Mortgage Loan to the Trustee, the Depositor does hereby deliver to the Trustee, with a copy to the Servicer and the Special Servicer, a copy of the Pari Passu Intercreditor Agreement, and assigns to the Trustee its rights as holder of the Lomas Santa Fe Mortgage Loan under the Pari Passu Intercreditor Agreement.

         (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any original Mortgage Note, the Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the Mortgage Loan Purchase and Sale Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office, in the case of the documents and/or instruments referred to in clause (ii) of the definition of "Mortgage File," to be a true and complete copy of the original thereof submitted for recording), with evidence of recording thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of recording thereon, if applicable, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the Mortgage Loan Purchase and Sale Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified in the case of the documents and/or instruments referred to in clause
(ii) of the definition of "Mortgage File" by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the Mortgage Loan Purchase and Sale Agreement and this Section 2.01(b). With respect to any Mortgage Loan and notwithstanding the foregoing or the definition of "Mortgage File," the Mortgage Loan Seller may deliver a UCC-3 on or before the Closing Date that does not contain the filing information for the related UCC-1 and/or UCC-2 if such UCC-1 and/or UCC-2 has not been returned to the Mortgage Loan Seller by the applicable filing office, and the Mortgage Loan Seller may deliver an assignment referred to in clauses (iii), (v) or (vii) of the definition of "Mortgage File" that does not contain the recording information for the related Mortgage, Assignment of Leases or Security Agreement, as applicable, if such Mortgage, Assignment of Leases or Security Agreement has not been returned to the Mortgage Loan Seller by the applicable recording office. The Trustee shall obtain such filing or recording information from the Mortgage Loan Seller for such Mortgage Loans and cause such filing or recording information to be inserted into the applicable document.

         (c) Except under the circumstances provided for in the last sentence of this subsection (c), the Mortgage Loan Seller shall as to each Mortgage Loan, promptly (and in any event within 30 days of the later of the Closing Date and the Trustee's actual receipt of the related documents) cause to be, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iii), (v) and (vii) of the definition of "Mortgage File" and each UCC-3 to the

Trustee referred to in clause (xi) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing. Subject to Section 2.01(b), if any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. The Depositor shall execute, or cause the Mortgage Loan Seller to execute, any replacement document or instrument being filed in substitution for any such lost or returned unrecorded or unfiled document or instrument and assist the Trustee or a Custodian or its agent in recording or filing such documents or instruments. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii), (v) or (vii) of the definition of "Mortgage File," or to file any UCC-3 to the Trustee referred to in clause (xi) of the definition of "Mortgage File," in those jurisdictions where, in the written opinion of local counsel (which opinion shall not be an expense of the Trust Fund) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the Mortgage Loan Seller, the Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

         (d) All documents and records in the Depositor's or the Mortgage Loan Seller's possession relating to the Mortgage Loans (including financial statements, operating statements and any other information provided by the respective Mortgagor from time to time) that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Servicer on or before the Closing Date (subject to Section 2.01(b) and shall be held by the Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

         (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Servicer, on or before the Closing Date, a fully executed original counterpart of the Mortgage Loan Purchase and Sale Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

         (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, the Mortgage Loan Seller shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the Mortgage Loan Seller or any other name to be transferred to the Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

         SECTION 2.02.     Acceptance by Trustee.

         (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf (but subject to (i) the provisions of Section 2.01, (ii) the further review provided for in this
Section 2.02 and (iii) any exceptions noted on the Trustee Exception Report) of the applicable documents specified in the definition of "Mortgage File" with respect to each Mortgage Loan (including without limitation each related Mortgage Note), of a fully executed original counterpart of the Mortgage Loan Purchase and Sale Agreement and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

         (b) Within 60 days of the Closing Date, the Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the Mortgage Files; and, promptly following such review (but in no event later than 90 days after the Closing Date), the Trustee shall certify in writing to each of the Rating Agencies, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder (provided it shall have identified itself, and furnished to the Trustee a notice address for the delivery of such certification) and the Mortgage Loan Seller that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in the definition of "Mortgage File," as applicable, are in its possession, (ii) all documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the Mortgage Files have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (i), (ii), (iii), (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

         (c) The Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall certify in writing to each of the Rating Agencies, the Depositor, the Servicer, the Special Servicer and the Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in the definition of "Mortgage File," as applicable, are in its possession, (ii) all Mortgage Loan documents received by it or any Custodian have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan and (iii) based on the examinations referred to in subsection (b) above and this subsection (c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (i), (ii), (iii), (iv), (vi) and (viii)(c) of the definition of "Mortgage Loan Schedule" is correct.

         (d) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (iv) - (viii), (x) and (xiv) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Seller or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face.

         (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds any document or documents constituting a part of the Mortgage File not to have been properly executed or, subject to Section 2.01(b), not to have been delivered, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or to be defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Servicer, the Special Servicer and the Mortgage Loan Seller (and in no event later than 90 days after the Closing Date and every 90 days thereafter until January 1, 2000, and annually thereafter), by providing a written report ( the "Trustee Exception Report") setting forth with particularity for each affected Mortgage Loan the nature of such Defect.

         SECTION 2.03. Representations, Warranties and Covenants of the Depositor; Mortgage Loan Seller's Repurchase of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.

         (a) The Depositor hereby represents and warrants that:

                  (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

                  (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

                  (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

                  (v) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction except for any such approvals that have been received and copies of which have been provided to the Trustee and the Underwriter;

                  (vi) The Depositor is the lawful owner of the Mortgage Loans with the full right and authority to sell, assign and transfer the Mortgage Loans to the Trust; and

                  (vii) The Depositor is transferring the Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges and security interests.

         The representations and warranties of the Depositor set forth in this
Section 2.03(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto (it being understood that any such breach shall not be a Breach).

         (b) If any Certificateholder, the Servicer, the Special Servicer or the Trustee discovers or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty set forth in, or required to be made with respect to a Mortgage Loan by the Mortgage Loan Seller pursuant to, the Mortgage Loan Purchase and Sale Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, such Certificateholder, the Servicer, the Special Servicer or the Trustee, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the Servicer, the Special Servicer, each Rating Agency, the Mortgage Loan Seller and shall request that the Mortgage Loan Seller, not later than the earlier of 90 days from the Mortgage Loan Seller's receipt of such notice or the Mortgage Loan Seller's discovery of such Breach, cure such Defect or Breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan at the applicable Purchase Price or in conformity with the Mortgage Loan Purchase and Sale Agreement. Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the


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meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interest of Certificateholders therein. If a Defect or Breach has not been cured (or the related Mortgage Loan has not been repurchased) within the 90 day period specified above, the Servicer, the Special Servicer or the Trustee, as applicable, shall notify the Directing Certificateholder as to such Defect or Breach promptly following the expiration of such period.

If the affected Mortgage Loan is to be repurchased, the Trustee shall designate the Certificate Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.

         (c) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Servicer and the Special Servicer shall each tender to the Mortgage Loan Seller, upon delivery to each of the Trustee, the Servicer and the Special Servicer of a trust receipt executed by the Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the Mortgage Loan Seller in the same manner as provided in Section 3.3 of the Mortgage Loan Purchase and Sale Agreement.

         (d) Section 3.3 of the Mortgage Loan Purchase and Sale Agreement provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to Section 3.2 of such Mortgage Loan Purchase and Sale Agreement.

         (e) The Trustee and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders, enforce the obligations of the Mortgage Loan Seller under Section 3.3 of the Mortgage Loan Purchase and Sale Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Trustee or the Special Servicer, as the case may be, would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). The Trustee and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii), out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii), out of general collections on the Mortgage Loans on deposit in the Certificate Account.

         SECTION 2.04.     Execution of Certificates.

         The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and, subject to Sections 2.01 and 2.02, the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of the Mortgage Loan Purchase and Sale Agreement, together with the assignment to it of all other assets included in the Trust Fund.



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

Concurrently with such assignment and delivery and in exchange therefor, the Trustee acknowledges the issuance of the Uncertificated Lower-Tier Interests to the Depositor and the authentication and delivery of the Class LR Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans, receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that it has executed and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

                              [End of Article II]




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



                                  ARTICLE III.

                               ADMINISTRATION AND
                          SERVICING OF THE TRUST FUND

         SECTION 3.01. Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

         (a) Each of the Servicer and the Special Servicer shall diligently service and administer the Mortgage Loans which it is obligated to service pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment) in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers commercial, multifamily and mobile home community mortgage loans owned by the Servicer or Special Servicer, as the case may be, if applicable, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement, the respective Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and with a view to the maximization of timely recovery of principal of and interest on a present value basis on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, as determined by the Servicer or Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (i) any relationship that the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor or any other party to this Agreement; (ii) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (iii) the Servicer's obligation to make Advances; and (iv) the Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services hereunder or with respect to any particular transaction (the foregoing, collectively referred to as the "Servicing Standards"). Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Mortgage Loans") and (ii) any REO Properties; provided, however, that the Servicer shall continue to make all calculations, and prepare, or cause to be prepared, all reports to the Certificateholders required hereunder with respect to the Specially Serviced Mortgage Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of



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


the Special Servicer to provide sufficient information to the Servicer to comply with such duties. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to
Section 3.21, the Servicer shall be obligated to service and administer all Mortgage Loans which are not Specially Serviced Mortgage Loans; provided, however, that the Special Servicer shall make the inspections, use its reasonable best efforts to collect the statements and shall prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with Section 3.12.

         (b) Subject only to the Servicing Standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Mortgage Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Servicer or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Servicer or the Special Servicer.

         (c) The relationship of the Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         SECTION 3.02.    Collection of Mortgage Loan Payments.

         (a) Each of the Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standards). Notwithstanding anything to the contrary contained in this Agreement, the Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Loan Documents. Consistent with the foregoing, the Servicer or the Special Servicer each may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder.



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


         (b) All amounts collected on any Mortgage Loan in the form of payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note or Mortgage Notes and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of each related Mortgage Note and the related Mortgage and, in the absence of such express provisions, shall be applied (after reimbursement to the Servicer, the Trustee and/or the Fiscal Agent for any related Servicing Advances and interest thereon as provided herein): first, as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance and third, in accordance with the Servicing Standards, as a recovery of any other amounts due and owing on such Mortgage Loan, including, without limitation, Yield Maintenance Charges, Penalty Charges and Excess Interest. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

         (c) To the extent consistent with the terms of the Mortgage Loans and applicable law, the Servicer shall apply all Insurance and Condemnation Proceeds it receives on a day other than the first day of a month to amounts due and owing under the related Mortgage Loan as if such Insurance and Condemnation Proceeds were received on the first day of the calendar month immediately succeeding the month in which such Insurance and Condemnation Proceeds were received.

         (d) Notwithstanding anything herein to the contrary, the Servicer and the Special Servicer, as applicable, shall service the Pari Passu Loan in accordance with this Agreement as if it were a Mortgage Loan, and in connection therewith, the Servicer and the Special Servicer, as applicable, shall without limitation (i) receive all payments made with respect to the Pari Passu Loan and deposit such payments into the Certificate Account in accordance with
Section 3.04 of this Agreement or the REO Account in accordance with Section
3.06 of this Agreement, (ii) subject to the first two provisos to this subsection (d), withdraw from the Certificate Account (no later than 10 days after the date of deposit therein pursuant to clause (i) above) and pay to the holder of the Pari Passu Loan, in accordance with the Pari Passu Loan and the Pari Passu Intercreditor Agreement, such amounts as are deposited therein pursuant to clause (i) above, (iii) determine, on behalf of the Trustee as holder of the Lomas Santa Fe Mortgage Loan, whether the conditions relating to a mandatory prepayment of the Pari Passu Loan have been satisfied, (iv) exercise, on behalf of the holder of the Pari Passu Loan, all remedial rights with respect to the Pari Passu Loan in accordance with the Pari Passu Intercreditor Agreement, the Pari Passu Mortgage and all other documentation with respect to the Pari Passu Loan (including drawing on the Pari Passu LC in accordance with its terms) and otherwise in substantially the same way that it would exercise such rights with respect to the Lomas Santa Fe Mortgage Loan pursuant to the terms of this Agreement, (v) subject to the proviso to this subsection (d), make P&I Advances with respect to the Pari Passu Loan in the same manner and on the same terms as are provided for in Section 4.03 of this Agreement with respect to the Mortgage Loans, (vi) deliver reports and other information with respect to the Pari Passu Loan that is substantially similar to the information and reports that are required to be delivered with respect to the Mortgage Loans pursuant to Section 4.02 of this Agreement and (vii) take such other actions with respect thereto


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


as shall be required in accordance with the Servicing Standards, this Agreement, the Pari Passu Intercreditor Agreement and the Pari Passu Mortgage; provided, however, that any withdrawals from the Certificate Account pursuant to clause (ii) above shall be net of any amounts that are payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the Pari Passu Loan pursuant to this Agreement (including without limitation any Servicing Fees, Special Servicing Fees or other compensation payable to the Servicer or the Special Servicer in respect of the Pari Passu Loan and reimbursement of any P&I Advances made with respect to the Pari Passu Loan pursuant to clause (v) above) and other amounts payable in respect of the Pari Passu Loan; provided further that any withdrawals pursuant to clause (ii) above shall be made only from amounts received with respect to the Pari Passu Loan, and no amounts received with respect to any Mortgage Loans (including the Lomas Santa Fe Mortgage Loan) shall under any circumstance be paid to the holder of the Pari Passu Loan; provided further, that the Servicer and Special Servicer shall be entitled to (i) reimbursement of Advances made with respect to the Pari Passu Loan, (ii) reimbursement of other expenses (including without limitation indemnity payments) with respect to the Pari Passu Loan and (iii) the Servicing Fee and the Special Servicing Fee, as applicable, and any other compensation payable to the Servicer and Special Servicer with respect to the Pari Passu Loan, in each case only from amounts received with respect to the Pari Passu Loan.

         SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

         (a) The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan documents. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable), repair, remediation, capital improvements, and comparable items; (ii) reimburse the Servicer, the Trustee or the Fiscal Agent for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan and as described below or, if not so required, to the Servicer;
(v) withdraw amounts deposited in error or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01. As part of its servicing duties, the Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan.

         (b) The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof by the Servicer as Servicing Advances if such amounts would not constitute Nonrecoverable Advances and otherwise from the REO Account prior to the applicable penalty or termination date, employing for such purpose Escrow Payments (which shall be so applied by the Servicer at the written direction of the Special Servicer in the case of REO Loans and Specially Serviced Mortgage Loans) as allowed under the terms of the related Mortgage Loan. The Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the Servicing Standards; provided, however, that in the case of a Specially Serviced Mortgage Loan, the Servicer shall obtain the written direction from the Special Servicer prior to changing the amount of escrow required or making any payments out of the related reserve account. To the extent that a Mortgage Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall require that payments in respect of such items be made by the Mortgagor at the time they first become due.

         (c) In accordance with the Servicing Standards and for all Mortgage Loans, the Servicer shall advance with respect to each related Mortgaged Property (including any REO Property) all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent related Escrow Payments collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; provided, however, that the particular Servicing Advance would not, if made, constitute a Nonrecoverable Servicing Advance; provided, further, that with respect to the payment of taxes and assessments, the Servicer shall not be required to make such Servicing Advance until the earlier of five Business Days after the Servicer has received confirmation that such item has not been paid or the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Servicer, the Trustee and the Fiscal Agent not less than five Business Days' written (facsimile) notice before the date on which the Servicer is requested to make any Servicing Advance with respect to a given Specially Serviced Mortgage Loan or REO Property; provided, however, that only two Business Days' written (facsimile) notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, at the time of such notice, the Special Servicer shall provide the Servicer, the Trustee and the Fiscal Agent with such information in its possession as the Servicer, the Trustee or the Fiscal Agent, as applicable, may reasonably request to enable the Servicer, the Trustee or the Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. All such advances shall be reimbursable as provided in
Section 3.05. No costs incurred by the Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The failure by the Servicer to make any required Servicing Advance as and when due (unless such a Servicing Advance would constitute a Nonrecoverable



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Servicing Advance) shall constitute an Event of Default under Section
7.01(a)(i) and, to the extent the Trustee has actual knowledge that such Servicing Advance is necessary, the Trustee shall make such Servicing Advance pursuant to Section 7.05. If the Trustee fails to make such Servicing Advance, to the extent the Fiscal Agent has knowledge that such Servicing Advance is necessary, the Fiscal Agent shall make such Servicing Advance pursuant to
Section 7.05.

         (d) In connection with its recovery of any Servicing Advance out of the Certificate Account pursuant to Section 3.05(a), each of the Servicer, the Trustee and the Fiscal Agent, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as the case may be, for any outstanding Servicing Advance and any accrued interest thereon as soon as practically possible after funds available for such purpose are deposited in the Certificate Account.

         (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such actions or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Servicer shall determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the later of January 1, 1999 and the date as of which such actions or remediations are required to be or to have been taken or completed.

         SECTION 3.04. The Certificate Account and the Lower-Tier and Upper-Tier Distribution Accounts.

         (a) The Servicer, on behalf of the Trustee, in trust for the benefit of the Certificateholders, shall establish and maintain, or cause to be established and maintained, a Certificate Account into which the Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans (net of the Servicing Fees), including Excess Interest, Penalty Charges and Yield Maintenance Charges;

                  (iii) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan or REO Property (other than Liquidation Proceeds that are received in connection with the purchase by the Servicer, the Special Servicer, the Controlling Class Certificateholders, or the Holders of the Class LR Certificates of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01);

                  (iv) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

                  (v) any amounts required to be deposited by the Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account; and

                  (vi) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy.

         The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees or amounts collected for mortgagor checks returned for insufficient funds need not be deposited by the Servicer in the Certificate Account. If the Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Assumption, extension and modification fees actually received from Mortgagors on Mortgage Loans or Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are in accordance with the second paragraph of Section 3.11(b) and any other terms hereof.

         Funds in the Certificate Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof.


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         (b) Upon receipt of any of the amounts enumerated in Section 3.05(a)
with respect to any Specially Serviced Mortgage Loan, the Special Servicer shall remit within one Business Day such amounts to the Servicer for deposit into the Certificate Account in accordance with the Section 3.05(a). Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). Any items remitted to the Servicer pursuant to this paragraph shall be accompanied by a copy of the invoice or other posting instructions, if any, received from the related Mortgagor. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by Federal Express or such other overnight courier as shall be approved by the Servicer. Upon proper endorsement and addressing of package containing such items and delivery to Federal Express or such other nationally recognized overnight courier service, Special Servicer shall be deemed to have acted in good faith pursuant to
Section 6.03(a).

         (c) The Trustee shall establish and maintain the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Interest Reserve Account in trust for the benefit of the Certificateholders. Notwithstanding anything herein to the contrary, the Lower-Tier Distribution Account and the Upper-Tier Distribution Account may be established as sub-accounts of a single trust account, which shall be an Eligible Account. To the extent the Trustee is required to make distributions from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in respect of the Uncertificated Lower-Tier Interests or otherwise, such distributions may be effected through accounting entries on the books of the Trustee.

         The Servicer shall, by 2:00 p.m. Dallas time on each Servicer Remittance Date, deliver to the Trustee for deposit in the Lower-Tier Distribution Account the following amounts (without duplication):

                  (i) all amounts constituting the Available Distribution Amount for the immediately following Distribution Date;

                  (ii) any amounts required to be deposited by the Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Lower-Tier Distribution Account;

                  (iii) any P&I Advances required to be made by the Servicer in accordance with Section 4.03;

                  (iv) any Liquidation Proceeds paid by the Controlling Class Certificateholders, the Servicer, the Special Servicer, or the Holders of the Class LR Certificates in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 3.18(b) or Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to
         Section 9.01);

                  (v) any Yield Maintenance Charges; and


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                  (vi) any other amounts required to be so delivered for
         deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

         The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein. The Trustee shall deposit in the Lower-Tier Distribution Account any P&I Advances required to be made by it or the Fiscal Agent in accordance with Section 7.05.

         Immediately after the deposit of all funds in the Lower-Tier Distribution Account and prior to the close of business on such Servicer Remittance Date, the Trustee shall deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

         Pursuant to Section 3.06, the Servicer shall deliver to the Trustee for deposit in the Upper-Tier Distribution Account any amounts required to be deposited therein in connection with losses incurred with respect to Permitted Investments of funds held in the Upper-Tier Distribution Account.

         Funds on deposit in the Upper-Tier Distribution Account, the Lower-Tier Distribution Account and/or the Certificate Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Certificate Account shall be located at the offices of the Servicer. The Servicer shall give notice to the Trustee, the Special Servicer, each Rating Agency and the Depositor of the location of the Certificate Account and of any new location of the Certificate Account prior to any change thereof. The Trustee shall give notice to the Servicer and the Depositor of the location of the Upper-Tier Distribution Account and the Lower-Tier Distribution Account and of the new location of the Distribution Accounts prior to any change thereof.

         SECTION 3.05. Permitted Withdrawals From the Certificate Account and the Distribution Accounts.

         (a) The Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes:

                  (i) to deposit in the Lower-Tier Distribution Account the amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

                  (ii) to pay to itself unpaid Servicing Fees and to pay to the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Mortgage Loan, Specially Serviced Mortgage Loan and REO Loan, as applicable, the Servicer's or Special Servicer's, as applicable, rights to payment pursuant to this clause
         (ii) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan


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         (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

                  (iii) to reimburse itself, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to any Mortgage
         Loan), for unreimbursed P&I Advances, the Servicer's, the Trustee's or the Fiscal Agent's right to reimbursement pursuant to this clause
         (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fees) on and principal of the particular Mortgage Loans and REO Loans with respect to which such P&I Advances were made;

                  (iv) to reimburse itself, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to any Mortgage
         Loan), for unreimbursed Servicing Advances, the Servicer's, the Trustee's or the Fiscal Agent's respective rights to reimbursement pursuant to this clause (iv) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

                  (v) to reimburse itself, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to any Mortgage
         Loan), for Nonrecoverable Advances out of general collections on the Mortgage Loans and REO Properties;

                  (vi) at such time as it reimburses itself, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to any Mortgage Loan), for (a) any unreimbursed P&I Advance pursuant to clause (iii) above, to pay itself, the Trustee or the Fiscal Agent, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(d) and 3.11(c), (b) any unreimbursed Servicing Advances pursuant to clause (iv) above, to pay itself, the Trustee or the Fiscal Agent, as the case may be, any interest accrued and payable thereon in accordance with Section 3.03(d) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Trustee or the Fiscal Agent, as the case may be, any interest accrued and payable thereon;

                  (vii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of the Mortgage Loan Seller under Section 3.3 of the Mortgage Loan Purchase and Sale Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;


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                  (viii) in accordance with Section 2.03(d), to reimburse
         itself or the Trustee, as the case may be, out of general collections on the Mortgage Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the Mortgage Loan Seller's obligations under Section 3.3 of the Mortgage Loan Purchase and Sale Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise;

                  (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) out of general collections on the Mortgage Loans and REO Properties;

                  (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date) and (b) Penalty Charges on Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.11(c); and to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(b), Penalty Charges on Specially Serviced Mortgage Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.11(c));

                  (xi) to recoup any amounts deposited in the Certificate Account in error;

                  (xii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, managers, members, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b) or to the Trustee pursuant to Section 8.05;

                  (xiii) to pay for (a) the cost of the Opinions of Counsel and any costs not paid by the related Mortgagor contemplated by Sections 3.20(a) and 10.01(f) to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

                  (xiv) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or either of their assets or transactions, together with all


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

         incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent is liable therefor pursuant to Section 10.01(g);

                  (xv) to reimburse the Servicer out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c);

                  (xvi) to pay itself, the Special Servicer, or the Mortgage Loan Seller, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

                  (xvii) to remit to the Trustee for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

                  (xviii)to remit to the holder of the Pari Passu Loan the amounts that are required to be paid to it pursuant to the terms of the Pari Passu Loan and the Pari Passu Intercreditor Agreement.

                  (xix) deposit in the Lower-Tier Distribution Account the amount required to be deposited therein pursuant to Section 4.01(a); and

                  (xx) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

         The Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

         (b) The Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes:

                  (i) to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account and to make distributions on the Class LR Certificates pursuant to section 4.01(b);

                  (ii) to pay the Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(a), interest and investment income earned in respect of amounts relating to the Trust Fund held in the Lower-Tier Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Lower-Tier Distribution Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date);


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


                  (iii)    [Intentionally Omitted.]

                  (iv) to pay to the Trustee, the Fiscal Agent or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

                  (v) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

         (c) The Trustee may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

                  (i) to make distributions to Certificateholders (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

                  (ii) to pay the Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(a), interest and investment income earned in respect of amounts held in the Upper-Tier Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Upper-Tier Distribution Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance
         Date); and

                  (iii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

         (d) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, if amounts on deposit in the Certificate Account are not sufficient to reimburse the full amount of Advances listed in Sections 3.05(a)(iii), (iv), (v) and (vi), then reimbursements shall be paid first to the Fiscal Agent, second, to the Trustee and third to the Servicer.

         SECTION 3.06. Investment of Funds in the Certificate Account, the Distribution Accounts and the REO Account.

         (a) The Servicer may direct any depository institution maintaining the Certificate Account, the Interest Reserve Account, the Upper-Tier Distribution Account or the Lower-Tier Distribution Account (each, for purposes of this Section 3.06, an "Investment Account") and the Special Servicer may direct any depository institution maintaining the REO Account (also for purpose of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Servicer (in the



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case of the Certificate Account or the Interest Reserve Account) or the Special
Servicer (in the case of the REO Account), on behalf of the Trustee, shall maintain continuous possession of any Permitted Investment of amounts in the Certificate Account, the Interest Reserve Account or the REO Account that is either (i) a "certificated security," as such term is defined in the UCC or
(ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Servicer or the Special Servicer shall constitute possession by a person designated by the Trustee for purposes of Section 8-313 of the UCC and possession by the Trustee, as secured party, for purposes of
Section 9-305 of the UCC and any other applicable law. Except as otherwise provided herein, the Trustee shall have sole control (except with respect to investment direction) over Permitted Investments of amounts in the Distribution Accounts. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (in the case of the Certificate Account or the Interest Reserve Account), the Special Servicer (in the case of the REO Account) or the Trustee (in the case of the Distribution Accounts) shall:

                  (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

                  (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) Interest and investment income realized on funds deposited in each of the Certificate Account, the Interest Reserve Account and the Distribution Accounts, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Servicer Remittance Date, shall be for the sole and exclusive benefit of the Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.05(a), 3.05(b) or 3.05(c), as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Servicer Remittance Date, shall be for the sole and exclusive benefit of the Trust Fund and shall be subject to its withdrawal in accordance with Section 3.16(c). In the event that any loss shall be incurred in respect of any Permitted Investment on deposit in any of the Certificate Account, the Distribution Accounts or the REO Account, the Servicer (in the case of the Certificate Account and the Distribution Accounts) or the Special Servicer (in the case of the REO Account) shall deposit therein, no later than the Servicer Remittance Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from the immediately preceding Distribution Date to such Servicer Remittance Date.



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         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

         (a) The Servicer shall use its reasonable best efforts to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Note, or if the Mortgagor does not so maintain, shall itself maintain, for each Mortgage Loan all Insurance Policy coverage as is required under the related Mortgage (to the extent that the Trustee has an insurable interest and such Insurance Policy coverage is available at commercially reasonable rates, consistent with the Servicing Standards); provided, however, that if the Servicer obtains such insurance, the related Insurance Policy shall include a replacement cost endorsement providing for no deduction for depreciation but in any event in an amount sufficient to avoid the application of any co-insurance clause unless otherwise permitted in the related Mortgage Loan documents; provided further, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the Insurance Policy coverage to be maintained on such Mortgaged Property, the Servicer shall impose such insurance requirements as are consistent with the Servicing Standards. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less Insurance Policy coverage than was previously required of the Mortgagor under the related Mortgage Loan. All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of the Mortgage Loans other than REO Properties), (ii) be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties) on behalf of the Trustee,
(iii) include coverage in an amount not less than the lesser of the full replacement cost of the REO Property without reduction for depreciation or the outstanding principal balance owing on the related REO Loan but in any event in an amount sufficient to avoid the application of any co-insurance clause unless otherwise permitted in the related Mortgage Loan documents, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents) and (v) be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standards and the provisions of the related Mortgage Loan) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a). Any costs incurred by the Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans (other than REO Properties) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the Servicer (or, if required by Section 3.03(c) the Trustee or the Fiscal Agent, as applicable) as a Servicing Advance and will be charged to the related Mortgagor and (ii) shall not, for purposes thereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Servicer (or, if required by Section 3.03(c), the Trustee or the Fiscal Agent, as applicable) as a Servicing Advance.

         (b)(i) If the Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans or REO Properties, as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standards. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standards, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

         (ii) If the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest insurance policy with a Qualified Insurer naming the Servicer or the Special Servicer on behalf of the Trustee as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage Properties and REO Properties. In the event the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Servicer (or, if required by Section 3.03(c), the Trustee or the Fiscal Agent, as applicable) as a Servicing Advance. Such master single interest policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying



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with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account from its own funds the amount not otherwise payable under the master single interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standards.

         (c) Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering the Servicer's and the Special Servicer's, as applicable, officers and employees and other persons acting on behalf of the Servicer and the Special Servicer in connection with its activities under this Agreement with a deductible clause that in no event exceeds the greater of (i) $100,000 or (ii) 5% of the face amount of the fidelity bond or errors and omissions policy. The Servicer or the Special Servicer, as applicable, shall cause the Trustee, on behalf of the Trust, to be named as a loss payee on each such fidelity bond and errors and omissions policy. Notwithstanding the foregoing, so long as the long term debt or the deposit obligations or claims-paying ability of the Servicer (or its immediate or remote parent) is rated at least "A" by Moody's and "A" by DCR (or, if not rated by DCR, similarly rated by one NRSRO in addition to Moody's), the Servicer (or the Servicer's immediate or remote parent) shall be allowed to provide self-insurance with respect to a fidelity bond; provided, however, that if such self-insurance is provided by the Servicer's immediate or remote parent, the Servicer shall deliver to each Rating Agency a copy of the agreement pursuant to which such parent is obligated to insure the Servicer with respect to a fidelity bond. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Servicer or the Special Servicer if the Servicer or the Special Servicer, as applicable, were servicing and administering the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, for FNMA or FHLMC. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

         (d) During all such times as any Mortgaged Property shall be in a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer will use its reasonable best efforts to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards), flood insurance in respect thereof, but only to the extent the related Mortgage Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standards. Such flood insurance shall be in an amount not less

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than the lesser of (i) the unpaid principal balance of the related Mortgage
Loan, and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the Servicer shall promptly make a Servicing Advance for such costs, subject to Section 3.03(c).

         (e) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer or the Trustee or Fiscal Agent, as applicable, as a Servicing Advance.

         SECTION 3.08.    Enforcement of Due-On-Sale Clauses; Assumption
Agreements.

         (a) As to each Mortgage Loan or Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                  (i) provides that such Mortgage Loan or Specially Serviced Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or

                  (ii) provides that such Mortgage Loan or Specially Serviced Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer, as to Mortgage Loans that are not Specially Serviced Mortgage Loans or the Special Servicer, as to Specially Serviced Mortgage Loans, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect, as applicable, to such Mortgage Loan or Specially Serviced Mortgage Loan
         (x) to accelerate the payments thereon or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standards.

         (b) As to each Mortgage Loan or Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                  (i) provides that such Mortgage Loan or Specially Serviced Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

                  (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property, then, for so long as such



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         Mortgage Loan or Specially Serviced Mortgage Loan is included in the
         Trust Fund, the Servicer, as to the Mortgage Loans that are not Specially Serviced Mortgage Loans, or the Special Servicer, as to Specially Serviced Mortgage Loans, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standards.

         (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

         (d) Except as otherwise permitted by Section 3.20, neither the Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08, other than the identity of the borrower pursuant to an assumption agreement.

         (e) Notwithstanding the foregoing, neither the Servicer nor the Special Servicer shall waive any rights under a "due-on-encumbrance" clause or under any "due-on-sale" clause with respect to any Mortgage Loan the principal balance of which is greater than 2% of the Stated Principal Balance of all Mortgage Loans contained within the Trust Fund, unless it obtains from each Rating Agency a written confirmation that such waiver would not cause a downgrading, qualification or withdrawal of the rating then assigned to any of the Certificates; provided, however, that so long as all Holders of each Class of Certificates the ratings of which would otherwise be downgraded, qualified or withdrawn consent to such waiver, such Rating Agency confirmation will not be required. Each Rating Agency shall nevertheless, be provided with copies of all documentation relating to any waiver by the Servicer or the Special Servicer of rights under any "due-on-encumbrance" or "due-on-sale" clause with respect to any Mortgage Loan.

         (f) Notwithstanding any other provisions of this Section 3.08, the Servicer may grant, without any Rating Agency confirmation as provided in clause (e) above or Special Servicer approval, a Mortgagor's request for consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement or right-of-way provided the Servicer shall have determined in accordance with the Servicing Standards that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property.


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         SECTION 3.09.    Realization Upon Defaulted Mortgage Loans.

         (a) The Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Servicer for such Servicing Advance, and the Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a)(iv). The Special Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that the Servicer (or, if required pursuant to Section 3.03(c) hereof, the Trustee or Fiscal Agent) shall advance such costs and expenses to the Special Servicer as a Servicing Advance except to the extent that any such cost or expense would, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer or the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(d) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standards. If and when the Special Servicer or the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by the Servicer (or, if required by Section 3.03(c), the Trustee or the Fiscal Agent, as applicable) as a Servicing Advance.

         (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

                  (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Lower-Tier


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         REMIC or the Upper-Tier REMIC under the REMIC Provisions or cause the
         Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

         (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standards, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments, that:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

                  (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

         The cost of any such Environmental Assessment shall be paid by the Servicer or the Trustee or Fiscal Agent, as applicable, as a Servicing Advance as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence may be withdrawn from the Certificate Account at the direction of the Special Servicer as an expense of the Trust Fund pursuant to Section 3.05(a)(ix); and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied.

         (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 3.2 of the Mortgage Loan Purchase and Sale Agreement for which the Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to Section 3.3 of the Mortgage Loan Purchase and Sale Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at

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such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

         (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Paying Agent and the Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall forward, or cause to be forwarded all such reports to the Certificateholders and each Rating Agency promptly following the receipt thereof. In addition, the Servicer will deliver, or cause to be delivered to the Class F, Class G, Class H, Class I, Class J and Class K Certificateholders a copy of any such written reports and any Environmental Assessments within 15 days after receipt of such written reports and Environmental Assessments from the Special Servicer.

         (f) The Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed and the Servicer shall report, via Form 1099C, all forgiveness of indebtedness. The Special Servicer shall provide the Servicer with such information or reports that the Servicer deems necessary to fulfill its obligations under this paragraph (f) promptly upon the Servicer's request therefor. The Servicer shall deliver a copy of any such report to the Trustee and the Special Servicer.

         (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standards, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action.

         (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Servicer no later than the next succeeding P&I Advance Determination Date.


         SECTION 3.10.      Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account


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


pursuant to Section 3.04(a) or remitted to the Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

         (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust.

         (c) Within five Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         SECTION 3.11.      Servicing Compensation.

         (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan and REO Loan. As to each Mortgage Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Distribution Date (in each case, after giving effect to the distribution of principal of such Mortgage Loan on such Distribution Date) and a 360-day year



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


consisting of 12 30-day months and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan or REO Loan (and any interest on Advances) shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest (as may be advanced by a P&I Advance) on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement. The Servicer shall pay, from its own funds, the Trustee Fee and the annual fees of each Rating Agency without being entitled to reimbursement of such amounts as a Servicing Advance or otherwise.

         Additional servicing compensation in the form of all assumption fees paid by the Mortgagor on Mortgage Loans that are not Specially Serviced Mortgage Loans and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid, and charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor, shall be retained by the Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges received on the Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid and are not needed to pay interest on Advances with respect to any other Mortgage Loan; (ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account and the Distribution Accounts in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each period from any Distribution Date to the immediately succeeding Servicer Remittance Date); and (iii) interest earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor. The Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

         (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on



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

the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan or REO Loan as of the immediately preceding Distribution Date (in each case, after giving effect to the distribution of principal of such Mortgage Loan on such Distribution Date) and a 360-day year consisting of 12 30-day months and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

         Additional servicing compensation in the form of (a) all assumption fees received on Specially Serviced Mortgage Loans and (b) all modification fees received on all Mortgage Loans, regardless of whether or not such Mortgage Loans are Specially Serviced Mortgage Loans, but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including those payable to the Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the Special Servicer by the Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause or by resignation), it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were Corrected Mortgage Loans at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof. A Liquidation Fee will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class, the Special Servicer or the Holders of Class LR Certificates or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund pursuant to Section 9.01. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute


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


principal and/or interest on such Mortgage Loan. The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on Specially Serviced Mortgage Loans (but only to the extent actually collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid and are not needed to pay interest on Advances with respect to any other Mortgage Loan). The Special Servicer shall have the right to consent to any assumption of a Mortgage Loan, which consent may not be unreasonably withheld; provided, however, that if the Special Servicer does not respond to a request from the Servicer for consent to an assumption within ten Business Days of such request it shall be deemed to have consented to such assumption. The Special Servicer shall be entitled to receive a Review Fee from amounts received from the related Mortgagor with respect to every Mortgage Loan that is not a Specially Serviced Mortgage Loan with respect to which it consents to an assumption. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

         (c) In determining the compensation of the Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected during the related Due Period shall first be applied to reimburse the Servicer or the Trustee or Fiscal Agent for interest on Advances due on such Distribution Date, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Servicer and the Special Servicer based upon the amount of Penalty Charges the Servicer or the Special Servicer would otherwise have been entitled to receive during such period without any such application.

         SECTION 3.12.      Inspections; Collection of Financial Statements.

         (a) The Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event shall inspect each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 1999; provided, however, that if the Servicer has a reasonable basis to believe that (i) the Debt Service Coverage Ratio with respect to any Mortgaged Property has decreased by 25% or more from the Debt Service Coverage Ratio as of the Cut-off Date or (ii) the Debt Service Coverage Ratio with respect to any Mortgaged Property has decreased to 1.05x or less, the Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter (the cost of which inspection shall be at the expense of the Trust Fund); provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter. The cost of such inspection by the Special Servicer shall be an expense of the Trust Fund. The Special Servicer



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

or the Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property, (iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material and (iv) any visible waste committed on the Mortgaged Property. The Special Servicer and the Servicer shall deliver a copy of each such report prepared by the Special Servicer and the Servicer, respectively, to the other, the Trustee, the Paying Agent, each Rating Agency, the Underwriter, the Placement Agent and each Holder of a Class F, Class G, Class H, Class I, Class J and Class K Certificate, within 60 days of its preparation.

         (b) The Special Servicer or Servicer, as applicable, shall make reasonable efforts to collect promptly from each Mortgagor annual and quarterly operating statements and rent rolls of the related Mortgaged Property, financial statements of such Mortgagor and any other reports required to be delivered under the terms of the Mortgage Loans, if delivery of such items is required pursuant to the terms of the related Mortgage. The Special Servicer or Servicer, as applicable, shall promptly: (i) review all such items as may be collected and (ii) prepare written reports in the form of Exhibits I-7 and I-8 based on such reviews identifying the Debt Service Coverage Ratios for the related Mortgage Loans. The Special Servicer shall deliver copies of the collected items, and the written reports in the form of Exhibits I-7 and I-8 or a in a format acceptable to Servicer, in each case within 20 days of its receipt or preparation, as applicable, but in no event less than annually by June 1st of each year. The Servicer shall deliver copies of the collected items, and of reports in the form of Exhibits I-7 and I-8 in respect of the written reports prepared in respect thereof or received from the Special Servicer in an electronic format mutually agreed upon by the Servicer and the Trustee, to the Trustee. To the extent received from the Servicer, the Trustee shall deliver reports in the form of Exhibits I-7 and I-8 to the Rating Agencies, the Underwriter, the Placement Agent and each Holder of a Class F, Class G, Class H and Class I, Class J and Class K Certificate, via diskette or other electronic transmission and by written report to follow, in each case (other than quarterly operating statements received by the Servicer, which will be provided to the Rating Agencies and the Directing Certificateholder, and otherwise, only upon request (which such request may state that such operating statements be delivered until further notice)) within 30 days of its receipt or preparation, as applicable, beginning in August, 1998 but thereafter in no event less frequently than annually by June 30th of each year.

         SECTION 3.13.      Annual Statement as to Compliance.

         Each of the Servicer and the Special Servicer will deliver to the Trustee, with a copy to the Paying Agent, each Rating Agency and the Depositor, on or before April 30th of each year, beginning April 30, 1999, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system relating to its servicing of the Mortgage Loans serviced by it and has fulfilled in all


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material respects its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to Section 8.12 hereof.

         SECTION 3.14.      Reports by Independent Public Accountants.

         Each of the Servicer and the Special Servicer at their own expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer or the Special Servicer, as the case may be, the Trustee, the Paying Agent and each Rating Agency, on or before April 30th of each year, commencing with 1999, a report stating that (i) it has obtained from the Servicer or the Special Servicer, as the case may be, a letter of representation regarding certain matters from the management of the Servicer or the Special Servicer, as the case may be, which includes an assertion that the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system with respect to the servicing of the Mortgage Loans and has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial, multifamily and mobile home community mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Servicer's or the Special Servicer's, as the case may be, servicing of commercial, multifamily and mobile home community mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial, multifamily and mobile home community mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within 1 year of such statement) with respect to those Sub-Servicers.

         SECTION 3.15.      Access to Certain Information.

         Each of the Servicer and the Special Servicer shall provide or cause to be provided to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Rating Agency, to the Servicer, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, and each Holder of a Class F, Class G, Class H, Class I, Class J and Class K Certificate, access to any documentation regarding the Mortgage Loans and the Trust Fund


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within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that the Class F, Class G, Class H, Class I, Class J and Class K Certificateholders shall be required to pay a reasonable and customary fee for access to the aforementioned information, shall pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information. Nothing in this Section 3.15 shall detract from the obligation of the Servicer and the Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Mortgagors, and the failure of the Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15. The Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or to any intellectual property which the Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Mortgage Loans that is not confidential.

         SECTION 3.16.      Title to REO Property; REO Account.

         (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the Servicer an Opinion of Counsel (the cost of which shall be paid as a Servicing Advance), addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such third anniversary of such acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC constituted thereby as defined in Section 860F of the Code or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to
Section 3.05(a).

         (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders,


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for the retention of revenues and other proceeds derived from each REO
Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received by it in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

         (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. No later than 12:00 p.m. Dallas time on the Business Day immediately following each Determination Date, the Special Servicer shall deposit into the Certificate Account the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standards, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, no later than 3:00 p.m. Dallas time on the Business Day immediately following each Determination Date, the Special Servicer shall provide the Servicer with an accounting, on a loan by loan basis in an electronic format reasonably determined by the Servicer, of amounts deposited in the Certificate Account on such date.

         (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

         SECTION 3.17.      Management of REO Property.

         (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment). Subject to this Section 3.17, the Special Servicer may earn "net income from foreclosure property" within the meaning of Code Section 860G(d) if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis



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(and in no event later than the Business Day following receipt of such funds)
in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such REO Property, if applicable; and

                  (iv) all costs and expenses necessary to maintain and lease such REO Property.

         To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) -
(iv) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee, the Paying Agent and the Depositor) if such advances would, if made, constitute Nonrecoverable Servicing Advances. The Special Servicer shall give the Servicer and the Trustee not less than five Business Days' notice, together with all information reasonably requested by the Servicer (upon which the Servicer may conclusively rely) before the date on which the Servicer is requested to make any Servicing Advance with respect to an REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments).

         (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

                  (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
         Section 856(e)(4)(B) of the Code; or



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


                  (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer (or, if required by Section 3.03(c), the Trustee or the Fiscal Agent, as applicable) as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

         (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

                  (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

                  (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer no less frequently than monthly;

                  (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                  (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer and the Trust by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

         (d) When and as necessary, the Special Servicer shall send to the Trustee and the Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and



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management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

         SECTION 3.18.      Sale of Defaulted Mortgage Loans and REO Properties.

         (a) Each of the Servicer and the Special Servicer may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b) and
Section 9.01.

         (b) In the event that any Mortgage Loan becomes a Defaulted Mortgage Loan and the Special Servicer has determined in good faith that such Defaulted Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in writing the Trustee, the Servicer and the Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class. The Special Servicer, the Servicer and the Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class may at their respective option purchase such Defaulted Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price; provided, however, that the Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class shall have the first right to exercise such option, which first right of refusal shall extend for 10 Business Days following its receipt of notification of the Servicer's determination. The Purchase Price for any Defaulted Mortgage Loan purchased hereunder shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Special Servicer to the effect that such deposit has been made, shall release or cause to be released to the Special Servicer or the Servicer, as the case may be, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Special Servicer or the Servicer (in that order), as the case may be, ownership of such Defaulted Mortgage Loan.

         (c) The Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased by the Special Servicer, the Servicer or the Controlling Class Certificateholders pursuant to subsection (b) above, if and when the Special Servicer determines, consistent with the Servicing Standards, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Such offering shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such Defaulted Mortgage Loan in an amount at least equal to the Purchase Price therefor; provided, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such Defaulted Mortgage Loan. In the absence of any bid determined (as provided below) to be a fair price, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

         The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided


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for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. Notwithstanding the foregoing, the Special Servicer shall not be obligated by the foregoing or otherwise to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standards, that rejection of such bid would be in the best interests of the Certificateholders. In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the period referred to in Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.16(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standards, to sell any REO Property prior to two years prior to the Rated Final Distribution Date.

         The Special Servicer shall give the Trustee, the Servicer and the Directing Certificateholder not less than three Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property. No Interested Person shall be obligated to submit a bid to purchase any Defaulted Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

         (d) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(c), shall be determined by the Special Servicer, if the highest bidder is a Person other than an Interested Person, and by the Trustee, if the highest bidder is an Interested Person. In determining whether any bid received from an Interested Person represents a fair price for any Defaulted Mortgage Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Independent MAI-designated appraiser or other expert in real estate matters retained by the Special Servicer at the expense of the Trust Fund. In determining whether any bid constitutes a fair price for any Defaulted Mortgage Loan or any REO Property, such appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any Defaulted Mortgage Loan or REO Property shall in all cases be deemed a fair price.


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         (e) Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

         SECTION 3.19.      [Intentionally Omitted]

         SECTION 3.20.      Modifications, Waivers, Amendments and Consents.

         (a) Except as set forth in this Section 3.20(a) and Section 3.08, the Servicer shall not agree to any modification, waiver or amendment of a Mortgage Loan, and, except as provided in the following paragraph, Section 3.08(e),
Section 3.08(f) and in Section 3.20(d), no Mortgage Loan that is not a Specially Serviced Mortgage Loan may be modified, waived or amended; provided, however, that the Special Servicer may agree to extend the maturity date of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided, further, that no such extension entered into pursuant to this Section 3.20(a) shall be for a period of more than twelve months from the original maturity date of such Mortgage Loan or shall extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate, the date ten years prior to the expiration of such leasehold estate. If such extension would extend the Maturity Date of a Mortgage Loan for more than twelve months from and after the original maturity date of such Mortgage Loan, the Special Servicer must provide the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor) that such extension would not constitute a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations
Section 1.860G-2(b). Any substitution of collateral shall be treated hereunder as a modification or amendment of the applicable Mortgage Loan.

         Notwithstanding the foregoing, the Servicer may modify or amend the terms of any Mortgage Loan without the consent of the Special Servicer in order to (i) cure any ambiguity therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, provided that such modification or amendment would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b), and provided further that the proposed modification or amendment will not cause (x) either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) either the Upper-Tier REMIC or the Lower-Tier REMIC to be subject to any tax under the REMIC Provisions.

         Notwithstanding the foregoing, neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) at any time the Mortgage Loan is not in default pursuant to the terms of the related Mortgage Loan documents unless it has received an Opinion of Counsel to the effect that (i) such substitution will not cause the



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related Mortgage Loan to fail to qualify as a "qualified mortgage" for REMIC purposes, (ii) such substitution will not affect the status as a REMIC of either the Upper-Tier REMIC or the Lower-Tier REMIC, and (iii) such substitution will not subject the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC to any tax.

         Notwithstanding the foregoing, but subject to the Terms of the Mortgage Loans, neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan at any time such Mortgage Loan is not in default pursuant to the terms of the related Mortgage Loan documents unless the Servicer or the Special Servicer, as applicable, has received (i) a certificate of an Independent Certified public accountant (at the expense of the related Mortgagor) to the effect that (A) in the event of a total defeasance such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan,
(B) in the event of a partial defeasance the remaining Mortgaged Properties will have a Debt Service Coverage Ratio at least equal to the Debt Service Coverage Ratio required by the related Mortgage Loan documents and (C) in either case such defeasance is in compliance with the requirements of the terms of the related Mortgage Loan documents, and (ii) one or more Opinions of Counsel (at the expense of the related Mortgagor) to the effect that (1) such substitution will not cause the related Mortgage Loan to fail to qualify as a "qualified mortgage" for REMIC purposes, (2) such substitution will not affect the status as a REMIC of either the Upper-Tier REMIC or the Lower-Tier REMIC,
(3) such substitution will not subject the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC to any tax, and (4) the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Mortgaged Property and (5) to the extent permitted by the related Mortgage Loan Documents (and to the extent that the lender can require the same), the substituted Mortgaged Property will be held in a special-purpose entity established for this purpose; provided, however, that to the extent the related Mortgage Loan documents provide the lender with discretion, the Servicer or the Special Servicer, as applicable, shall require that the related Mortgagor pay the cost of any such opinion as a condition to granting such defeasance. The Servicer or the Special Servicer, as applicable, shall notify each Rating Agency of each defeasance of a Mortgage Loan pursuant to this paragraph and shall provide each Rating Agency with a copy of each certificate of a certified public accountant received by the Servicer pursuant to clause
(i) above and the Opinion of Counsel received by the Servicer pursuant to clause (ii) above.

         (b) If, but only if, the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is reasonably likely to produce a greater recovery on a present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, in the case of an extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such Mortgage Loan's



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original maturity date, agree to a modification, waiver or amendment of such
Specially Serviced Mortgage Loan, subject to the provisions of this Section 3.20(b) and Section 3.20(c).

          The Special Servicer shall use its best efforts to the extent possible to cause each Specially Serviced Mortgage Loan to fully amortize no later than two years prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

                  (i) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (a) two years prior to the Rated Final Distribution Date and (b) if such Specially Serviced Mortgage Loan is secured by a leasehold estate, the date occurring ten years prior to the expiration of such leasehold;

                  (ii) reduce the related Mortgage Rate on any such Specially Serviced Mortgage Loan to less than the lesser of (a) the Net Mortgage Rate as of the Cut-off Date and (b) the highest Pass-Through Rate on any Class of Certificate (other than the Class X Certificates); or

                  (iii) provide for the deferral of interest unless (a) interest accrues thereon, generally, at the related Mortgage Rate and
         (b) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

         (c) Any provision of this Section 3.20 to the contrary notwithstanding, no fee described in this paragraph shall be collected by any Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan (unless the amount thereof is specified in the related Mortgage
Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

         (d) Notwithstanding anything to the contrary in this Agreement, the Special Servicer may agree to any waiver, modification or amendment of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable only to the extent that it would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations
Section 1.860G-2(b), provided that the proposed modification, amendment or waiver will not cause (x) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. With respect to all modifications, amendments and waivers entered into by the Special Servicer pursuant to this Section 3.20(d), the Special Servicer shall provide the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the Servicer or the Trustee or Fiscal Agent, as applicable, as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of


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the Mortgage Loan within the meaning of Treasury Regulations Section
1.860G-2(b) and (ii) will not cause either clause (x) or (y) of this Section 3.20(d) to occur. Notwithstanding the foregoing, the Special Servicer may not waive the payment of any Yield Maintenance Charge with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan.

         (e) In the event of a modification to a Mortgage Loan that creates Mortgage Deferred Interest, such Mortgage Deferred Interest will be allocated to reduce the Distributable Certificate Interest of one or more Classes of Certificates pursuant to Section 4.06(a) and will be added to the Certificate Balance of such Class or Classes pursuant to Section 4.06(b).

         (f) Subject to Section 3.20(c), the Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request; provided, however, that the Special Servicer shall not be entitled to compensation with respect to the assumption of any Mortgage Loan that is not a Specially Serviced Mortgage Loan in excess of the related Review Fee provided for in Section 3.11(c).

         (g) All modifications, waivers and amendments of the Mortgage Loans entered into pursuant to this Section 3.20 shall be in writing, signed by the Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan, if such guarantor's signature is required by the Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standards).

         (h) Each of the Servicer and the Special Servicer shall notify the Rating Agencies and the Trustee and each other in writing of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, the Special Servicer shall promptly send a copy of such a modification, waiver or amendment to the Servicer. Within 15 days of the Servicer's delivery of the aforesaid modification, waiver or amendment to the Trustee or its receipt from the Special Servicer, as applicable, the Trustee shall forward a copy thereof to each Holder of a Class F, Class G, Class H, Class I, Class J and Class K Certificate.


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         SECTION 3.21.      Transfer of Servicing Between Servicer and Special
Servicer;  Record Keeping; Asset Status Report.

         (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Servicer shall immediately give notice thereof, and shall deliver the related Mortgage File and Credit File to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Special Servicer may conclusively rely upon any such documentation or information supplied to it by the Servicer, in the absence of manifest error. The Servicer shall use its best efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which will commence upon receipt by the Special Servicer of the Mortgage File. The Trustee shall deliver to the Paying Agent, the Underwriter, the Placement Agent and to each Holder of a Class F, Class G, Class H, Class I, Class J and Class K Certificate a copy of the notice of such Servicing Transfer Event provided by the Servicer to the Special Servicer pursuant to this Section.

         Upon determining that a Specially Serviced Mortgage Loan (other than an REO Loan) has become current and has remained current for three consecutive Monthly Payments (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof, and shall return the related Mortgage File and Credit File to the Servicer and upon giving such notice, and returning such Mortgage File and Credit File to the Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Servicer to fully service and administer such Mortgage Loan shall recommence.

         (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and provide the Servicer with copies of any additional related Mortgage Loan information including correspondence with the related Mortgagor.

         (c) No later than 3:00 p.m. Dallas time on the Business Day immediately following each Determination Date, the Special Servicer shall deliver to the Servicer and each Rating Agency the CSSA Standard Information Package (upon which the Servicer and the Trustee may conclusively rely) describing, on a loan-by-loan and property-by-property basis, (1) the information described in clause (iv) of Section 4.02(a) with respect to each Specially Serviced Mortgage Loan and the information described in clause (vii) and (viii) of Section 4.02(a) with respect to each REO Property, (2) the amount of all payments, Insurance and


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Condemnation Proceeds and Liquidation Proceeds received with respect to each
Specially Serviced Mortgage Loan during the related Due Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property during the related Due Period, (3) the amount, purpose and date of all Servicing Advances made by the Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Due Period, (4) the information described in clauses (iii), (iv)(C), (iv)(D), (v), (xiii) and (xv) of Section 4.02(a) and
(5) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Servicer reasonably requests to enable it to produce the CSSA Data Files and CSSA Surveillance Reports and perform its responsibilities under this Agreement which is in the Special Servicer's possession or is reasonably obtainable by the Special Servicer.

         (d) Notwithstanding the provisions of the preceding clause (c), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement.

         (e) No later than 30 days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the Servicer and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

                  (i)  summary  of  the  status  of  such  Specially   Serviced
         Mortgage  Loan  and  any negotiations with the related Mortgagor;

                  (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standards, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

                  (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

                  (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Servicer for regular servicing or otherwise realized upon;

                  (v) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof; provided, however, that in the event that the Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the Servicing Transfer Event, the Special Servicer may use such prior Appraisal in determining the Appraised Value of the Mortgaged Property; and


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                  (vi) such other information as the Special Servicer deems
         relevant in light of the Servicing Standards.

         If within 10 Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies and the Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(e) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided that such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section; provided, however, that the Special Servicer shall not make any material modifications to any Asset Status Report without first having obtained the Directing Certificateholder's approval as provided above in this paragraph. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10-Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standards. Upon making such determination, the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within 5 days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by the Certificateholders, the Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(e). The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.

         The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standards.

         No direction of the Directing Certificateholder shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any


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provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, the Mortgage Loan Seller, the Trust Fund, the Trustee, the Fiscal Agent or their officers, directors, employees or agents to any claim, suit or liability, (d) materially expand the scope of the Special Servicer's or the Servicer's responsibilities under this Agreement or (e) cause or direct the Special Servicer to act in a manner contrary to the Servicing Standards.

                  The Directing Certificateholder shall have no liability to any other Certificateholder for any action taken, or for refraining from the taking of any action, in its good faith judgment pursuant to this Agreement, or for any errors in such judgment; provided, however, that the Directing Certificateholder shall not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations or duties; provided further that the Directing Certificateholder shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct solely by reason of its having acted in the interests of the Controlling Class Certificateholders, and the Directing Certificateholder shall have no liability whatsoever for having so acted. Subject to the foregoing, the Directing Certificateholder may act solely in the interests of the Controlling Class Certificateholders and may take actions that favor the interests of the Controlling Class Certificateholders over the interests of the Holders of any other Class or Classes of Certificates.

         (f) Upon receiving notice of (i) the filing of a case under any present or future federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Mortgage Loan or the related Mortgagor or (ii) the request by a Mortgagor for the amendment or modification of a Mortgage Loan other than an amendment or modification provided for in the second paragraph in Sections 3.20(a) or 3.08(f), the Servicer shall immediately give notice thereof, and shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable best efforts to provide the Special Servicer with all information relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings. The Servicer shall use its reasonable best efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each such event, and upon receiving such documents and information, the Special Servicer shall use its reasonable best efforts to cause the related Mortgagor to cure any default and/or remedy any such event, work out or modify the Mortgage Loan consistent with the terms of this Agreement, and/or prepare for such proceedings. Notwithstanding the foregoing, the occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event and, unless a Servicing Transfer Event has occurred with respect to a related Mortgage Loan, the Servicer shall continue to act as Servicer and administrator of such Mortgage Loan and no fees shall be payable to the Special Servicer with respect to such Mortgage Loan other than any related modification, assumption or extension fees provided for herein.


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         SECTION 3.22.      Sub-Servicing Agreements.

         (a) The Servicer and the Special Servicer may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations under Articles III and IV hereof; provided, however, that the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Servicer or the Special Servicer, as applicable, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer or Special Servicer, as applicable, under such agreement, or, alternatively, may act in accordance with Section
7.02 hereof under the circumstances described therein (subject to the assumption requirements of Section 3.22(g) hereof); (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Servicer or Special Servicer, as applicable, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Servicer, any successor Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty and (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. Any successor Servicer or Special Servicer hereunder, as applicable, shall, upon becoming successor Servicer or Special Servicer, as applicable, be assigned and shall assume any Sub-Servicing Agreements from the predecessor Servicer or Special Servicer, as applicable (subject to the assumption requirements of Section 3.22(g) hereof). In addition, each Sub-Servicing Agreement entered into by the Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan. Each of the Servicer and the Special Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements entered into by them, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Servicer or the Special Servicer, as applicable, include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer retained by the Servicer to satisfy the obligations of the Servicer hereunder to make Advances shall be deemed to have been advanced by the Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(d), such interest to be allocable between the Servicer and such Sub-Servicer retained by the Servicer pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any

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Sub-Servicer. The Special Servicer shall notify the Servicer, the Trustee, the
Depositor and each Rating Agency in writing promptly of the appointment by it of any Sub-Servicer.

         (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

         (c) As part of its servicing activities hereunder, the Servicer and the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer retained by it under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer would require were it the owner of the Mortgage Loans. Each of the Servicer and the Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

         (d) In the event the Trustee or its designee becomes successor Servicer and assumes the rights and obligations of the Servicer under any Sub-Servicing Agreement, the Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

         (e) Notwithstanding the provisions of any Sub-Servicing Agreement, each of the Servicer and the Special Servicer represents and warrants that it shall remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and the Servicer and the Special Servicer shall each pay the respective fees of any Sub-Servicer retained by it thereunder from its own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement. In addition, the Servicer and the Special Servicer shall indemnify the Trust Fund against any loss, damage or liability arising by reason of willful misfeasance, bad faith or negligence in the performance of duties by any Sub-Servicer appointed by it or by reason of negligent disregard by such Sub-Servicer of obligations and duties under this Agreement and such Sub-Servicing Agreement; provided, however, that the Servicer and the Special Servicer, as applicable, shall not be required to indemnify any Sub-Servicer that the Servicer or the Special Servicer, as the case may be, has not itself selected for appointment.

         (f) The Trustee shall furnish to any Sub-Servicer any powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and

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administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence, and shall be indemnified by the Sub-Servicer, with respect to, or misuse of, any such power of attorney by a Sub-Servicer.

         (g) Each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes successor Servicer, the Trustee or such successor Servicer shall have the right to terminate such Sub-Servicing Agreement without a fee.

         (h) Promptly after the execution of any Sub-Servicing Agreement entered into by the Servicer, the Servicer shall forward a copy of such Sub-Servicing Agreement to the Trustee, the Special Servicer and the Depositor. The Special Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder. With respect to Mortgage Loans subject to a Sub-Servicing Agreement, the Special Servicer shall, among other things, remit amounts, deliver reports and information, and afford access to facilities and information to the related Sub-Servicer that would be required to be remitted, delivered or afforded, as the case may be, to the Servicer pursuant to the terms hereof within a sufficient period of time to allow the Sub-Servicer to fulfill its obligations under such Sub-Servicing Agreement and in no event later than one Business Day prior to the applicable Determination Date (or such other date as specified herein).

         (i) Promptly after the execution of any Sub-Servicing Agreement entered into by the Special Servicer, the Special Servicer shall forward a copy of such Sub-Servicing Agreement to the Trustee and the Servicer. The Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Servicer's obligations hereunder.

         SECTION 3.23.      Representations and Warranties of the Servicer.

         (a) The Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer and the Fiscal Agent, as of the Closing Date, that:

                  (i) The Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

                  (ii) The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, will not violate the Servicer's formation documents as amended and restated, and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result


                                      108
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         in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

                  (iii) The Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

                  (vi) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit the Servicer from entering into this Agreement or, in the Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer;

                  (vii) The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. Any Sub-Servicing Agreements will comply with the provisions of Section 3.22;

                  (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Servicer to perform its obligations hereunder;

                  (ix) The Servicer has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement; and


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                  (x) The Servicer warrants that by August 31, 1999, any
         custom-made software designed by (or, to the best knowledge of the Servicer, relying on vendor and manufacturer warranties, purchased or licensed by) the Servicer and used by the Servicer in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement, will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing tasks with respect to date fields containing date values after August 31, 1999 or
         (y) that would cause such software or hardware, by reason of the changing of the date from 1999 to 2000, to be fit no longer for the purpose for which it was intended.

         (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement. The Servicer shall indemnify the Trustee, the Fiscal Agent and the Trust Fund and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, and legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion arising from, or resulting from a material breach of the Servicer's representations and warranties contained in paragraph (a) above. Such indemnification shall survive any termination or resignation of the Servicer, and any termination of the Agreement.

         SECTION 3.24. Representations and Warranties of the Special Servicer.

         (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Servicer and the Fiscal Agent, as of the Closing Date, that:

                  (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

                  (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree which the Special Servicer or its property is subject;

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;


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                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

                  (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

                  (vii) Each officer, director or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance;

                  (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder; and

                  (ix) The Special Servicer warrants that by August 31, 1999, any custom-made software or hardware designed (or to the best knowledge of the Special Servicer, relying on vendor and manufacturer warranties, purchased or licensed by the Special Servicer)



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

         and used by the Special Servicer in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing tasks with respect to dates after August 31, 1999 or (y) that would cause such software or hardware, by reason of the changing of the date from 1999 to 2000, to be fit no longer for the purpose for which it was intended.

         (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement. The Special Servicer shall indemnify the Trustee, the Fiscal Agent and the Trust Fund and hold them harmless against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a material breach of the Special Servicer's representations and warranties contained in paragraph (a) above. Such indemnification shall survive any termination or resignation of the Special Servicer, and any termination of the Agreement.

         SECTION 3.25.      Interest Reserve Account.

         (a) On each Servicer Remittance Date relating to any Interest Accrual Period ending in any January and on any Servicer Remittance Date relating to any Interest Accrual Period ending in any December of a year immediately preceding a leap year, in respect of the Interest Reserve Loans, the Servicer shall deposit into the Interest Reserve Account an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Mortgage Rate), to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, "Withheld Amounts").

         (b) On each Servicer Remittance Date occurring in March, the Servicer shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January, if any, and February, if any, and shall remit such amount into the Lower-Tier Distribution Account.

                              [End of Section III]





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                                   ARTICLE VI

                         PAYMENTS TO CERTIFICATEHOLDERS

         SECTION 4.01.     Distributions.

         (a) On each Servicer Remittance Date, to the extent of the Available Distribution Amount for such Distribution Date withdrawn from the Certificate Account pursuant to Section 3.04(c), the Servicer shall transfer to the Lower-Tier Distribution Account, and on each Distribution Date the Trustee shall transfer the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                  (i) first, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates and the Class X Certificates, pro rata (based upon their respective entitlements to interest for such Distribution
         Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date;

                  (ii) second, (A) to the Holders of the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, until the outstanding Certificate Balance of such Class has been reduced to zero and (B) after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, to the Holders of the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1 Certificates on such Distribution Date), until the outstanding Certificate Balance of such Class has been reduced to zero;

                  (iii) third, to the Holders of the Class A-1 Certificates and the Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

                  (iv) fourth, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (v) fifth, after the Certificate Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class



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


         A Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;

                  (vi) sixth, to the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

                  (vii) seventh, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (viii) eighth, after the Certificate Balances of the Class A-1, Class A-2 and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A and Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

                  (ix) ninth, to the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

                  (x) tenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xi) eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B and Class C Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

                  (xii) twelfth, to the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xiii) thirteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xiv) fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal


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



         to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C and Class D Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

                  (xv) fifteenth, to the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xvi) sixteenth, to the Holders of the Class F Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xvii) seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B. Class C, Class D and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

                  (xviii) eighteenth, to the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xix) nineteenth, to the Holders of the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xx) twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the Holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class G Certificates has been reduced to zero;

                  (xxi) twenty-first, to the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xxii) twenty-second, to the Holders of the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;


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


                  (xxiii) twenty-third, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the Holders of the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class H Certificates has been reduced to zero;

                  (xxiv) twenty-fourth, to the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xxv) twenty-fifth, to the Holders of the Class I Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xxvi) twenty-sixth, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to the Holders of the Class I Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class E, Class G and Class H Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class I Certificates has been reduced to zero;

                  (xxvii) twenty-seventh, to the Holders of the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

                  (xxviii) twenty-eighth, to the Holders of the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xxix) twenty-ninth, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates have been reduced to zero, to the Holders of the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class J Certificates has been reduced to zero;

                  (xxx) thirtieth, to the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;


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


                  (xxxi) thirty-first, to the Holders of the Class K Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                  (xxxii) thirty-second, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates have been reduced to zero, to the Holders of the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class K Certificates has been reduced to zero;

                  (xxxiii) thirty-third, to the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full; and

                  (xxxiv) thirty-fourth, to the Holders of the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

         (b) On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit actually distributable to its respective Related Certificates as provided in Sections 4.01(a) and (c).

         On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions of interest as follows:

                  (A) the Class LA-1 Uncertificated Interest shall receive distributions in respect of interest in an amount equal to the sum of
         (i) the amount of interest actually distributable on the Class A-1 Certificates and (ii) an amount equal to the product of the Class LA-1 Interest Fraction and the amount of interest distributable on the Class X Certificates;

                  (B) the Class LA-2 Uncertificated Interest shall receive distributions in respect of interest in an amount equal to the sum of
         (i) the amount of interest actually distributable on the Class A-2 Certificates and (ii) an amount equal to the product of the Class LA-2 Interest Fraction and the amount of interest distributable on the Class X Certificates;

                  (C) the Class LB Uncertificated Interest shall receive distributions in respect of interest in an amount equal to the sum of
         (i) the amount of interest actually distributable on the Class B Certificates and (ii) an amount equal to the product of the Class LB Interest Fraction and the amount of interest distributable on the Class X Certificates;


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


                  (D) the Class LC Uncertificated Interest shall receive distributions in respect of interest in an amount equal to the sum of
         (i) the amount of interest actually distributable on the Class C Certificates and (ii) an amount equal to the product of the Class LC Interest Fraction and the amount of interest distributable on the Class X Certificates;

                  (E) the Class LD Uncertificated Interest shall receive distributions in respect of interest in an amount equal to the sum of
         (i) the amount of interest actually distributable on the Class D Certificates and (ii) an amount equal to the product of the Class LD Interest Fraction and the amount of interest distributable on the Class X Certificates;

                  (F) the Class LE Uncertificated Interest shall receive distributions in respect of interest in an amount equal to the sum of
         (i) the amount of interest actually distributable on the Class E Certificates and (ii) an amount equal to the product of the Class LE Interest Fraction and the amount of interest distributable on the Class X Certificates;

                  (G) the Class LF Uncertificated Interest shall receive distributions in respect of interest in an amount equal to the sum of
         (i) the amount of interest actually distributable on the Class F Certificates and (ii) an amount equal to the product of the Class LF Interest Fraction and the amount of interest distributable on the Class X Certificates;

                  (H) the Class LG Uncertificated Interest shall receive distributions in respect of interest in an amount equal to the sum of
         (i) the amount of interest actually distributable on the Class G Certificates and (ii) an amount equal to the product of the Class LG Interest Fraction and the amount of interest distributable on the Class X Certificates;

                  (H) the Class LH Uncertificated Interest shall receive distributions in respect of interest in an amount equal to the sum of
         (i) the amount of interest actually distributable on the Class H Certificates and (ii) an amount equal to the product of the Class LH Interest Fraction and the amount of interest distributable on the Class X Certificates;

                  (H) the Class LI Uncertificated Interest shall receive distributions in respect of interest in an amount equal to the sum of
         (i) the amount of interest actually distributable on the Class I Certificates and (ii) an amount equal to the product of the Class LI Interest Fraction and the amount of interest distributable on the Class X Certificates;

                  (H) the Class LJ Uncertificated Interest shall receive distributions in respect of interest in an amount equal to the sum of
         (i) the amount of interest actually distributable on the Class J Certificates and (ii) an amount equal to the product of the Class LJ Interest Fraction and the amount of interest distributable on the Class X Certificates;

                  (i) the Class LK Uncertificated Interest shall receive distributions in respect of interest in an amount equal to the sum of
         (i) the amount of interest actually distributable on the Class K Certificates and (ii) an amount equal to the product of the Class LK Interest Fraction and the amount of interest distributable on the Class X Certificates.


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


Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount," and shall be made by the Trustee by depositing such Lower-Tier Distribution Amount in the Upper-Tier Distribution Account.

         As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Certificate Balance of the Related Certificates with respect thereto. The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The pass-through rate with respect to each Uncertificated Lower-Tier Interest will be the rate per annum set forth in the Preliminary Statement hereto.

         Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

         (c) On and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (without regard to any amounts of Collateral Support Deficit remaining unreimbursed), the Principal Distribution Amount will be distributed, pro rata (based upon Certificate Balances), among the Class A Certificates without regard to the priorities set forth in Section 4.01(a)(ii).

         (d) On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Yield Maintenance Charges actually collected on the Mortgage Loans or any REO Loans during the related Due Period and shall distribute such amount in respect of the Class LA-1 Uncertificated Interest by depositing such amount in the Upper-Tier Distribution Account (notwithstanding that all principal and interest distributable with respect to the Class LA-1 Uncertificated Interest has been paid in full).

         (e) On each Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have each been reduced to zero, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Yield Maintenance Charges actually collected on Mortgage Loans or REO Loans during the related Due Period and remitted in respect of the Class LA-1 Uncertificated Interest pursuant to
Section 4.01(d), and shall distribute to each of the Class A, Class B, Class C, Class D and Class E Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distributed with respect to such Class pursuant to Section 4.01(a) on such Distribution Date, and the denominator of which is the total amount of principal distributed to all Classes of Certificates pursuant to Section 4.01(a) on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges received during the related Due Period with respect to such Mortgage Loans and remitted in respect of the Class LA-1 Uncertificated Interest pursuant to
Section 4.01(d) remaining after such distributions shall be distributed on the Class X Certificates.

         Notwithstanding anything to the contrary in this Agreement, on each Distribution Date on and after the Senior Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with the termination of the Trust Fund, distributions of principal on the Class A-1 Certificates and the Class A-2 Certificates will be paid to holders of such two Classes of Certificates, pro rata in accordance with their respective Certificate Balances outstanding immediately prior to such Distribution Date, until the Certificate Balance of each such Class of Certificates is reduced to zero.

         Following the reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates to zero, the Trustee shall distribute 100% of any Yield Maintenance Charges actually received during the related Due Period with respect to such Mortgage Loans and remitted in respect of the Class LA-1 Uncertificated Interest pursuant to
Section 4.01(d), to the Class X Certificates.

         (f) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than 5 Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like Manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

         Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor, the Servicer, the Special Servicer, the Underwriter, the Placement Agent or the Fiscal Agent shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated

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         to such Class of Certificates) will be made on the next Distribution
         Date, the Trustee shall, no later than the related P&I Advance Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

                  (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

         Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).

         (h) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(g) as if such Holder had failed to surrender its Certificates.


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         SECTION 4.02.     Statements to Certificateholders; CSSA Standard
Information Package.

         (a) On each Distribution Date, the Trustee shall forward by mail to all of the Holders of each Class of Certificates, the Underwriter, the Placement Agent, the Servicer, the Special Servicer and certain financial market publishers (which initially shall be Bloomberg, L.P., the Trepp Group and Charter Research Corporation) a statement (substantially in the form set forth as Exhibit H hereto) as to the distributions made on such Distribution Date (each, a "Distribution Date Statement") setting forth:

                           (i) the amount of distributions, if any, made on
                  such Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance thereof;

                           (ii) the amount of distributions, if any, made on
                  such Distribution Date to the holders of such Class of Certificates allocable to (A) Distributable Certificate Interest and/or (B) Yield Maintenance Charges;

                           (iii) the number and the aggregate unpaid principal
                  balance of the Mortgage Loans at the close of business on the related Determination Date;

                           (iv) the number and the aggregate unpaid principal
                  balance of the Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are Specially Serviced Mortgage Loans that are not delinquent or (E) as to which foreclosure proceedings have been commenced.

                           (v) with respect to any Mortgage Loans as to which
                  the related Mortgaged Property became an REO Property during the preceding Due Period, the Stated Principal Balance and the unpaid principal balance of such Mortgage Loan as of the date on which such Mortgaged Property became an REO Property;

                           (vi) as to any Mortgage Loan repurchased by the
                  Mortgage Loan Seller or otherwise liquidated or disposed of during the related Due Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;

                           (vii) with respect to any REO Property included in
                  the Trust Fund as of the end of the related Due Period, the value of such REO Property based on the most recent Appraisal or valuation and the amount of any other income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period;


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                           (viii) with respect to any REO Property sold or
                  otherwise disposed of during the related Due Period, (A) the loan number of the related Mortgage Loan and the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be fully recoverable;

                           (ix) the aggregate Certificate Balance of each Class
                  of Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class due to Collateral Support Deficits and any increase in the aggregate Certificate Balance due to allocation of Certificate Deferred Interest;

                           (x) the aggregate amount of Unscheduled Principal
                  Distribution Amount received during the related Due Period;

                           (xi) the  Pass-Through  Rate for such Class of
                  Certificates  for such  Distribution Date;

                           (xii) the aggregate amount of the Servicing Fee,
                  Special Servicing Fee, Workout Fee, Liquidation Fee and any other servicing or special servicing compensation retained by or paid to the Servicer or the Special Servicer for the related Due Period.

                           (xiii) the amount of Collateral Support Deficits, if
                  any, incurred with respect to the Mortgage Loans during the related Due Period and in the aggregate for all prior Due Periods (except to the extent reimbursed or paid);

                           (xiv) the aggregate amount of Servicing Advances and
                  P&I Advances outstanding which have been made by the Servicer, the Trustee and the Fiscal Agent; and

                           (xv) the amount of any Appraisal Reduction allocable
                  to the related Due Period on a loan-by-loan basis and the total Appraisal Reduction Amount as of such Distribution Date.

In the case of information furnished pursuant to clauses (i), (ii), and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

         On each Distribution Date, the Trustee shall forward by mail to all of the Holders of each Class of Certificates, the Underwriter, the Placement Agent, the Servicer, the Special Servicer and certain financial market publishers identified to the Trustee from time to time (which initially shall be Bloomberg, L.P., the Trepp Group and Charter Research Corporation) a report


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in tabular form (the "Collateral Tabulation Report") containing information regarding the Mortgage Loans as of the end of the related Due Period setting forth substantially the categories of information regarding the Mortgage Loans set forth in the charts and tables contained in the Prospectus (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee).

         Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in clauses (i), (ii) and (xi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

         On each Distribution Date, the Trustee shall forward to the Depositor, to each Rating Agency, to each Holder of a Residual Certificate, to the Servicer, to the Special Servicer, to the Trustee, to the Fiscal Agent, to an agent designated by the Directing Certificateholder (which agent shall initially be the Trepp Group, with an address at 477 Madison Avenue, 18th Floor, New York, New York 10022) and to any other party that the Depositor may designate, a copy of the Distribution Date Statement forwarded to the Holders of the Regular Certificates on such Distribution Date.

         (b) With respect to each Distribution Date commencing on the Distribution Date occurring in August 1998, the Servicer shall furnish to the Trustee, the Depositor and each Rating Agency an accurate and complete CSSA Standard Information Package no later than 4:00 p.m. Dallas time on the Business Day prior to the related P&I Advance Determination Date. The CSSA Standard Information Package shall be provided by the Servicer to the Trustee in such formats as the Servicer and the Trustee may agree. The Servicer may make available the CSSA Standard Information Package on its internet site, which is located at http://www.bomcm.com.

         The Trustee shall have no obligation to recompute, verify or recalculate the information provided thereto by the Servicer in the CSSA Standard Information Package. Unless the Trustee has actual knowledge that any CSSA Standard Information Package contains erroneous information, the Trustee is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit to the Certificates in accordance with Section 4.04.

         No later than 11:00 a.m. Dallas time on each Servicer Remittance Date the Servicer shall provide to the Trustee in electronic or other acceptable format a report in the form of Exhibit J.


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         (c) As soon as reasonably practicable, upon the written request of any
Certificateholder, the Trustee shall provide the requesting Certificateholder with such information that is in the Trustee's possession or can reasonably be obtained by the Trustee as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. In addition, pursuant to Section 8.12(b), the Servicer shall provide a financial market publisher (which shall initially be Bloomberg, L.P. and the Trepp Group) certain current information with respect to the Mortgaged Properties set forth in the CSSA Standard Information Packages. If any such information is provided on or before August, 1998, the Servicer shall request that the Depositor provide the Prospectus to Bloomberg.

         (d) The Trustee shall make available to Persons who have obtained an account number on the Trustee's ASAP (Automatic Statements Accessed by Phone) System (or similar system), the reports described above in this Section 4.02 and a summary report of Certificate Factors via automated facsimile. The Trustee shall make available, upon request, to Certificateholders, Certificate Owners identified to the reasonable satisfaction of the Trustee, the Depositor, the Initial Purchaser, the Servicer, the Special Servicer and the Rating Agencies account numbers on the Trustee's ASAP System (or a similar system). In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system, on a confidential basis, such information related to the Mortgage Loans as the Depositor may reasonably request. A directory has been set upon on the bulletin board in which an electronic file is stored containing monthly servicer data. All files shall be password protected. Passwords to each file will be released by the Trustee, upon request, to Certificateholders, Certificate Owners identified to the reasonable satisfaction of the Trustee, the Depositor, the Initial Purchaser, the Master Servicer, the Special Servicer and the Rating Agencies. The Trustee also maintains a site on the internet at www.lnbabs.com at which certain of the above information will be available.

         (e) The Servicer and the Trustee shall prepare and the Trustee shall sign and file, on behalf of the Depositor, any and all Exchange Act Reports; provided, however, that the Depositor shall prepare, sign and file with the Commission the initial Form 8-K relating to the Trust Fund. Each Exchange Act Report consisting of a monthly Distribution Date Statement, Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, Operating Statement Analysis Worksheet, Watch List or report pursuant to Section 4.02(a) shall be prepared as an exhibit or exhibits to a Form 8-K. Each Exchange Act Report consisting of an Annual Report filed on Form 10-K shall identify the aggregate number of Holders of Public Certificates and direct participants of the Depository holding positions in Public Certificates as of December 31 (or the nearest Business Day is such date is not a Business Day) of the related year based on information provided by the Trustee. The Trustee shall provide the Servicer and the Special Servicer with a list of Certificateholders and direct participants of the Depository holding Public Certificates as of December 31 of the related year no later than two Business Days prior to the date on which the Servicer is required to deliver the related Exchange Act Report to the Trustee. For each Exchange Act Report, the Servicer or the Special Servicer, as applicable, shall prepare (i) a manually-signed paper version of such report and (ii) an electronic version of such report, which version shall be prepared as a Microsoft "Word for Windows" file


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(or in such other format as the Trustee, the Depositor and the Servicer or the
Special Servicer may agree), that is suitable for filing via EDGAR. Exchange Act Reports consisting of (i) a monthly Distribution Date Statement, a Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, Operating Statement Analysis Worksheet, Watch List, or other report pursuant to Section 4.02 shall be filed within ten days after each Distribution Date; and (ii) an Annual Report on Form 10-K shall be filed on or prior to March 15 of each calendar year. Manually-signed copies of each Exchange Act Report shall be delivered to the Trustee.

         All reports and notices to be filed by the Trustee, other than the monthly Distribution Date Statements, shall be delivered by the Servicer to the Trustee no later than 8 days after each Distribution Date, and shall be in an 80 column text format suitable for EDGAR filing, or in such other format that is acceptable to the Trustee from time to time.

         If information for any Exchange Act Report is incomplete by the date on which such report is required to be filed under the Exchange Act, the Trustee shall prepare and execute a Form 12b-25 under the Exchange Act. The Trustee shall file the related report in electronic form when such information is available.

         If the requirements of Section 15(d) of the Exchange Act have not been met, the Trustee shall suspend filing reports with the Commission as of fiscal year 1999 and shall file Form 15 with the Commission no later than January 30, 1999.

         The Trustee shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited pursuant to the Exchange Act.

         (f) The Servicer shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement be executed, to the extent the Servicer deems such action to be necessary or appropriate, to provide that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates and shall be used in accordance with applicable law governing securities), also make available any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Mortgagors, for review by the Depositor, the Underwriter, Rating Agencies and any other Persons to whom the Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any related Loan Documents related to a Mortgage Loan.

         (g) The Servicer and the Special Servicer shall make available at its offices during normal business hours, or send to the requesting party at the expense of each such requesting party (other than the Rating Agencies and the Depositor) for review by the Depositor, the Trustee, the Rating Agencies, the Underwriter and any other Persons to whom the Servicer or the Special


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Servicer, as applicable, believes such disclosure to be appropriate the following items: (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received by the Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to Section 3.12, (iii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer, as applicable and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available, to the extent in their possession, from the Servicer or the Special Servicer, as applicable, or the Trustee, as applicable, upon request.

         (h) Notwithstanding the obligations of the Servicer set forth in the preceding provisions of this Section 4.02, the Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Servicer has determined that such withholding is appropriate.

         (i) Notwithstanding any provisions in this Agreement to the contrary, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Servicer, the Special Servicer and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Servicer, the Special Servicer and the Trustee, and each of their respective directors, officers, employees and agents shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicer and the Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by or on behalf of the Depositor, and each of the Servicer, the Special Servicer and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein provided, however, that the Servicer and the Special Servicer may not be so indemnified for any loss, liabilities, damages or expenses caused by its willful misconduct, bad faith or negligence.

         (j) The Trustee represents that it is currently modifying its systems with the intention of being Year 2000 ready by August 1999.

         SECTION 4.03.     P&I Advances.

         (a) On or before 2:00 p.m., Dallas time, on each Servicer Remittance Date, the Servicer shall either (i) deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or (iii) make P&I Advances in the form of any combination of
(i) and (ii)


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 aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Servicer shall notify the Trustee and the Fiscal Agent by (i) a certificate of the Servicing Officer of the amount of any Nonrecoverable P&I Advances for such Distribution Date, and (ii) the aggregate amount of P&I Advances for a Distribution Date on or before the P&I Advance Determination Date. If the Servicer fails to make a required P&I Advance by 11:00 p.m., Dallas time, on any Servicer Remittance Date, an Event of Default as set forth in clause (a)(i) of Section 7.01 shall occur and the Trustee shall make such P&I Advance pursuant to Section 7.05, and if the Trustee fails to make such P&I Advance by 11:00 a.m., Dallas time, on such Servicer Remittance Date, the Fiscal Agent shall make such P&I Advance pursuant to Section 7.05 by the close of business, Dallas time, on the Distribution Date. In the event that the Servicer fails to make a required P&I Advance hereunder, the Paying Agent shall notify the Trustee and the Fiscal Agent of such circumstances by 3:00 p.m. Dallas time on the related Servicer Remittance Date.

         (b) Subject to Section 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Servicing Fees) other than Balloon Payments, that were due during the related Due Period and delinquent as of the close of business on the Business Day preceding the related Servicer Remittance Date (or not advanced by any Sub-Servicer on behalf of the Servicer) and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed.

         (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance.

         (d) In connection with the recovery of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), the Servicer shall be entitled to pay itself, the Trustee or the Fiscal Agent and as the case may be (in reverse of such order with respect to any Mortgage Loan), out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement. The Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Certificate Account.



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         (e) Notwithstanding the foregoing, (i) none of the Servicer, the
Trustee and the Fiscal Agent shall be required to make an Advance for Excess Interest or Yield Maintenance Charges and (ii) the amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal, with respect to any Distribution Date and any Mortgage Loan, the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date.

         SECTION 4.04.     Allocation of Collateral Support Deficit.

         (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Trustee or the Paying Agent shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Regular Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

         (b) On each Distribution Date, the Certificate Balances of the Regular Certificates will be reduced without distribution as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Any such write-off shall be allocated among the respective Certificates as follows: first, to the Class K Certificates; second to the Class J Certificates; third, to the Class I Certificates; fourth, to the Class H Certificates; fifth, to the Class G Certificates; sixth, to the Class F Certificates; seventh, to the Class E Certificates; eighth, to the Class D Certificates; ninth, to the Class C Certificates; tenth, to the Class B Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero and tenth, to the Class A-1 Certificates and the Class A-2 Certificates, pro rata (based upon Certificate Balance), until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

         (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off.


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         SECTION 4.05.     Appraisal Reductions.

         The aggregate Appraisal Reduction will be allocated by the Trustee on each Distribution Date, only for purposes of determining the identity of the Controlling Class and Voting Rights and the amount of P&I Advances with respect to the related Mortgage Loan, to the Certificate Balance of the Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificate Balances. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Certificate Balance for such Class of Certificates (prior to taking the Reduction into account) is less than the Appraisal Reduction Amount.

         SECTION 4.06.     Certificate Deferred Interest.

         (a) On each Distribution Date, the amount of interest distributable to a Class of Certificates (other than the Class X Certificates) shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans for the Due Dates occurring in the related Due Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated first to the Class K Certificates, second to the Class J Certificates, third to the Class I Certificates, fourth to the Class H Certificates, fifth to the Class G Certificates, sixth to the Class F Certificates, seventh to the Class E Certificates, eighth to the Class D Certificates; ninth to the Class C Certificates, tenth, to the Class B Certificates, and eleventh, pro rata (based upon Accrued Certificate Interest), to the Class A-1 and Class A-2 Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

         (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.06(a) above.

         (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto. On each Distribution Date, to the extent provided in Section 4.06(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.


                              [End of Article IV]


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                                  ARTICLE V.

                                THE CERTIFICATES

         SECTION 5.01.    The Certificates.

         (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-14. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Class A, Class B, Class C, Class D, Class E and Class X Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class X Certificates will be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1,000 in excess thereof. The Offered Certificates (other than the Class X Certificates) will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $25,000, and in integral multiples of $1,000 in excess thereof. The Non-Registered Certificates (other than the Residual Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $250,000, and in integral multiples of $1,000 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1,000, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of (i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1,000 that does not exceed such amount. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the



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Depository and Depository Participants, and all references to actions by
Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. LaSalle National Bank, is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If the Authenticating Agent resigns or is terminated, the Trustee shall appoint a successor Authenticating Agent which may be the Trustee or an Affiliate thereof.

         (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

         SECTION 5.02.    Registration of Transfer and Exchange of Certificates.

         (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. LaSalle National Bank is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Fiscal Agent, the Special Servicer and the Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate


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Registrar may prescribe; provided, however, that the predecessor Certificate
Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Certificate registrar resigns as Certificate Registrar, the Trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107 or at the Corporate Trust Office, if the Trustee is the Certificate Registrar (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney). Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Definitive Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be cancelled, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

         (b) No transfer of any Class X Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of Non-Registered Securities (other than the Class X Certificates and other than a transfer by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under applicable state securities laws, the Certificate Registrar shall require (in the case of a Definitive Certificate) that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit C attached hereto, which Investment Representation Letter shall certify, among other things, that (subject to the first proviso to this sentence) the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or an entity all of the equity owners of which come within such paragraphs (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"); provided, however, that if the certifications described above cannot be provided with respect to the Class X Certificates, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, further, that no transfer of an Ownership Interest in a Residual Certificate may be made to any Person other than a Qualified Institutional Buyer and that transfers of Non-Registered Certificates other than the Residual Certificates may be made only to Eligible Investors; provided further that a transfer of a Non-Registered Certificate may be made to a trust that is otherwise eligible to purchase such Certificate if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 5.02. The Servicer will furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, such information as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of Section 15(d) of the Exchange Act. None of the Depositor, the Trustee, the Fiscal Agent, the Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four rating categories by a NRSRO to (i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate, and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of this
Section 5.02(b), or (ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

         Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.


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


         THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

         Unless the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) have been registered under the Securities Act, each of such Certificates shall bear a legend substantially to the following effect:

         THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR
         (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR") WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

         Unless the Class X Certificates have been registered under the Securities Act, each of such Certificates shall bear a legend substantially to the following effect:

         THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR") WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (C) PURSUANT TO ANOTHER AVAILABLE



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         EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT,
         SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

         Unless the Residual Certificates have been registered under the Securities Act, each of such Certificates shall bear a legend substantially to the following effect:

         THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

         (c) With respect to the Subordinate Certificates, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit G attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or
Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Exemption 90-33, as amended by Prohibited Transaction Exemption 97-34 or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Paying Agent, the Underwriter, the Placement Agent or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the Underwriter, the Placement Agent, the Certificate Registrar or and the Trust Fund. Each Certificate Owner of a Subordinate Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

         So long as any of the Class of Certificates remains outstanding, the Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

         Each of the Subordinate Certificates shall bear a legend substantially to the following effect:

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ? 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF

         SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
         SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

         (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this
         Section 5.02(d) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (b) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and
         (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

                  (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Servicer, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
         Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement; provided, however, that the Certificate Registrar shall be under such liability for a registration of Transfer of a Residual Certificate if it has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person in violation of Section 5.02(d)(i)(C) above.

                  (iii) The Servicer shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, upon written request of the Trustee, all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury Regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

         (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth

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in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within 5 Business Days of such request if made at such Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Registrar Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

         (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that (i) a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-2, Class B, Class C, Class D, Class E or Class X Certificates) is being held by or for the benefit of a Person who is not an Eligible Investor or (ii) that (A) a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate or (B) any Residual Certificate is held by or for the benefit of a Person who is not a Qualified Institutional Buyer or (iii) that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor (in the case of a circumstance described in clause (i) or (iii) above) or to a QIB (in the case of a circumstance described in clause (ii) above) within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

         (g) The Certificate Registrar shall provide to the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Depositor, upon request of any such party, an updated copy of the Certificate Register.

         (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum


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sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         (i) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates procedures.

         SECTION 5.03.    Book-Entry Certificates.

         (a) The Regular Certificates sold to Qualified Institutional Buyers shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(e) above or subsection (c) below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) The Trustee, the Servicer, the Special Servicer, the Paying Agent, the Fiscal Agent, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         (c) If (i)(A) the Depositor advises the Trustee, the Paying Agent and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee, the Paying Agent and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to all, any Class or any portion of any Class of the Certificates or (iii) the Trustee determines that Definitive Certificates are required in accordance with the provisions of
Section 5.03(e), the Paying Agent shall notify the affected Certificate


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Owners of the occurrence of any such event and of the availability of
Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within 5 Business Days of such request if made at the Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Paying Agent, the Servicer, the Trustee, the Fiscal Agent, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

         (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co.
and (ii) shall bear a legend substantially to the following effect:

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

         (e) If the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Trustee shall notify the


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affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

         (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such scheduled affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

         (g) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(g). Upon receipt by the Certificate Registrar at the Registrar Office of
(i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest and (iv) if the affected Certificate is a Non-Registered Certificate other than a Class X Certificate, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

         SECTION 5.04.    Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of


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the Trustee and the Certificate Registrar) connected therewith. Any replacement
Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.05.    Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 9.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

         SECTION 6.06.    Appointment of Paying Agent.

         LaSalle National Bank is hereby initially appointed Paying Agent. If the Paying Agent resigns or is terminated, the Trustee shall appoint a successor Paying Agent which may be an Affiliate thereof; provided, however, that if the Trustee resigns as Paying Agent in connection with its resignation as Trustee pursuant to Section 8.07, the Depositor shall appoint a successor Paying Agent.

                               [End of Article V]



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                                  ARTICLE VI.

                               THE DEPOSITOR, THE
                       SERVICER AND THE SPECIAL SERVICER

         SECTION 6.01. Liability of the Depositor, the Servicer and the Special Servicer.

         The Depositor, the Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Special Servicer herein.

         SECTION 6.02. Merger, Consolidation or Conversion of the Depositor, the Servicer or the Special Servicer.

         (a) Subject to subsection (b) below, the Depositor, the Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation or limited liability company, as the case may be, under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         (b) The Depositor, the Servicer and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not result in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

         SECTION 6.03. Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others.

         (a) Neither the Depositor, the Servicer, the Special Servicer nor any of the directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would


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


otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Servicer, the Special Servicer and any director, officer, manager, member, employee or agent of the Depositor, the Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any director, officer, manager, member, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation, warranty or covenant made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

         (b) None of the Depositor, the Servicer and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided in this Section 6.0 by Section 3.05(a); provided, however, that neither the Depositor, the Servicer nor the Special Servicer may be reimbursed for any expenses in circumstances where they would not otherwise be entitled to indemnification under this Agreement.

         (c) Each of the Servicer and the Special Servicer agrees to indemnify the Depositor, the Trustee, the Fiscal Agent and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement (including acts or omissions occurring in their capacity as agent for the Trustee) or by reason of reckless disregard by the Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein. The Trustee, the Depositor or the Fiscal Agent, as the case may be, shall immediately notify the Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage

Loans entitling it to indemnification hereunder, whereupon the Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee, the Depositor or the Fiscal Agent) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Servicer's, or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided in this Section 6.03 herein shall survive the termination of this Agreement and the termination or resignation of the Servicer, the Trustee, the Fiscal Agent and the Special Servicer.

         SECTION 6.04.   Depositor, Servicer and Special Servicer Not to Resign.

         Subject to the provisions of Section 6.02, none of the Depositor, the Servicer and the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except (a) upon determination that such party's duties hereunder are no longer permissible under applicable law or are in material conflict with, by reason of applicable law, the other activities carried on by it or (b) in the case of the Servicer or Special Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Servicer or Special Servicer, as the case may be, and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause the Rating Agency to downgrade, withdraw or qualify any of the ratings assigned by the Rating Agency to any Class of Certificates. Any such determination permitting the resignation of the Depositor, the Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02.

         SECTION 6.05. Rights of the Depositor in Respect of the Servicer and the Special Servicer.

         The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer and the Special Servicer hereunder or exercise the rights of the Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

                              [End of Article VI]

                                  ARTICLE VII.

                                    DEFAULT

         SECTION 7.01. Events of Default; Servicer and Special Servicer Termination.

         (a) "Event of Defaults" wherever used herein, means any one of the following events:

                  (i) any failure by the Servicer to make any remittance required to be made by the Servicer to the Certificate Account, Escrow Account or either Distribution Account on the day and by the time such remittance is required to be made under the terms of this Agreement; or

                  (ii) any failure by the Special Servicer to deposit into, or to remit to the Servicer for deposit into, or the Servicer to make a required deposit into the Certificate Account or the REO Account, or to deposit into, or to remit to the Trustee or the Paying Agent for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Servicer or the Special Servicer, as the case may be, pursuant to, and at the time specified by, the terms of this Agreement; or

                  (iii) any failure on the part of the Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

                  (iv) any breach on the part of the Servicer or the Special Servicer of any representation or warranty contained in Section 3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

                  (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjust-ment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (vi) the Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

                  (vii) the Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

                  (viii) the Trustee shall have received written notice from either Rating Agency that the continuation of the Servicer or Special Servicer, as the case may be, has resulted, or would result, in and of itself, in a downgrading, qualification or withdrawal of the then-current rating on any Class of Certificates that are rated by a Rating Agency if the Servicer or Special Servicer, as the case may be, is not replaced.

         (b) If any Event of Default with respect to the Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable it to assume the Servicer's or the


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Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within 5 Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Certificate Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property; provided, however, that the Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Servicer) or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

         (c) The Holder or Holders of more than 50% of the aggregate Certificate Balance of the then Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days' notice to the Special Servicer, the Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c).

         (d) The Servicer and Special Servicer shall, from time to time, take all such actions as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable and as pertains to this transaction, with each of the Rating Agencies.

         SECTION 7.02.    Trustee to Act; Appointment of Successor.

         On and after the time the Servicer or the Special Servicer, an the case may be, either resigns pursuant to the first sentence of Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(a), and; provided that no acceptable successor has been appointed, the Trustee shall be the successor to the Servicer or Special Servicer, as the case may be, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the


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predecessor Special Servicer which may have arisen prior to its termination as
Special Servicer. The Trustee in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of the Servicer or the Special Servicer, the Trustee shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Servicer or Special Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer or special servicer, as applicable, by each Rating Agency or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Servicer For the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, an shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor servicer.


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 .        SECTION 7.03.    Notification to Certificateholders

         (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

         SECTION 7.04.    Waiver of Events of Default.

         The Holders of Certificates representing at least 66 2/3% Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

         SECTION 7.05.    Trustee and Fiscal Agent as Makers of Advances.

         (a) In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall immediately notify the Fiscal Agent of such circumstances in writing, and the Trustee shall perform such obligations (x) within five Business Days of such failure by the Servicer with respect to Servicing Advances to the extent the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by 11:00 a.m., Dallas time, on the Business Day next succeeding the related Servicer Remittance Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by both the Trustee and the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts


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available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder. In the event the Fiscal Agent is not the initial Fiscal Agent, with respect to any Distribution Date that the Trustee is required to make any P&I Advances, immediately upon making such P&I Advances the Trustee shall notify the Fiscal Agent by facsimile that such P&I Advances have been made.

         (b) In the event that the Trustee fails to fulfill its obligations hereunder to make any Advances following the failure of the Servicer to make an Advance, the Fiscal Agent shall perform such obligations (x) within one Business Day of such failure by the Trustee with respect to Servicing Advances and (y) by no later than the close of business, Dallas time, on the related Distribution Date with respect to P&I Advances, and, with respect to any such Advance made by the Fiscal Agent, the Fiscal Agent shall succeed to all of the Trustee's rights with respect to any such Advance hereunder; provided, however, that if Advances made by the Servicer, the Trustee and the Fiscal Agent shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and interest hereunder shall be applied entirely to the Advances outstanding to the Fiscal Agent, until such Advances shall have been repaid in full, together with all interest accrued thereon. The Fiscal Agent shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                              [End of Article VII]



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                                   ARTICLE VIII.

                    CONCERNING THE TRUSTEE AND FISCAL AGENT

         SECTION 8.01.     Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and


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


                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

         SECTION 8.02.     Certain Matters Affecting the Trustee.

         Except as otherwise provided in Section 8.01:

                  (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (iv) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound


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


         to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

                  (vii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

                  (viii) The Trustee shall not be responsible for any act or omission of the Servicer or the Special Servicer (unless the Trustee is acting as Servicer or Special Servicer, as the case may be) or of the Depositor.

         SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

Neither the Trustee nor the Fiscal Agent makes any representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Servicer or the Special Servicer. Neither the Trustee nor the Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer, and accepted by the Trustee or the Fiscal Agent, as applicable, in good faith, pursuant to this Agreement.


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         SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

         Each of the Trustee and the Fiscal Agent in its individual capacity, not as Trustee or Fiscal Agent, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Placement Agent and the Underwriter in banking transactions, with the same rights it would have if it were not Trustee or the Fiscal Agent, as applicable.

         Section 8.05. Payment of Trustee's Fees; Indemnification of Trustee and Fiscal Agent.

(a) The Servicer covenants and agrees to pay to the Trustee or any successor Trustee from time to time, and the Trustee or any successor Trustee shall be entitled to receive from the Servicer the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee.

         (b) The Trustee, the Fiscal Agent and any director, officer, employee or agent of the Trustee or the Fiscal Agent shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee or the Fiscal Agent, as applicable, relating to the exercise and performance of any of the powers and duties of the Trustee or the Fiscal Agent, as applicable, hereunder; provided, however, that neither the Trustee, the Fiscal Agent nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee or the Fiscal Agent, as applicable, in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-l(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or the Fiscal Agent's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or the Fiscal Agent made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and/or Fiscal Agent and appointment of a successor thereto.


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         SECTION 8.06. Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated either (a) if a Fiscal Agent is then currently in place, not less than (1) "Baa2" by Moody's and (2) "BBB" by DCR (provided that the Fiscal Agent is not an entity that in and of itself would result in the downgrading, withdrawal or qualification of Moody's and DCR's respective rating of any of the then-rated Certificates) or
(b) if a Fiscal Agent is not then in place, "Aa2" by Moody's and "AA" by DCR (or such entity as would not, as evidenced in writing by the Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates).

         If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Upper-Tier REMIC and the Lower-Tier REMIC is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust or (iii) administer the Upper-Tier REMIC and the Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.

         SECTION 8.07. Resignation and Removal of the Trustee and the Fiscal Agent.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor.

         (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Servicer.

         (d) Subject to the last sentence of the last paragraph of this Section 8.07(d), the Fiscal Agent shall not be entitled to resign, except under a determination that it may no longer perform its obligations and duties under applicable law or such obligations and duties are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination is required to be evidenced by an Opinion of Counsel to such effect delivered to the Depositor and the Trustee. The Fiscal Agent may also resign from its obligations and duties under this Agreement at any time upon reasonable notice to the Trustee, provided that (i) a successor fiscal agent is willing to assume the obligations, responsibilities, and covenants to be performed by the Fiscal Agent on substantially the same terms and conditions, and for not more than equivalent compensation, (ii) the Fiscal Agent bears all costs associated with such resignation, (iii) the successor fiscal agent has a long term debt rating of at least "Aa2" from Moody's and "AA" from DCR or, as confirmed in writing by each Rating Agency, is an entity that in and of itself would not result in a downgrading, withdrawal or qualification of any rating of any then-rated Certificate, (iv) the successor fiscal agent is approved by the Depositor and the Trustee and (v) the Rating Agencies shall have confirmed in writing that the appointment of such successor fiscal agent will not adversely affect or result in a withdrawal, downgrading, or qualification of the ratings on the Certificates that are then-rated.

         Upon any resignation or removal of the Fiscal Agent, the Trustee will be required to designate a successor Fiscal Agent whose appointment will not adversely affect the ratings on the Certificates then rated, unless (i) there is a successor Fiscal Agent already provided for in accordance with the proviso to the last sentence of the preceding paragraph in this Section 8.07(d) or (ii) the long-term senior unsecured debt of the Trustee is rated "Aa2" by Moody's and "AA" by DCR (or such other rating by either Rating Agency as would not, as evidenced in writing by such Rating Agency, adversely affect any of the ratings then assigned thereby to the Certificates).

         Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor Trustee and Fiscal Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee and Fiscal Agent as provided in Section 8.08, except that the resignation or removal of the Fiscal Agent shall become effective immediately if, at the time of such resignation or removal, the long-term senior unsecured debt of the Trustee is rated "Aa2" by Moody's and "AA" by DCR (or such other rating by either Rating Agency as would not, as evidenced in writing by such Rating Agency, adversely affect any of the ratings then assigned thereby to the Certificates).

         Upon any succession of the Trustee under this Agreement, the predecessor Trustee shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee or Fiscal Agent shall be personally liable for any action or omission of any successor Trustee or successor Fiscal Agent. Notwithstanding anything to the contrary herein, the resignation or removal of the initial Trustee shall automatically result in the simultaneous resignation or removal of the initial Fiscal Agent.

         SECTION 8.08. Successor Trustee and Fiscal Agent.

         (a) Any successor Trustee or Fiscal Agent appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee or Fiscal Agent, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Fiscal Agent, as applicable, shall become effective and such successor Trustee or Fiscal Agent, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Fiscal Agent herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor Trustee), and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

         (b) No successor Trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

         (c) Upon acceptance of appointment by a successor Trustee or Fiscal Agent as provided in this Section 8.08, the Servicer shall mail notice of the succession of such Trustee or Fiscal Agent hereunder to the Depositor and the Certificateholders. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Fiscal Agent, such successor Trustee or Fiscal Agent, as applicable, shall cause such notice to be mailed at the expense of the Servicer.


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         SECTION 8.09.     Merger or Consolidation of Trustee or Fiscal Agent.

         Any Person into which the Trustee or the Fiscal Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Fiscal Agent, shall be the successor of the Trustee or the Fiscal Agent, respectively, hereunder; provided, that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee or the Fiscal Agent, as the case may be, will provide notice of such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.


         SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon


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its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder; provided, however, that the Trustee shall have no liability for the actions of a co-trustee or a separate trustee not within the express authority of such co-trustee or separate trustee.

         SECTION 8.11. Appointment of Custodians.

         The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

         SECTION 8.12. Access to Certain Information.

         (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance notice, make available during


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normal business hours for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (a) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (c) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (e) any inspection report prepared by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee and Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee pursuant to Section 3.12(b), together with the accompanying written reports to be prepared by the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b), (g) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (h) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (i) any and all Officer's Certificates delivered to the Trustee to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Mortgage Loan documents contained in the Mortgage File, (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (l) information regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans and (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof. Copies of any and all of the foregoing items will be available from the Trustee upon request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge to the Rating Agencies. In addition, without limiting the generality of the foregoing, any Class F, Class G, Class H, Class I, Class J and Class K Certificateholder may upon request obtain from the Trustee a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

         (b) The Servicer shall provide certain financial market publishers, which initially shall be Bloomberg, L.P., the Trepp Group and Charter Research Corporation, on a quarterly basis,


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the CSSA Standard Information Package with respect to the Mortgaged Properties, to the extent such information due from the Mortgagors has been received from the Mortgagors.

         (c) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Servicer and the Trustee shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriter, the Placement Agent, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided, however, that the Servicer or the Trustee, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

         (d) With respect to any information furnished by the Trustee or the Servicer pursuant to this Section 8.12, the Trustee or Servicer, as the case may be, shall be entitled to indicate the source of such information and the Trustee or Servicer, as applicable, may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee or the Servicer, as applicable, shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee or the Servicer, as the case may be, may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Servicer or Trustee, as applicable, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee or the Servicer, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. Neither the Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Agreement.

         SECTION 8.13. Representations and Warranties of the Trustee and the Fiscal Agent.

         (a) The Trustee hereby represents and warrants to the Depositor, the Servicer and the Special Servicer and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Trustee is a banking association chartered under the laws of the United States of America, duly organized, validly existing and in good standing under the laws thereof;



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                  (ii) The execution and delivery of this Agreement by the
         Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                  (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and
         (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

                  (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

                  (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.


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

         (b) The Fiscal Agent hereby represents and warrants to the Depositor, the Servicer and the Special Servicer and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Fiscal Agent is a foreign banking corporation, duly organized, validly existing and in good standing under the laws governing its creation;

                  (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                  (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent;

                  (vi) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent which would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent; and

                  (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Fiscal Agent, or compliance by the Fiscal Agent with, this Agreement or the consummation of


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


         the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Fiscal Agent of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Fiscal Agent to perform its obligations hereunder.

                             [End of Article VIII]


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                                  ARTICLE IX.

                                  TERMINATION

           SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans

         Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class, the Servicer, the Special Servicer, or the Holders of the Class LR Certificates, as described below, of all the Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund and (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected and mutually agreed upon by the Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class unless the Controlling Class is the only Class of Certificates then outstanding)), minus (b) solely in the case where the Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer in connection with such purchase) and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund and (c) solely in the case where the Special Servicer is effecting such purchase, any unpaid Special Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Special Servicer in connection with such purchase); provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

         The Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class may, at its option, elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that such Controlling Class Certificateholder may so elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage


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


Loans set forth in the Preliminary Statement. In the event that such Controlling Class Certificateholder does not exercise such purchase option within 10 Business Days of such Distribution Date, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties; provided, however, that (i) the Servicer may not purchase the Mortgage Loans unless the Special Servicer purchases all of the Specially Serviced Mortgage Loans and REO Properties and (ii) the Special Servicer may not purchase the Specially Serviced Mortgage Loans and REO Properties unless the Servicer purchases all of the Mortgage Loans; provided further that for so long as the Servicer and the Special Servicer do not exercise their option to purchase all of the Mortgage Loans and REO Properties following the expiry of such 10 Business Day period, such Controlling Class Certificateholder may continue to exercise the option granted to it. If the Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by such Controlling Class Certificateholder or the Servicer and the Special Servicer pursuant to their respective options, then the Holders of the Class LR Certificates may purchase all but not less than all, of such assets then included in the Trust Fund. In the event that the Servicer, the Special Servicer, such Controlling Class Certificateholder or the Holders of the Class LR Certificates purchase any of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the this Section 9.01, the Servicer, the Special Servicer, the Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class or the Holders of the Class LR Certificates, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price, which portion shall be deposited in the Certificate Account). In addition, the Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such Servicer Remittance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(c), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made and receipt of an Opinion of Counsel (which Opinion of Counsel shall be obtained by and at the expense of the party causing such liquidation and shall in no event be an expense of the Trustee) to the effect that the resulting liquidation will be a ?qualified liquidation? within Section 860F(a)(4) of the Code, the Trustee shall release or cause to be released to the Servicer, the Special Servicer, such Controlling Class Certificateholder or the Holders of the Class LR Certificates, as applicable, the Mortgage Files for the remaining Mortgage Loans to the respective purchasers thereof and shall execute all assignments, endorsements and other instruments furnished to it by the Servicer, the Special Servicer, the Controlling Class Certificateholders or the Holders of the Class LR Certificates, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund to the respective purchasers thereof.

         Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to Certificateholders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the



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month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

         After transferring the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account pursuant to Section 3.04(c) and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clause (ii) of Section 3.05(c)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a) and 4.01(e) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b) and (d). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(g).

         SECTION 9.02. Additional Termination Requirements.

         In the event the Servicer, the Special Servicer, the Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which are intended to meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

                  (i) the Trustee shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) in a statement attached to each of the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury Regulations, Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as are specified in the Opinion of Counsel delivered pursuant to Section 9.01;

                  (ii) during such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Fund to the Servicer, the Special Servicer, the Controlling Class


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         Certificateholders or the Holders of the Class LR Certificates, as
         applicable, for cash; and

                  (iii) immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund and each of the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

                              [End of Article IX]




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                                   ARTICLE X.

                          ADDITIONAL REMIC PROVISIONS

         SECTION 10.01. REMIC Administration.

         (a) The Trustee shall make elections to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Uncertificated Lower-Tier Interests and the Certificates are issued. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests shall be designated as the "regular interests" and the Class LR Certificates shall be designated as the sole class of "residual interests" in the Lower-Tier REMIC. None of the Special Servicer, the Servicer and the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Lower-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

         (b) The Closing Date is hereby designated as the "startup day" of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

         (c) The Trustee shall act on behalf of each REMIC in relation to any tax matter or controversy involving either REMIC and shall represent each REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or gross negligence. The Holder of the largest Percentage Interest in each of the Class R and Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of the Upper-Tier REMIC and the Lower-Tier REMIC, respectively. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the Class R and Class LR Certificates hereby agrees to irrevocably appoint the Trustee as their agent to perform all of the duties of the "tax matters person" for Upper-Tier REMIC and the Lower-Tier REMIC, respectively.

         (d) The Trustee shall prepare or cause to be prepared and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder and shall sign such Tax


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

Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trust Fund.

         (e) The Trustee shall provide or cause to be provided (i) to any Transferor of a Class R Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent and shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption)) and (ii) to the Internal Revenue Service on Form 8811 the name, title, address and telephone number of the "tax matters person" who will serve as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder.

         (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions (and the Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do so). Neither the Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon either the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event, an "Adverse REMIC Event") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Trustee determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Trustee. At all times as may be required by the Code, the Servicer, Special Servicer and Trustee will to the extent within their respective control and the scope of their respective duties more specifically set forth herein, maintain substantially all of the assets of each of the Lower-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section


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860G(a)(3) of the Code and "permitted investments" as defined in Section
860G(a)(5) of the Code.

         (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 10.01(g); provided, that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Code Section 860G(d) or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the Servicer in writing), and shall remit to the Servicer such reserved amounts as the Servicer shall request in order to pay such taxes. Except as provided in the preceding sentence, the Servicer shall withdraw from the Certificate Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as the Trustee notifies the Servicer that it estimates to be legally owed by either the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Code Section 860F(a) or the amount of any taxable contribution to the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Lower-Tier REMIC, to the Holders of the Uncertificated Lower-Tier Interests to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b) and (y) in the case of the Upper-Tier REMIC, to the Holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class X Certificates, as applicable, in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates. None of the Trustee, the Fiscal Agent, the Trustee or the Special Servicer shall be responsible for any taxes imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement.

         (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

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


         (i) Following the Startup Day, the Trustee shall not accept any contributions of assets to the Lower-Tier REMIC and the Upper-Tier REMIC unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Lower-Tier REMIC or the Upper-Tier REMIC will not (i) cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject either the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (j) The Trustee shall not enter into any arrangement by which the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (k) Solely for the purposes of Section 1.860G-l(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Certificates representing a "regular interest" in the Upper-Tier REMIC and by which the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests representing a "regular interest" in the Lower-Tier REMIC would be reduced to zero is May 16, 2013, is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.

         (l) Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Lower-Tier REMIC and the Upper-Tier REMIC.

         (m) Neither the Trustee nor the Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account, the Distribution Accounts or the REO Account for gain unless (a) it has received an Opinion of Counsel that such sale, disposition or substitution will not affect adversely the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) the Trustee has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.


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


         SECTION 10.02. Depositor, Special Servicer, Paying Agent and Trustee to Cooperate with Servicer.

         (a) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, all information or data that the Servicer reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

         (b) The Servicer, the Special Servicer, the Paying Agent and the Trustee shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Servicer in order to enable it to perform its duties hereunder.

         SECTION 10.03. Use of Agents.

         The Trustee may execute any of its obligations and duties under this
Article X either directly or by or through agents or attorneys. The Trustee shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.



                               [End of Article X]

                                   ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

         SECTION 11.01. Amendment.

         (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  (i)      to cure any ambiguity;

                  (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error;

                  (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  (iv) to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders


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


         (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  (vii) to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  (iv) amend this Section 11.01.

         (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

         (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement describing the amendment to each Certificateholder and the Paying Agent and a copy of such amendment to each Rating Agency.



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


         (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (f) The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

         (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Special Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account.

         SECTION 11.02. Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         (c) The Trustee shall make any filings required under Illinois law, the costs of which, if any, to be at the Trustee's expense.

         SECTION 11.03. Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 11.04. Governing Law.

         This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 11.05. Notices.

         Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid or transmitted by telecopier with a


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

hard copy mailed as described above in confirmation, to: (i) in the case of the Depositor, Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek, with a copy to Joseph Jurkowski, Esq., telecopy number: (212) 270-2619; (ii) in the case of the Servicer, Banc One Mortgage Capital Markets, LLC, 1717 Main Street, 14th Floor, Dallas, Texas 75201, Attention: Edgar L. Smith, II, telecopy number: (212) 290-4480, with a copy to: Banc One Mortgage Capital Markets, LLC, 1717 Main Street, 12th Floor, Dallas, Texas 75201, Attention: Paul G. Smyth, telecopy number: (214) 290-3142; (iii) in the case of the Special Servicer, AMRESCO Management, Inc., 700 North Pearl Street, Suite 2400, Dallas, Texas 75201-7848,
Attention: President, telecopy number: 214-953-7848, with a copy to AMRESCO Inc., 700 North Pearl Street, Suite 2400, Dallas, Texas 75201-7848, Attention:
General Counsel, telecopy number: 214-953-7757; (iv) in the case of the Trustee, the Fiscal Agent, the initial Paying Agent, the initial Authenticating Agent and the initial Certificate Registrar, LaSalle National Bank, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention:
Asset-Backed Securities Trust Services Group - Bear Stearns Commercial Mortgage Securities Inc., Series 1998-C1, telecopy number: (312) 904-2084; (vi) in the case of the Rating Agencies, (a) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Structured Finance, telecopy number: (212) 553-4392 and (b) Duff & Phelps Credit Rating Co., 55 East Monroe Street, Chicago, Illinois 60603, Attention: Commercial Mortgage Monitoring Group, telecopy number: (312) 263-2852; and (vii) in the case of the Mortgage Loan Seller, Bear, Stearns Funding, Inc., 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek, 272-2619, with a copy to Bear, Stearns Funding, Inc., 245 Park Avenue, New York, New York 10167, Attention: Joseph Jurkowski, Esq., telecopy number: (212) 270-3358; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notices to the Trustee shall be deemed to have been duly given only when received.

         SECTION 11.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 11.07. Confirmation of Intent: Grant of a Security Interest.

         The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Distribution Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

         SECTION 11.08. Successors and Assigns; Beneficiaries.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

         SECTION 11.09. Article and Section Headings.

         The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         SECTION 11.10. Notices to the Rating Agencies.

         (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i)   any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                  (iii) the resignation or termination of the Servicer or the Special Servicer;

                  (iv) any change in the location of either of the Distribution Accounts;

                  (v) the repurchase of Mortgage Loans by the Mortgage Loan Seller pursuant to Section 3.3 of the Mortgage Loan Purchase and Sale Agreement; and

                  (vi) the final payment to any Class of Certificateholders.

         (b) The Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i)   the resignation or removal of the Trustee;

                  (ii)  any change in the location of the Certificate Account;
         and

                  (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Paying Agent or the Trustee;

                  (iv)  any change in the lien priority of any Mortgage Loan;

                  (v) any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans;

                  (vi)  any material damage to any Mortgaged Property;

                  (vii) any assumption with respect to a Mortgage Loan; and

                  (viii) any release or substitution of any Mortgaged Property.

         (c) Each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

                  (i) each of its annual statements as to compliance described in Section 3.13;

                  (ii) inspection reports and other items delivered to each of the Servicer and Special Servicer pursuant to Sections 3.12(a) and 3.12(b);

                  (iii) each of its annual independent public accountants' servicing reports described in Section 3.14;

                  (iv) a CSSA Standard Information Package with respect to each Distribution Date required to be delivered pursuant to Section 4.02(b); and

                  (v) each waiver and consent provided pursuant to Section
         3.08.

         (d) The Paying Agent shall promptly furnish to each Rating Agency a copy of the statement to Certificateholders distributed pursuant to Section 4.02(a).

         (e) The Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Servicer or Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information. The Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information.


                    [SIGNATURES COMMENCE ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized, in each case as of the day and year first above written.

                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.,

                                    in its individual capacity and as
                                    attorney-in-fact of the holder of the Pari
                                    Passu Loan pursuant to the Pari Passu
                                    Intercreditor Agreement

                                    Depositor

                                    By: /s/ James Reichek
                                       ------------------
                                    Name: James G. Reichek
                                    Title:   Executive Vice President

                                    BANC ONE MORTGAGE CAPITAL
                                     MARKETS, LLC

                                    Servicer

                                    By: /s/ Edgar L. Smith II
                                      -----------------------
                                    Name: Edgar L. Smith II
                                    Title: Chief Operating Officer

                                    AMRESCO MANAGEMENT, INC.

                                    Special Servicer

                                    By: /s/ Michael Carp
                                       -----------------
                                    Name: Michael Carp
                                    Title: Vice-President

                                    LASALLE NATIONAL BANK, not in its individual
                                     capacity but as Trustee

                                    Trustee

                                    By: /s/ Brian D. Ames
                                       ------------------
                                    Name: Brian D. Ames
                                    Title: Assistant Vice-President

                                    ABN AMRO BANK N.V.,  not in its  individual
                                     capacity but as Fiscal Agent

                                    Fiscal Agent


                                    By: /s/ Irene Pazik
                                      -----------------
                                    Name: Irene Pazik
                                    Title: Vice-President


                                    By: /s/ Robert C. Smolka
                                        --------------------
                                    Name: Robert C. Smolka
                                    Title: Group Vice-President

                                   SCHEDULE 1

                      Mortgage Loans With Additional Debt
                      -----------------------------------

  Loan Number                               Loan Name
  -----------                               ---------
  6310                                      Rockaway Industrial Complex

  9119                                      Lomas Santa Fe





                                  Sched. 1-1

                                   SCHEDULE 2

                         Interest-Only Mortgaged Loans
                         -----------------------------

  Loan Number                                             Loan Name
  -----------                                             ---------
  6072                                                    127-131 Second Avenue

  6605                                                    Kerr McGee Center













                                  Sched. 2-1

                                   SCHEDULE 3


                  Mortgage Loans Without Defeasance Provisions
                  --------------------------------------------
Loan Number       Loan Name
-----------       ---------

6100              Mission Marketplace
6008              Naples Beach Hotel & Golf Club
9119              Lomas Santa Fe Plaza
9140              1851 & 1871 Sunrise Highway
5906              1564 Broadway/The Palace Theatre
9121              Torrey Reserve South Court
9115              White Road Plaza
6605              Kerr McGee Center
8785              Shaw's Plaza Shopping Center
8489              Computer Science Corp.
6101              Carmel Country
6204              Biltmore Hotel & Suites
6430              Rio Entertainment Center
6151              Lincoln Park Shopping  Center
5005              Back Bay Manor
5351              Clairemont Village Shopping Center
8976              701-709 Madison Avenue
8587              The L.A. Mart
5857              Cromwell Field Shopping Center
6233              Park Plaza on Maine
5615              301 Boulevard West
6082              Continental Plaza
5828              Edwards Medical Plaza
6310              Rockaway Industrial Complex
9333              Brynwood Apartments
9114              The Coast Distributing  Bldg.
9305              Plaza Del Sol Mobile Home Park
9495              Creekview Shopping Center
5833              Eastgate Plaza
5819              Green Mountain Mall
6072              127-131 Second Avenue
8669              Prestige MHP
6386              Parking Palace
9306              Sunshine Valley Mobile Home Park
5610              Enterprise Business Center
9371              The Beacon School
9326              Baywood Apts
9145              Clay Street

                                   Sched. 3-1

9588              Central Avenue
6070              86-10 Roosevelt Avenue
5589              OECO Industrial Facility
9332              Cooper River Apartments
6414              North Shore Self Storage
9123              Woodland Gardens
5923              Corporate Square
9277              155-165 Mason Street
9329              Grant Meadows
6234              Plan Hold Corporation
8874              Kleban Properties
5632              Shaw's Cove VI
8666              Oak Bridge Condominiums
8597              Rosewood Apartments
9669              37-39 Breck Street
9014              Crossroads Business Center
5981              Blue Island Industrial Terminal
6388              206 & 210 East 67 Street
5914              The Boylston Trust
5829              Samaritan West Valley
6378              University Mall
9497              Cedar South Shopping Center
6461              Crown Industrial Park
6382              Brewster Business Park
6016              5050 North 40th Street
9002              Sharon Center Apartments
9213              1401-1407  Kings Highway
4500              Grant Road Properties
9331              Beekman Place
9210              Tallahassee Mini Storage
6557              Via Bice
6266              Holiday Inn Express
6529              Macungie Square Shopping
8462              Bellevue Apartments
6017              Sea Bay Inn (Best Western)
9430              Midtown Marketplace
9173              Sakellaris Apartments
8497              Crossroads Plaza
4950              White Clay
3912              Blackstone Valley Place
6041              Seven Creek Parkway
8460              Pacific Plaza
6526              Mears Park Corner
5596              San Marco Apartments
6365              American Press Building

                                   Sched. 3-2

8672              Northrups MHP
9406              Tanglewood Plaza
6638              Hobart Apartments
6027              4400 Coldwater
9025              LA Times Parking
6102              Santa Fe
6042              21 Industrial
9488              ICW-Encino
5979              Dumbarton Square
6221              459-461 Fulton Street
9073              Lion Alvin Shopping Center
5483              62 West 45th Street
6146              Asia Bank Building
9423              Federal Express II
6347              Park 16
6028              Yucca
6591              Barclay Circle Office Buildings
6116              Harvard Apartments
9489              ICW-Walnut Creek
9330              Fairway Apartments
6225              Byron Loft Apartments
6383              Spectrum Office & Technology Park
8652              Andrews Square
5405              Somerset Apartments
5915              Cambridge Realty Trust
6021              Hidden Oaks Apartments
6235              Sandman Hotel
6190              Hornig IV
6284              Aero Park
9365              Kmart
6059              Tigard Retail Center
6236              Southtrust Bank Building
5535              Nob Hill Business Plaza
5873              Monte Carlo MHP
6237              Los Osos Center
8782              Leisure Pointe Apartments
6475              Gary Hall Eye Surgery Institute
8749              Le Colonial
8574              Comfort Inn - Big Spring
8466              304 East 89 Street
6238              Casey Richards Family
6230              Stockade Plaza
6254              Woodmen Plaza Blockbuster/Subway
6239              HCR Properties

                                   Sched. 3-3

                                   SCHEDULE 4

                             Interest Reserve Loans
                             -----------------------

Loan Name                                            Loan Number
---------                                            -----------



Lincoln Park Shopping Center                         6151

The Boylston Trust                                   5914

Cambridge Realty Trust                               5915

Hidden Oaks Apartment                                6021

Hornig V                                             6191

Hornig I                                             6187

206 & 210 East 67 Street                             6388

Back Bay Manor                                       5005

Nob Hill Business Plaza                              5535

Edwards Medical Plaza                                5828

Biltmore Hotel & Suites                              6204

Campus & Varsity Apartments                          6599

Torrey Reserve South Court                           9121

Barclay Circle Office Buildings                      6591

Tallahassee Mini Storage                             9210

Hornig III                                           6189

Kerr McGee Center                                    6605

ICW-Walnut Creek                                     9489

Hobert Apartments                                    6638

Lomas Santa Fe Plaza                                 9119

White Road Plaza                                     9115

                                   Sched. 4-1

The Coast Distributing Bldg.                         9114

Woodland Gardens                                     9123

ICW-Encino                                           9488

Bellevue Apartments                                  8462

Crossroads Plaza                                     8497

Brynwood Apartments                                  9333

Cooper River Apartments                              9332

Beekman Place                                        9331

Fairway Apartments                                   9330

301 Boulevard West                                   5615

Benderson Office and Retail Portfolio                6161

Oak Bridge Condominiums                              8666

Grant Meadows                                        9329

                                   Sched. 4-2

                                  EXHIBIT A-1

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 1998-C1, CLASS A-1

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


============================================================ ====================================================================
INITIAL PASS-THROUGH RATE:    6.34%                          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
-----------------------------------
                                                             LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION:  $                                             BEFORE CUT-OFF DATE:
                                                             $
============================================================ ====================================================================
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF JUNE 1,      SERVICER:         BANC ONE MORTGAGE CAPITAL MARKETS, LLC
1998
============================================================ ====================================================================
CUT-OFF DATE:  JUNE 1, 1998                                  SPECIAL SERVICER: AMRESCO MANAGEMENT, INC.
============================================================ ====================================================================
CLOSING DATE:  JUNE 29, 1998                                 TRUSTEE: LASALLE NATIONAL BANK
============================================================ ====================================================================
FIRST DISTRIBUTION DATE:  JULY 16, 1998                      FISCAL AGENT: ABN AMRO BANK N.V.

                                                             PAYING AGENT: LASALLE NATIONAL BANK

                                     A-1-1




============================================================ ====================================================================
APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-1   CUSIP NO.
CERTIFICATES AS OF THE CLOSING DATE:  $129,564,000
                                                             CERTIFICATE NO.:
============================================================ ====================================================================





















                                     A-1-2

                             CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________________________________

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 and are issued in fifteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.


                                     A-1-3

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off
Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred


                                     A-1-4

Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's


                                     A-1-5
failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

         Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the


                                     A-1-6

Certificate Registrar and any agents
of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a.       to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect,


                                     A-1-7
         and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  g. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing
         Agreement.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior


                                     A-1-8
notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-1-9

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                              LASALLE NATIONAL BANK, not
                                              in its individual capacity
                                              but solely as Trustee
                                              under the Pooling and
                                              Servicing Agreement.



                                              By:______________________________
                                                       AUTHORIZED OFFICER



Dated: _______________, 1998



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     ------------------,
                                                     Authenticating Agent


                                              By: __________________________
                                                          AUTHORIZED SIGNATORY


                                     A-1-10

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common          UNIF GIFT MIN ACT - __________  Custodian
                                                            (Cust)
TEN ENT - as tenants by the                              under Uniform Gifts to
          entireties                                     Minors Act____________
                                                                     (State)
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in
          common

         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto____________________


    (Please insert Social Security or other identifying number of Assignee)



            (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                      NOTICE: The signature to this assignment must
                                    correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


                                     A-1-11

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number __________________________________
or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or ___________________, as its agent.











                                     A-1-12

                                  EXHIBIT A-2

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 1998-C1, CLASS A-2

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


============================================================ ====================================================================
INITIAL PASS-THROUGH RATE:    6.44%                          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
-----------------------------------
                                                             LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION:  $                                             BEFORE CUT-OFF DATE:
                                                             $
============================================================ ====================================================================
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF JUNE 1,      SERVICER:         BANC ONE MORTGAGE CAPITAL MARKETS, LLC
1998
============================================================ ====================================================================
CUT-OFF DATE:  JUNE 1, 1998                                  SPECIAL SERVICER: AMRESCO MANAGEMENT, INC.
============================================================ ====================================================================
CLOSING DATE:  JUNE 29, 1998                                 TRUSTEE: LASALLE NATIONAL BANK
============================================================ ====================================================================
FIRST DISTRIBUTION DATE:  JULY 16, 1998                      FISCAL AGENT: ABN AMRO BANK N.V.

                                                             PAYING AGENT: LASALLE NATIONAL BANK



                                                       A-2-1




============================================================ ====================================================================
APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-2   CUSIP NO.
CERTIFICATES AS OF THE CLOSING DATE:  $417,211,428
                                                             CERTIFICATE NO.:
============================================================ ====================================================================










                                                       A-2-2

                             CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________________________________

is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 and are issued in fifteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.


                                     A-2-3

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off
Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred


                                     A-2-4

Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's

                                     A-2-5
failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

         Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the


                                     A-2-6

Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d) of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect,

                                     A-2-7
         and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  g. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing
         Agreement.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior


                                     A-2-8
notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                     A-2-9

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                                     LASALLE NATIONAL BANK, not
                                                     in its individual capacity
                                                     but solely as Trustee
                                                     under the Pooling and
                                                     Servicing Agreement.



                                                     By:_______________________
                                                              AUTHORIZED OFFICER



Dated: _______________, 1998



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     ------------------,
                                                    Authenticating Agent


                                                     By: _______________________
                                                          AUTHORIZED SIGNATORY



                                     A-2-10

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common          UNIF GIFT MIN ACT -___________Custodian
                                                           (Cust)
TEN ENT - as tenants by the                               under Uniform Gifts to
          entireties                                      Minors Act___________
                                                                     (State)
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in
          common

                  Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________


    (Please insert Social Security or other identifying number of Assignee)



            (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                      NOTICE: The signature to this assignment must
                                    correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


                                     A-2-11

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ______________________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or ___________________, as its agent.



                                     A-2-12

                                  EXHIBIT A-3

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1998-C1, CLASS B

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY

                                     A-3-1

SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

============================================================ ====================================================================
INITIAL PASS-THROUGH RATE:    6.54%                          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
-----------------------------------
                                                             LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION:  $                                             BEFORE CUT-OFF DATE:
                                                             $
============================================================ ====================================================================
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF JUNE 1,      SERVICER:         BANC ONE MORTGAGE CAPITAL MARKETS, LLC
1998
============================================================ ====================================================================
CUT-OFF DATE:  JUNE 1, 1998                                  SPECIAL SERVICER: AMRESCO MANAGEMENT, INC.
============================================================ ====================================================================
CLOSING DATE:  JUNE 29, 1998                                 TRUSTEE: LASALLE NATIONAL BANK
============================================================ ====================================================================
FIRST DISTRIBUTION DATE:  JULY 16, 1998                      FISCAL AGENT: ABN AMRO BANK N.V.

                                                             PAYING AGENT: LASALLE NATIONAL BANK
============================================================ ====================================================================
APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS B     CUSIP NO.
CERTIFICATES AS OF THE CLOSING DATE:  $35,736,956
                                                             CERTIFICATE NO.:
============================================================ ====================================================================



                                     A-3-2

                              CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________________________________

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 and are issued in fifteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

                                     A-3-3

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off
Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                                     A-3-4

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

                                     A-3-5

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

         Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever,
                                     A-3-6
except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders

                                     A-3-7

         (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  g. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing
         Agreement.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to

                                     A-3-8

Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                     A-3-9

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                                     LASALLE NATIONAL BANK, not
                                                     in its individual capacity
                                                     but solely as Trustee
                                                     under the Pooling and
                                                     Servicing Agreement.



                                                     By:________________________
                                                              AUTHORIZED OFFICER



Dated: _______________, 1998



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     ------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                           AUTHORIZED SIGNATORY


                                     A-3-10

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common         UNIF GIFT MIN ACT - ____________Custodian
                                                            (Cust)
TEN ENT - as tenants by the                               under Uniform Gifts to
          entireties                                      Minors Act___________
                                                                      (State)
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in
          common

         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto_______________________


    (Please insert Social Security or other identifying number of Assignee)



            (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                     NOTICE: The signature to this assignment must
                                   correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


                                     A-3-11

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number
______________________________________ or, if mailed by check, to
_____________________________. Statements should be mailed to
_____________________. This information is provided by assignee named above, or
___________________, as its agent.


                                     A-3-12

                                  EXHIBIT A-4

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1998-C1, CLASS C

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY


                                    A-4-1

SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.



============================================================ ====================================================================
INITIAL PASS-THROUGH RATE:    6.75%                          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
-----------------------------------
                                                             LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION:  $                                             BEFORE CUT-OFF DATE:
                                                             $
============================================================ ====================================================================
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF JUNE 1,      SERVICER:         BANC ONE MORTGAGE CAPITAL MARKETS, LLC
1998
============================================================ ====================================================================
CUT-OFF DATE:  JUNE 1, 1998                                  SPECIAL SERVICER: AMRESCO MANAGEMENT, INC.
============================================================ ====================================================================
CLOSING DATE:  JUNE 29, 1998                                 TRUSTEE: LASALLE NATIONAL BANK
============================================================ ====================================================================
FIRST DISTRIBUTION DATE:  JULY 16, 1998                      FISCAL AGENT: ABN AMRO BANK N.V.

                                                             PAYING AGENT: LASALLE NATIONAL BANK
============================================================ ====================================================================
APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS C     CUSIP NO.
CERTIFICATES AS OF THE CLOSING DATE:  $32,163,260
                                                             CERTIFICATE NO.:
============================================================ ====================================================================



                                     A-4-2

                              CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________________________________

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 and are issued in fifteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.


                                     A-4-3

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off
Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                                     A-4-4

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

                                     A-4-5

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

         Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever,

                                     A-4-6
except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders

                                     A-4-7

         (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  g. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing
         Agreement.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to


                                     A-4-8

Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                     A-4-9

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                                    LASALLE NATIONAL BANK, not
                                                    in its individual capacity
                                                    but solely as Trustee
                                                    under the Pooling and
                                                    Servicing Agreement.



                                                    By:_______________________
                                                           AUTHORIZED OFFICER



Dated: _______________, 1998



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                    ------------------,
                                                    Authenticating Agent


                                                    By: ______________________
                                                         AUTHORIZED SIGNATORY

                                     A-4-10

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common            UNIF GIFT MIN ACT - _________Custodian
                                                              (Cust)
TEN ENT - as tenants by the                               under Uniform Gifts to
          entireties                                      Minors Act___________
                                                                      (State)
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in
          common

                  Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto_________________________


    (Please insert Social Security or other identifying number of Assignee)



            (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                      NOTICE: The signature to this assignment must
                                    correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


                                     A-4-11

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number
___________________________________ or, if mailed by check, to
_____________________________. Statements should be mailed to
_____________________. This information is provided by assignee named above, or
___________________, as its agent.


                                     A-4-12

                                  EXHIBIT A-5

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1998-C1, CLASS D

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY


                                     A-5-1

SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

============================================================ ====================================================================
INITIAL PASS-THROUGH RATE:    6.75%                          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
-----------------------------------
                                                             LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION:  $                                             BEFORE CUT-OFF DATE:
                                                             $
============================================================ ====================================================================
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF JUNE 1,      SERVICER:         BANC ONE MORTGAGE CAPITAL MARKETS, LLC
1998
============================================================ ====================================================================
CUT-OFF DATE:  JUNE 1, 1998                                  SPECIAL SERVICER: AMRESCO MANAGEMENT, INC.
============================================================ ====================================================================
CLOSING DATE:  JUNE 29, 1998                                 TRUSTEE: LASALLE NATIONAL BANK
============================================================ ====================================================================
FIRST DISTRIBUTION DATE:  JULY 16, 1998                      FISCAL AGENT: ABN AMRO BANK N.V.

                                                             PAYING AGENT: LASALLE NATIONAL BANK
============================================================ ====================================================================
APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS D     CUSIP NO.
CERTIFICATES AS OF THE CLOSING DATE:  $32,163,260
                                                             CERTIFICATE NO.:
============================================================ ====================================================================



                                     A-5-2

                              CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________________________________

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 and are issued in fifteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

                                     A-5-3

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off
Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                                     A-5-4

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

                                     A-5-5

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

         Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever,

                                     A-5-6
except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders

                                     A-5-7

         (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  g. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing
         Agreement.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to

                                     A-5-8

Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                     A-5-9

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                                    LASALLE NATIONAL BANK, not
                                                    in its individual capacity
                                                    but solely as Trustee
                                                    under the Pooling and
                                                    Servicing Agreement.



                                                    By:_______________________
                                                           AUTHORIZED OFFICER



Dated: _______________, 1998



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                    ------------------,
                                                    Authenticating Agent


                                                    By: ______________________
                                                         AUTHORIZED SIGNATORY

                                     A-5-10

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common            UNIF GIFT MIN ACT - _________Custodian
                                                              (Cust)
TEN ENT - as tenants by the                               under Uniform Gifts to
          entireties                                      Minors Act___________
                                                                      (State)
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in
          common

                  Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto_________________________


    (Please insert Social Security or other identifying number of Assignee)



            (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                      NOTICE: The signature to this assignment must
                                    correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


                                     A-5-11

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number
___________________________________ or, if mailed by check, to
_____________________________. Statements should be mailed to
_____________________. This information is provided by assignee named above, or
___________________, as its agent.


                                     A-5-12

                                  EXHIBIT A-6

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1998-C1, CLASS E

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY

                                     A-6-1

SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

============================================================ ====================================================================
INITIAL PASS-THROUGH RATE:    6.75%                          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
-----------------------------------
                                                             LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION:  $                                             BEFORE CUT-OFF DATE:
                                                             $
============================================================ ====================================================================
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF JUNE 1,      SERVICER:         BANC ONE MORTGAGE CAPITAL MARKETS, LLC
1998
============================================================ ====================================================================
CUT-OFF DATE:  JUNE 1, 1998                                  SPECIAL SERVICER: AMRESCO MANAGEMENT, INC.
============================================================ ====================================================================
CLOSING DATE:  JUNE 29, 1998                                 TRUSTEE: LASALLE NATIONAL BANK
============================================================ ====================================================================
FIRST DISTRIBUTION DATE:  JULY 16, 1998                      FISCAL AGENT: ABN AMRO BANK N.V.

                                                             PAYING AGENT: LASALLE NATIONAL BANK
============================================================ ====================================================================
APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS E     CUSIP NO.
CERTIFICATES AS OF THE CLOSING DATE:  $8,934,239
                                                             CERTIFICATE NO.:
============================================================ ====================================================================



                                     A-6-2

                              CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________________________________

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 and are issued in fifteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.


                                     A-6-3

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off
Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                                     A-6-4

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

                                     A-6-5

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

         Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever,

                                     A-6-6
except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders
                                     A-6-7

         (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  g. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing
         Agreement.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to

                                     A-6-8

Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                     A-6-9

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                                     LASALLE NATIONAL BANK, not
                                                     in its individual capacity
                                                     but solely as Trustee
                                                     under the Pooling and
                                                     Servicing Agreement.



                                                     By:_______________________
                                                           AUTHORIZED OFFICER



Dated: _______________, 1998



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     ------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                           AUTHORIZED SIGNATORY



                                     A-6-10

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common         UNIF GIFT MIN ACT -____________Custodian
                                                         (Cust)
TEN ENT - as tenants by the                              under Uniform Gifts to
          entireties                                     Minors Act____________
                                                                   (State)
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in
          common

         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto_______________________



    (Please insert Social Security or other identifying number of Assignee)



            (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                      NOTICE: The signature to this assignment must
                                    correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

                                     A-6-11

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ______________________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or ___________________, as its agent.


                                     A-6-12

                                  EXHIBIT A-7

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1998-C1, CLASS F

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE

                                     A-7-1

OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES

                                     A-7-2

UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.


============================================================ ====================================================================
INITIAL PASS-THROUGH RATE:    6.00%                          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
-----------------------------------
                                                             LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION:  SET FORTH ON SCHEDULE A                       BEFORE CUT-OFF DATE:
                                                             $
============================================================ ====================================================================
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF JUNE 1,      SERVICER:         BANC ONE MORTGAGE CAPITAL MARKETS, LLC
1998
============================================================ ====================================================================
CUT-OFF DATE:  JUNE 1, 1998                                  SPECIAL SERVICER: AMRESCO MANAGEMENT, INC.
============================================================ ====================================================================
CLOSING DATE:  JUNE 29, 1998                                 TRUSTEE: LASALLE NATIONAL BANK
============================================================ ====================================================================
FIRST DISTRIBUTION DATE:  JULY 16, 1998                      FISCAL AGENT: ABN AMRO BANK N.V.

                                                             PAYING AGENT: LASALLE NATIONAL BANK
============================================================ ====================================================================
APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS F     CUSIP NO.
CERTIFICATES AS OF THE CLOSING DATE:  $12,507,935
                                                             CERTIFICATE NO.:
============================================================ ====================================================================


                                     A-7-3

                              CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________________________________

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 and are issued in fifteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

                                     A-7-4

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off
Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                                     A-7-5

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

                                     A-7-6

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

         Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever,

                                     A-7-7
except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders

                                     A-7-8

                  (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  g. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing
         Agreement.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to

                                     A-7-9

Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                     A-7-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                                     LASALLE NATIONAL BANK, not
                                                     in its individual capacity
                                                     but solely as Trustee
                                                     under the Pooling and
                                                     Servicing Agreement.



                                                     By:_______________________
                                                           AUTHORIZED OFFICER



Dated: _______________, 1998



                                            CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     ------------------,
                                                    Authenticating Agent


                                                     By: ____________________
                                                           AUTHORIZED SIGNATORY


                                     A-7-11

                                         SCHEDULE A


================================= -------------------------------- ----------------------------- ===============================
             Date                     Certificate Balance of              Amount of Book-
                                      Definitive Certificates            Entry Certificate              Notation Made By
                                   exchanged or transferred for,
                                   or issued in exchange for or
                                  upon transfer of any Remaining
                                    Principal interest in this
                                      Book-Entry Certificate
================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= ================================ ============================= ===============================

================================= ================================ ============================= ===============================


                                     A-7-12

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common           UNIF GIFT MIN ACT -___________Custodian
                                                           (Cust)
TEN ENT - as tenants by the                               under Uniform Gifts to
          entireties                                      Minors Act___________
                                                                    (State)
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in
          common

         Additional abbreviations may also be used, though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto



    (Please insert Social Security or other identifying number of Assignee)



            (Please print or typewrite name and address of Assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated:                      NOTICE: The signature to this assignment must
                                    correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

                                     A-7-13

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number __________________________________
or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or ___________________, as its agent.


                                     A-7-14

                                  EXHIBIT A-8

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1998-C1, CLASS G

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE

                                     A-8-1

OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE
ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES

                                     A-8-2

UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.


============================================================ ====================================================================
INITIAL PASS-THROUGH RATE:    6.00%                          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
-----------------------------------
                                                             LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION:  SET FORTH ON SCHEDULE A                       BEFORE CUT-OFF DATE:
                                                             $
============================================================ ====================================================================
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF JUNE 1,      SERVICER:         BANC ONE MORTGAGE CAPITAL MARKETS, LLC
1998
============================================================ ====================================================================
CUT-OFF DATE:  JUNE 1, 1998                                  SPECIAL SERVICER: AMRESCO MANAGEMENT, INC.
============================================================ ====================================================================
CLOSING DATE:  JUNE 29, 1998                                 TRUSTEE: LASALLE NATIONAL BANK
============================================================ ====================================================================
FIRST DISTRIBUTION DATE:  JULY 16, 1998                      FISCAL AGENT: ABN AMRO BANK N.V.

                                                             PAYING AGENT: LASALLE NATIONAL BANK
============================================================ ====================================================================
APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS G     CUSIP NO.
CERTIFICATES AS OF THE CLOSING DATE:  $12,507,935
                                                             CERTIFICATE NO.:
============================================================ ====================================================================


                                     A-8-3

                              CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________________________________

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 and are issued in fifteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

                                     A-8-4

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off
Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                                     A-8-5

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

                                     A-8-6

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

         Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever,

                                     A-8-7
except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders

                                     A-8-8

         (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  g. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing
         Agreement.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to

                                     A-8-9

Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                     A-8-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                                     LASALLE NATIONAL BANK, not
                                                     in its individual capacity
                                                     but solely as Trustee
                                                     under the Pooling and
                                                     Servicing Agreement.



                                                     By:_______________________
                                                              AUTHORIZED OFFICER



Dated: _______________, 1998



                                            CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     ------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                            AUTHORIZED SIGNATORY

                                     A-8-11

                                                     SCHEDULE A

================================= -------------------------------- ----------------------------- ===============================
             Date                     Certificate Balance of              Amount of Book-
                                      Definitive Certificates            Entry Certificate              Notation Made By
                                   exchanged or transferred for,
                                   or issued in exchange for or
                                  upon transfer of any Remaining
                                    Principal interest in this
                                      Book-Entry Certificate
================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= ================================ ============================= ===============================

================================= ================================ ============================= ===============================

                                     A-8-12

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common       UNIF GIFT MIN ACT - _____________Custodian
                                                         (Cust)
TEN ENT - as tenants by the                             under Uniform Gifts to
          entireties                                    Minors Act____________
                                                                    (State)
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in
          common

         Additional abbreviations may also be used, though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto



    (Please insert Social Security or other identifying number of Assignee)



            (Please print or typewrite name and address of Assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated:                      NOTICE: The signature to this assignment must
                                    correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

                                     A-8-13

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number __________________________________
or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or ___________________, as its agent.

                                     A-8-14

                                  EXHIBIT A-9

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1998-C1, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE

                                     A-9-1

OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE
ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES


                                     A-9-1

UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.


============================================================ ====================================================================
INITIAL PASS-THROUGH RATE:    6.00%                          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
-----------------------------------
                                                             LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION:  SET FORTH ON SCHEDULE A                       BEFORE CUT-OFF DATE:
                                                             $
============================================================ ====================================================================
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF JUNE 1,      SERVICER:         BANC ONE MORTGAGE CAPITAL MARKETS, LLC
1998
============================================================ ====================================================================
CUT-OFF DATE:  JUNE 1, 1998                                  SPECIAL SERVICER: AMRESCO MANAGEMENT, INC.
============================================================ ====================================================================
CLOSING DATE:  JUNE 29, 1998                                 TRUSTEE: LASALLE NATIONAL BANK
============================================================ ====================================================================
FIRST DISTRIBUTION DATE:  JULY 16, 1998                      FISCAL AGENT: ABN AMRO BANK N.V.

                                                             PAYING AGENT: LASALLE NATIONAL BANK
============================================================ ====================================================================
APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS H     CUSIP NO.
CERTIFICATES AS OF THE CLOSING DATE:  $5,360,543
                                                             CERTIFICATE NO.:
============================================================ ====================================================================


                                     A-9-3

                              CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________________________________

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 and are issued in fifteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

                                     A-9-4

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off
Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                                     A-9-5

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

                                     A-9-6

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

         Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever,

                                     A-9-7
except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders

                                     A-9-8

         (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  g. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing
         Agreement.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to

                                     A-9-9

Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                     A-9-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                                     LASALLE NATIONAL BANK, not
                                                     in its individual capacity
                                                     but solely as Trustee
                                                     under the Pooling and
                                                     Servicing Agreement.



                                                     By:_______________________
                                                              AUTHORIZED OFFICER



Dated: _______________, 1998



                                            CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     ------------------,
                                                     Authenticating Agent


                                                     By: _____________________
                                                            AUTHORIZED SIGNATORY

                                     A-9-11

                                                     SCHEDULE A

================================= -------------------------------- ----------------------------- ===============================
             Date                     Certificate Balance of              Amount of Book-
                                      Definitive Certificates            Entry Certificate              Notation Made By
                                   exchanged or transferred for,
                                   or issued in exchange for or
                                  upon transfer of any Remaining
                                    Principal interest in this
                                      Book-Entry Certificate
================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= ================================ ============================= ===============================

================================= ================================ ============================= ===============================


                                     A-9-12

                                                    ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common        UNIF GIFT MIN ACT - _____________Custodian
                                                           (Cust)
TEN ENT - as tenants by the                               under Uniform Gifts to
          entireties                                      Minors Act___________
                                                                   (State)
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in
          common

                  Additional abbreviations may also be used, though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto



    (Please insert Social Security or other identifying number of Assignee)



            (Please print or typewrite name and address of Assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated:                      NOTICE: The signature to this assignment must
                                    correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

                                     A-9-13

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number __________________________________
or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or ___________________, as its agent.


                                     A-9-14

                                  EXHIBIT A-10

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1998-C1, CLASS I

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS I CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE
                                    A-10-1

 OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES

                                    A-10-2

UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.


============================================================ ====================================================================
INITIAL PASS-THROUGH RATE:    6.00%                          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
-----------------------------------
                                                             LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION:  SET FORTH ON SCHEDULE A                       BEFORE CUT-OFF DATE:
                                                             $
============================================================ ====================================================================
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF JUNE 1,      SERVICER:         BANC ONE MORTGAGE CAPITAL MARKETS, LLC
1998
============================================================ ====================================================================
CUT-OFF DATE:  JUNE 1, 1998                                  SPECIAL SERVICER: AMRESCO MANAGEMENT, INC.
============================================================ ====================================================================
CLOSING DATE:  JUNE 29, 1998                                 TRUSTEE: LASALLE NATIONAL BANK
============================================================ ====================================================================
FIRST DISTRIBUTION DATE:  JULY 16, 1998                      FISCAL AGENT: ABN AMRO BANK N.V.

                                                             PAYING AGENT: LASALLE NATIONAL BANK
============================================================ ====================================================================
APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS I     CUSIP NO.
CERTIFICATES AS OF THE CLOSING DATE:  $17,868,478
                                                             CERTIFICATE NO.:
============================================================ ====================================================================


                                    A-10-3

                              CLASS I CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________________________________

is the registered owner of the interest evidenced by this Certificate in the Class I Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class I Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 and are issued in fifteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

                                    A-10-4

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class I Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off
Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                                    A-10-5

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

                                    A-10-6

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

         Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever,

                                    A-10-7
except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders

                                    A-10-8

         (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  g. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing
         Agreement.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to

                                    A-10-9

Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                    A-10-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                                     LASALLE NATIONAL BANK, not
                                                     in its individual capacity
                                                     but solely as Trustee
                                                     under the Pooling and
                                                     Servicing Agreement.



                                                     By:________________________
                                                              AUTHORIZED OFFICER



Dated: _______________, 1998



                                            CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     ------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                          AUTHORIZED SIGNATORY


                                    A-10-11

                                                     SCHEDULE A

================================= -------------------------------- ----------------------------- ===============================
             Date                     Certificate Balance of              Amount of Book-
                                      Definitive Certificates            Entry Certificate              Notation Made By
                                   exchanged or transferred for,
                                   or issued in exchange for or
                                  upon transfer of any Remaining
                                    Principal interest in this
                                      Book-Entry Certificate
================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= ================================ ============================= ===============================

================================= ================================ ============================= ===============================


                                    A-10-12

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common         UNIF GIFT MIN ACT -_____________Custodian
                                                          (Cust)
TEN ENT - as tenants by the                              under Uniform Gifts to
          entireties                                     Minors Act____________
                                                                    (State)
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in
          common

         Additional abbreviations may also be used, though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto



    (Please insert Social Security or other identifying number of Assignee)



            (Please print or typewrite name and address of Assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated:                      NOTICE: The signature to this assignment must
                                    correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


                                   A-10-13

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number __________________________________
or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or ___________________, as its agent.


                                    A-10-14

                                  EXHIBIT A-11

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1998-C1, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE

                                     A-11-1

OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE
ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES

                                     A-11-2

UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.


============================================================ ====================================================================
INITIAL PASS-THROUGH RATE:    6.00%                          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
-----------------------------------
                                                             LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION:  SET FORTH ON SCHEDULE A                       BEFORE CUT-OFF DATE:
                                                             $
============================================================ ====================================================================
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF JUNE 1,      SERVICER:         BANC ONE MORTGAGE CAPITAL MARKETS, LLC
1998
============================================================ ====================================================================
CUT-OFF DATE:  JUNE 1, 1998                                  SPECIAL SERVICER: AMRESCO MANAGEMENT, INC.
============================================================ ====================================================================
CLOSING DATE:  JUNE 29, 1998                                 TRUSTEE: LASALLE NATIONAL BANK
============================================================ ====================================================================
FIRST DISTRIBUTION DATE:  JULY 16, 1998                      FISCAL AGENT: ABN AMRO BANK N.V.

                                                             PAYING AGENT: LASALLE NATIONAL BANK
============================================================ ====================================================================
APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS J     CUSIP NO.
CERTIFICATES AS OF THE CLOSING DATE:  $4,645,804
                                                             CERTIFICATE NO.:
============================================================ ====================================================================


                                     A-11-3

                              CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________________________________

is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 and are issued in fifteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.


                                     A-11-4

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off
Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                                     A-11-5

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

                                     A-11-6

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

         Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever,

                                     A-11-7
except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders

                                     A-11-8

         (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  g. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing
         Agreement.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to

                                     A-11-9

Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-11-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                                     LASALLE NATIONAL BANK, not
                                                     in its individual capacity
                                                     but solely as Trustee
                                                     under the Pooling and
                                                     Servicing Agreement.



                                                     By:________________________
                                                              AUTHORIZED OFFICER



Dated: _______________, 1998



                                            CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     ------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                           AUTHORIZED SIGNATORY

                                     A-11-11

                                                     SCHEDULE A

================================= -------------------------------- ----------------------------- ===============================
             Date                     Certificate Balance of              Amount of Book-
                                      Definitive Certificates            Entry Certificate              Notation Made By
                                   exchanged or transferred for,
                                   or issued in exchange for or
                                  upon transfer of any Remaining
                                    Principal interest in this
                                      Book-Entry Certificate
================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= ================================ ============================= ===============================

================================= ================================ ============================= ===============================

                                     A-11-12

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common         UNIF GIFT MIN ACT - ____________Custodian
                                                          (Cust)
TEN ENT - as tenants by the                               under Uniform Gifts to
           entireties                                     Minors Act____________
                                                                    (State)
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in
          common

         Additional abbreviations may also be used, though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto



    (Please insert Social Security or other identifying number of Assignee)



            (Please print or typewrite name and address of Assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated:                      NOTICE: The signature to this assignment must
                                    correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

                                     A-11-13

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number __________________________________
or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or ___________________, as its agent.


                                     A-11-14

                                  EXHIBIT A-12

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1998-C1, CLASS K

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE
                                    A-12-1

OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR

                                    A-12-2

LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.


============================================================ ====================================================================
INITIAL PASS-THROUGH RATE:    6.00%                          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
-----------------------------------
                                                             LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION:  SET FORTH ON SCHEDULE A                       BEFORE CUT-OFF DATE:
                                                             $
============================================================ ====================================================================
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF JUNE 1,      SERVICER:         BANC ONE MORTGAGE CAPITAL MARKETS, LLC
1998
============================================================ ====================================================================
CUT-OFF DATE:  JUNE 1, 1998                                  SPECIAL SERVICER: AMRESCO MANAGEMENT, INC.
============================================================ ====================================================================
CLOSING DATE:  JUNE 29, 1998                                 TRUSTEE: LASALLE NATIONAL BANK
============================================================ ====================================================================
FIRST DISTRIBUTION DATE:  JULY 16, 1998                      FISCAL AGENT: ABN AMRO BANK N.V.

                                                             PAYING AGENT: LASALLE NATIONAL BANK
============================================================ ====================================================================
APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS K     CUSIP NO.
CERTIFICATES AS OF THE CLOSING DATE:  $6,075,283
                                                             CERTIFICATE NO.:
============================================================ ====================================================================


                                    A-12-3

                              CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________________________________

is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 and are issued in fifteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

                                    A-12-4

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class K Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off
Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                                    A-12-5

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

                                    A-12-6

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

         Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever,

                                    A-12-7
except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders
                                    A-12-8

         (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  g. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing
         Agreement.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to

                                    A-12-9

Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                    A-12-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                                     LASALLE NATIONAL BANK, not
                                                     in its individual capacity
                                                     but solely as Trustee
                                                     under the Pooling and
                                                     Servicing Agreement.



                                                     By:________________________
                                                              AUTHORIZED OFFICER



Dated: _______________, 1998



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     ------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                           AUTHORIZED SIGNATORY

                                    A-12-11

                                                     SCHEDULE A

================================= -------------------------------- ----------------------------- ===============================
             Date                     Certificate Balance of              Amount of Book-
                                      Definitive Certificates            Entry Certificate              Notation Made By
                                   exchanged or transferred for,
                                   or issued in exchange for or
                                  upon transfer of any Remaining
                                    Principal interest in this
                                      Book-Entry Certificate
================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= -------------------------------- ----------------------------- ===============================

================================= ================================ ============================= ===============================

================================= ================================ ============================= ===============================

                                    A-12-12

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common         UNIF GIFT MIN ACT - _____________Custodian
                                                          (Cust)
TEN ENT - as tenants by the                               under Uniform Gifts to
          entireties                                      Minors Act____________
                                                                     (State)
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in
          common

                  Additional abbreviations may also be used, though not in the above list.


                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto



    (Please insert Social Security or other identifying number of Assignee)



            (Please print or typewrite name and address of Assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



Dated:                      NOTICE: The signature to this assignment must
                                    correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

                                    A-12-13

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number __________________________________
or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or ___________________, as its agent.


                                    A-12-14

                                  EXHIBIT A-13

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1998-C1, CLASS X

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRASNFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE OF THIS CERTIFICATE IN DEFINITIVE FORM IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A


                                    A-13-1

UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR") WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

=========================================================== =====================================================================
INITIAL PASS-THROUGH RATE: 0.7993%                          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
                                                            LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
                                                            BEFORE CUT-OFF DATE:
                                                            $

                                                            SERVICER:         BANK ONE MORTGAGE CAPITAL MARKETS, LLC
=========================================================== =====================================================================
DENOMINATION:  $____________                                SPECIAL SERVICER: AMRESCO MANAGEMENT, INC.
=========================================================== =====================================================================
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF JUNE 1,     TRUSTEE: LASALLE NATIONAL BANK
1998
=========================================================== =====================================================================
CUT-OFF DATE:  JUNE 1, 1998                                 FISCAL AGENT: ABN AMRO BANK N.V.
=========================================================== =====================================================================
CLOSING DATE:  JUNE 29, 1998                                PAYING AGENT: LASALLE NATIONAL BANK
=========================================================== =====================================================================
FIRST DISTRIBUTION DATE:  JULY 16, 1998                     CUSIP NO.
=========================================================== =====================================================================
APPROXIMATE AGGREGATE NOTIONAL AMOUNT OF THE CLASS [X]      CERTIFICATE NO.:
CERTIFICATES AS OF THE CLOSING DATE:  $714,739,121
=========================================================== =====================================================================


                                    A-13-2

                              CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________________________________

is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Notional Amount of the Class X Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 and are issued in fifteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.


                                    A-13-3

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date in an amount equal to the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, C-E Component Interest Accrual Amount and the WAC Component Interest Accrual Amount immediately prior to such Distribution Date which shall be equal to the excess, if any, of (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the immediately preceding Distribution Date after giving effect to distributions of principal on such Distribution Date, over (ii) the weighted average of the Pass-Through Rates of the other Classes of Certificates (other than the Residual Certificates). Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in


                                    A-13-4
the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part


                                    A-13-5

(with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

         Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer,


                                    A-13-6
the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;


                                    A-13-7

                  f. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  g. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing
         Agreement.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may


                                    A-13-8
purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                    A-13-9

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                                     LASALLE NATIONAL BANK, not
                                                     in its individual capacity
                                                     but solely as Trustee
                                                     under the Pooling and
                                                     Servicing Agreement.



                                                     By:_______________________
                                                              AUTHORIZED OFFICER



Dated: _______________, 1998



                                            CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     ------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                           AUTHORIZED SIGNATORY



                                    A-13-10

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common       UNIF GIFT MIN ACT -____________Custodian
                                                        (Cust)
TEN ENT - as tenants by the                             under Uniform Gifts to
          entireties                                    Minors Act_____________
                                                                    (State)
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in
          common

         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________


    (Please insert Social Security or other identifying number of Assignee)



            (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                     NOTICE: The signature to this assignment must
                                   correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



                                    A-13-11

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ______________________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or ___________________, as its agent.



                                    A-13-12

                                  EXHIBIT A-14

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1998-C1, CLASS R


THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN

                                    A-14-1

SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.


================================================================= ==============================================================
PERCENTAGE INTEREST EVIDENCED BY THIS CERTIFICATE: ___%           APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE
                                                                  MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                                                  RECEIVED ON OR BEFORE CUT-OFF DATE:
                                                                  $


================================================================= ==============================================================
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF JUNE 1, 1998      SERVICER:         BANC ONE MORTGAGE CAPITAL MARKETS, LLC
================================================================= ==============================================================
CUT-OFF DATE:  JUNE 1, 1998                                       SPECIAL SERVICER: AMRESCO MANAGEMENT, INC.
================================================================= ==============================================================
CLOSING DATE:  JUNE 29, 1998                                      TRUSTEE: LASALLE NATIONAL BANK
================================================================= ==============================================================
FIRST DISTRIBUTION DATE: JULY 16, 1998                            FISCAL AGENT: ABN AMRO BANK N.V.
================================================================= ==============================================================
CLASS R PERCENTAGE INTEREST: ___%                                 PAYING AGENT:     LASALLE NATIONAL BANK
================================================================= ==============================================================
                                                                  CERTIFICATE NO.:
================================================================= ==============================================================



                                    A-14-2

                              CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________________________________

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class R Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 and are issued in fifteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

                                    A-14-3

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Class R Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be designated, in the in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations
Section 301.6231(a)(7)-1T, as the "tax matters person" of the Upper-Tier REMIC. By their acceptance thereof, the Holders of the largest Percentage Interest of the Class R Certificates hereby agrees irrevocably to appoint the Trustee as their agent to perform all of the duties of the "tax matters person" for the Upper-Tier REMIC.

         Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                                    A-14-4

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

         Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring

                                    A-14-5
any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

         Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                                    A-14-6

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                                    A-14-7

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  g. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                                    A-14-8

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing
         Agreement.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                                    A-14-9

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.



                                    A-14-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                            LASALLE NATIONAL BANK, not
                                            in its individual capacity but
                                            solely as Trustee under the Pooling
                                            and Servicing Agreement.



                                            By:________________________________
                                                   AUTHORIZED OFFICER



Dated: _______________, 1998



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            ------------------,
                                            Authenticating Agent


                                            By: __________________________
                                                  AUTHORIZED SIGNATORY

                                    A-14-11

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common        UNIF GIFT MIN ACT - __________Custodian
                                                          (Cust)
TEN ENT - as tenants by the                               under Uniform Gifts to
          entireties                                      Minors Act___________
                                                                 (State)
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in
          common

         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto______________________


    (Please insert Social Security or other identifying number of Assignee)



            (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                      NOTICE: The signature to this assignment must
                                    correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

                                    A-14-12

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ______________________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or ___________________, as its agent.




                                    A-14-13

                                  EXHIBIT A-15

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1998-C1, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS

                                    A-15-1

AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.


================================================================= ==============================================================
PERCENTAGE INTEREST EVIDENCED BY THIS CERTIFICATE: ___%           APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE
                                                                  MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                                                  RECEIVED ON OR BEFORE CUT-OFF DATE:
                                                                  $


================================================================= ==============================================================
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF JUNE 1, 1998      SERVICER:         BANC ONE MORTGAGE CAPITAL MARKETS, LLC
================================================================= ==============================================================
CUT-OFF DATE:  JUNE 1, 1998                                       SPECIAL SERVICER: AMRESCO MANAGEMENT, INC.
================================================================= ==============================================================
CLOSING DATE:  JUNE 29, 1998                                      TRUSTEE: LASALLE NATIONAL BANK
================================================================= ==============================================================
FIRST DISTRIBUTION DATE: JULY 16, 1998                            FISCAL AGENT: ABN AMRO BANK N.V.
================================================================= ==============================================================
CLASS LR PERCENTAGE INTEREST: ___%                                PAYING AGENT:     LASALLE NATIONAL BANK
================================================================= ==============================================================
                                                                  CERTIFICATE NO.:
================================================================= ==============================================================



                                    A-15-2

                              CLASS LR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________________________________

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class LR Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 and are issued in fifteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

                                    A-15-3

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Class LR Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be designated, in the in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations
Section 301.6231(a)(7)-1T, as the "tax matters person" of the Lower-Tier REMIC. By their acceptance thereof, the Holders of the largest Percentage Interest of the Class LR Certificates hereby agrees irrevocably to appoint the Trustee as their agent to perform all of the duties of the "tax matters person" for the Lower-Tier REMIC.

         Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                                    A-15-4

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

         Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring

                                    A-15-5
any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

         Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                                    A-15-6

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                                    A-15-7

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  g. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                                    A-15-8

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing
         Agreement.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                                    A-15-9

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                                    A-15-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                            LASALLE NATIONAL BANK, not
                                            in its individual capacity but
                                            solely as Trustee under the Pooling
                                            and Servicing Agreement.



                                            By:________________________________
                                                     AUTHORIZED OFFICER



Dated: _______________, 1998



                                            CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS LR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            ------------------,
                                            Authenticating Agent


                                            By: __________________________
                                                   AUTHORIZED SIGNATORY

                                    A-15-11

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenant in common         UNIF GIFT MIN ACT - ____________Custodian
                                                          (Cust)
TEN ENT - as tenants by the                               under Uniform Gifts to
          entireties                                      Minors Act___________
                                                                    (State)
JT TEN  - as joint tenants with
          rights of survivorship
          and not as tenants in
          common

         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto_______________________


    (Please insert Social Security or other identifying number of Assignee)



            (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                      NOTICE: The signature to this assignment must
                                    correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


                                    A-15-12

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ______________________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or ___________________, as its agent.




                                    A-15-13

                                   EXHIBIT B
                             MORTGAGE LOAN SCHEDULE

 LOAN NUMBER                     LOAN NAME                                 PROPERTY NAME
-------------------------------------------------------------------------------------------------------------------
6100                  Mission Marketplace                       Mission Marketplace
6008                  Naples Beach Hotel & Golf Club            Naples Beach Hotel & Golf Club
-------------------------------------------------------------------------------------------------------------------
9671 - 9675           RETAIL PORTFOLIO
         9671         Retail Portfolio - Interchange Square     Retail Portfolio - Interchange Square
         9672         Retail Portfolio - Mountainview Square    Retail Portfolio - Mountainview Square
         9673         Retail Portfolio - Dixie Village          Retail Portfolio - Dixie Village
         9674         Retail Portfolio - Eastland Sq.           Retail Portfolio - Eastland Sq.
         9675         Retail Portfolio - Swansea Crossing       Retail Portfolio - Swansea Crossing
-------------------------------------------------------------------------------------------------------------------
9119                  Lomas Santa Fe Plaza                      Lomas Santa Fe Plaza
9140                  1851 & 1871 Sunrise Highway               1851 & 1871 Sunrise Highway
5906                  1564 Broadway/The Palace Theatre          1564 Broadway/The Palace Theatre
9121                  Torrey Reserve South Court                Torrey Reserve South Court
9115                  White Road Plaza                          White Road Plaza
-------------------------------------------------------------------------------------------------------------------
6605                  Kerr McGee Center                         Kerr McGee Center
8785                  Shaw's Plaza Shopping Center              Shaw's Plaza Shopping Center
8489                  Computer Science Corp.                    Computer Science Corp.
6101                  Carmel Country                            Carmel Country
6204                  Biltmore Hotel & Suites                   Biltmore Hotel & Suites
-------------------------------------------------------------------------------------------------------------------
6430                  Rio Entertainment Center                  Rio Entertainment Center
6151                  Lincoln Park Shopping  Center             Lincoln Park Shopping  Center
5005                  Back Bay Manor                            Back Bay Manor
5351                  Clairemont Village Shopping Center        Clairemont Village Shopping Center
8976                  701-709 Madison Avenue                    701-709 Madison Avenue
8587                  The L.A. Mart                             The L.A. Mart
5857                  Cromwell Field Shopping Center            Cromwell Field Shopping Center
-------------------------------------------------------------------------------------------------------------------
5995                  FEDERAL EXPRESS BUILDINGS I
         5995a                                                  Federal Express Buildings - Warwick, RI
         5995b                                                  Federal Express Buildings I- Hatfield, MA
         5995c                                                  Federal Express Buildings I - North Haven, CT
6233                  Park Plaza on Maine                       Park Plaza on Maine
-------------------------------------------------------------------------------------------------------------------
5237                  BOULTER WAREHOUSE PORTFOLIO
         5237a                                                  Boulter Warehouse - 680 Basket
         5237b                                                  Boulter Warehouse - 2 Potomac
         5237c                                                  Boulter Warehouse - 691 Phillips
         5237d                                                  Boulter Warehouse - 1750A Basket Road
-------------------------------------------------------------------------------------------------------------------
5615                  301 Boulevard West                        301 Boulevard West
6082                  Continental Plaza                         Continental Plaza
5828                  Edwards Medical Plaza                     Edwards Medical Plaza
6310                  Rockaway Industrial Complex               Rockaway Industrial Complex
9333                  Brynwood Apartments                       Brynwood Apartments
-------------------------------------------------------------------------------------------------------------------
9114                  The Coast Distributing  Bldg.             The Coast Distributing  Bldg.
9305                  Plaza Del Sol Mobile Home Park            Plaza Del Sol Mobile Home Park
9495                  Creekview Shopping Center                 Creekview Shopping Center
5833                  Eastgate Plaza                            Eastgate Plaza
5819                  Green Mountain Mall                       Green Mountain Mall
-------------------------------------------------------------------------------------------------------------------
6072                  127-131 Second Avenue                     127-129-131 Second Avenue
8669                  Prestige MHP                              Prestige MHP
6386                  Parking Palace                            Parking Palace
-------------------------------------------------------------------------------------------------------------------
9204                  365 & 405 FIFTH AVE. SOUTH
         9204a                                                  365 Fifth Ave.
         9204b                                                  405 Fifth Ave. South
-------------------------------------------------------------------------------------------------------------------
9306                  Sunshine Valley Mobile Home Park          Sunshine Valley Mobile Home Park
5610                  Enterprise Business Center                Enterprise Business Center
9371                  The Beacon School                         The Beacon School
9326                  Baywood Apts                              Baywood Apts
9145                  Clay Street                               Clay Street
-------------------------------------------------------------------------------------------------------------------
9588                  Central Avenue                            Central Ave.
6070                  86-10 Roosevelt Avenue                    86-10 Roosevelt Avenue
5589                  OECO Industrial Facility                  OECO Industrial Facility
9332                  Cooper River Apartments                   Cooper River Apartments
6414                  North Shore Self Storage                  North Shore Self Storage
-------------------------------------------------------------------------------------------------------------------
9123                  Woodland Gardens                          Woodland Gardens
5923                  Corporate Square                          Corporate Square
9277                  155-165 Mason Street                      155-165 Mason Street
9329                  Grant Meadows                             Grant Meadows
6234                  Plan Hold Corporation                     Plan Hold Corporation
-------------------------------------------------------------------------------------------------------------------
8874                  Kleban Properties                         Kleban Properties
5632                  Shaw's Cove VI                            Shaw's Cove VI
8666                  Oak Bridge Condominiums                   Oak Bridge Condominiums
8597                  Rosewood Apartments                       Rosewood Apartments
9669                  37-39 Breck Street                        37-39 Breck Street
9014                  Crossroads Business Center                Crossroads Business Center
9496                  Richfield Plaza Shopping Ctr.             Richfield Plaza Shopping Ctr.
-------------------------------------------------------------------------------------------------------------------
6161                  BENDERSON OFFICE AND RETAIL PORTFOLIO
         6161a                                                  Benderson - 570 Delaware Ave.
         6161b                                                  Benderson - 3190 Niagara
         6161c                                                  Benderson - 621 Delaware
         6161d                                                  Benderson - 600 Delaware
-------------------------------------------------------------------------------------------------------------------
5981                  Blue Island Industrial Terminal           Blue Island Industrial Terminal
6388                  206 & 210 East 67 Street                  206 & 210 East 67 Street
5914                  The Boylston Trust                        The Boylston Trust
5829                  Samaritan West Valley                     Samaritan West Valley
6378                  University Mall                           University Mall
-------------------------------------------------------------------------------------------------------------------
9497                  Cedar South Shopping Center               Cedar South Shopping Center
6461                  Crown Industrial Park                     Crown Industrial Park
6382                  Brewster Business Park                    Brewster Business Park
6016                  5050 North 40th Street                    5050 North 40th Street
9002                  Sharon Center Apartments                  Sharon Center Apartments
-------------------------------------------------------------------------------------------------------------------
9213                  1401-1407  Kings Highway                  1401-1407  Kings Highway
4500                  Grant Road Properties                     Grant Road Properties
9331                  Beekman Place                             Beekman Place
-------------------------------------------------------------------------------------------------------------------
6599                  CAMPUS & VARSITY APARTMENTS
         6599a                                                  Campus Apartments
         6599b                                                  Varsity Apartments
9210                  Tallahassee Mini Storage                  Tallahassee Mini Storage
6557                  Via Bice                                  Via Bice
6266                  Holiday Inn Express                       Holiday Inn Express
-------------------------------------------------------------------------------------------------------------------
5876                  ROUSSO PORTFOLIO
         5876a                                                  Rousso Portfolio - 4575 South Procyon
         5876b                                                  Rousso Portfolio - 4560 - 4580 South Valley
6529                  Macungie Square Shopping                  Macungie Square Shopping
8462                  Bellevue Apartments                       Bellevue Apartments
6017                  Sea Bay Inn (Best Western)                Sea Bay Inn (Best Western)
9430                  Midtown Marketplace                       Midtown Marketplace
-------------------------------------------------------------------------------------------------------------------
9173                  SAKELLARIS APARTMENTS
         9173a                                                  Sakellaris Apartments - Lothian
         9173b                                                  Sakellaris Apartments - Commonwealth
8497                  Crossroads Plaza                          Crossroads Plaza
4950                  White Clay                                White Clay
3912                  Blackstone Valley Place                   Blackstone Valley Place
6041                  Seven Creek Parkway                       Seven Creek Parkway
8460                  Pacific Plaza                             Pacific Plaza
-------------------------------------------------------------------------------------------------------------------
5874                  WESTOVER/BELAIR PORTFOLIO
         5874a                                                  Bel-Air
         5874b                                                  Westover
6526                  Mears Park Corner                         Mears Park Corner
5596                  San Marco Apartments                      San Marco Apartments
6365                  American Press Building                   American Press Building
8672                  Northrups MHP                             Northrups MHP
9406                  Tanglewood Plaza                          Tanglewood Plaza
6638                  Hobart Apartments                         Hobart Apartments
-------------------------------------------------------------------------------------------------------------------
6191                  HORNIG V
         6191a                                                  Hornig V - Aldrich
         6191b                                                  Hornig V - Dupont
         6191c                                                  Hornig V - Colfax
6027                  4400 Coldwater                            4400 Coldwater
9025                  LA Times Parking                          LA Times Parking
6102                  Santa Fe                                  Santa Fe
-------------------------------------------------------------------------------------------------------------------
5867                  FULTON MHP PORTFOLIO
         5867a                                                  Fulton - Fox Meadow MHP
         5867b                                                  Fulton - Somerlawn MHP
         5867c                                                  Fulton - Wooded Acres MHP
6042                  21 Industrial                             21 Industrial
-------------------------------------------------------------------------------------------------------------------
9488                  ICW-Encino                                ICW-Encino
5979                  Dumbarton Square                          Dumbarton Square
6221                  459-461 Fulton Street                     459-461 Fulton Street
9073                  Lion Alvin Shopping Center                Lion Alvin Shopping Center
5483                  62 West 45th Street                       62 West 45th Street
-------------------------------------------------------------------------------------------------------------------
6146                  Asia Bank Building                        Asia Bank Building
9423                  Federal Express II                        Federal Express II
6347                  Park 16                                   Park 16
6028                  Yucca                                     Yucca
6591                  Barclay Circle Office Buildings           Barclay Circle Office Buildings
-------------------------------------------------------------------------------------------------------------------
6341                  Barclay Square                            Barclay Square
6116                  Harvard Apartments                        Harvard Apartments
9489                  ICW-Walnut Creek                          ICW-Walnut Creek
9330                  Fairway Apartments                        Fairway Apartments
-------------------------------------------------------------------------------------------------------------------
6187                  HORNIG I
         6187a                                                  Hornig I - Girard
         6187b                                                  Hornig I - Fremont
         6187c                                                  Hornig I - 3447 Garfield
         6187d                                                  Hornig I - Harriet
         6187e                                                  Hornig I - 3439/3446 Garfield
-------------------------------------------------------------------------------------------------------------------
6225                  Byron Loft Apartments                     Byron Loft Apartments
6383                  Spectrum Office & Technology Park         Spectrum Office & Technology Park
8652                  Andrews Square                            Andrews Square
5405                  Somerset Apartments                       Somerset Apartments
5915                  Cambridge Realty Trust                    Cambridge Realty Trust
-------------------------------------------------------------------------------------------------------------------
6021                  Hidden Oaks Apartments                    Hidden Oaks Apartments
6235                  Sandman Hotel                             Sandman Hotel
6190                  Hornig IV                                 Hornig IV
6397                  Buttonwood Plaza                          Buttonwood Plaza
6284                  Aero Park                                 Aero Park
-------------------------------------------------------------------------------------------------------------------
9365                  Kmart                                     Kmart
6059                  Tigard Retail Center                      Tigard Retail Center
6236                  Southtrust Bank Building                  Southtrust Bank Building
5535                  Nob Hill Business Plaza                   Nob Hill Business Plaza
5873                  Monte Carlo MHP                           Monte Carlo MHP
-------------------------------------------------------------------------------------------------------------------
6189                  HORNIG III
         6189a                                                  Hornig III - Grand
         6189b                                                  Hornig III - Colfax
         6189c                                                  Hornig III - Pillsbury
         6189d                                                  Hornig III - Hennipen
-------------------------------------------------------------------------------------------------------------------
6237                  Los Osos Center                           Los Osos Center
8782                  Leisure Pointe Apartments                 Leisure Pointe Apartments
6475                  Gary Hall Eye Surgery Institute           Gary Hall Eye Surgery Institute
8749                  Le Colonial                               Le Colonial
8574                  Comfort Inn - Big Spring                  Comfort Inn - Big Spring
-------------------------------------------------------------------------------------------------------------------
8466                  304 East 89 Street                        304 East 89 Street
6238                  Casey Richards Family                     Casey Richards Family
6230                  Stockade Plaza                            Stockade Plaza
6254                  Woodmen Plaza Blockbuster/Subway          Woodmen Plaza Blockbuster/Subway
6239                  HCR Properties                            HCR Properties

TOTALS/WEIGHTED AVG.

                                ADDRESS                                                CITY            STATE    ZIP CODE
---------------------------------------------------------------------------------------------------------------------------
427-499 College Boulevard                                                           Oceanside            CA       92057
851 Gulf Shore Boulevard North                                                      Naples               FL       34102
---------------------------------------------------------------------------------------------------------------------------

1153-1155 Malabar Road                                                              Palm Bay             FL       32907
1480 East Main Street                                                               Wytheville           VA       24382
2500 West Franklin                                                                  Gastonia             NC       28052
4249 Eastland Square Drive                                                          Columbus             OH       43215
Swansea Crossing, Route 118                                                         Swansea              MA       02777
---------------------------------------------------------------------------------------------------------------------------
905-993 Lomas Santa Fe Drive                                                        Solana Beach         CA       92075
1851 & 1871 Sunrise Highway (Route 27)                                              Bayshore             NY       11706
1564 Broadway                                                                       New York             NY       10036
11452-11512 El Camino Real                                                          San Diego            CA       92130
1020-1080 White Road                                                                San Jose             CA       95127
---------------------------------------------------------------------------------------------------------------------------
16666 Northchase Drive & 263 Sam Housten Tollway                                    Houston              TX       77060
750 Queen Street                                                                    Southington          CT       06489
400 Commerce Drive                                                                  New Castle           DE       19711
12720-12784 Carmel Country Road                                                     San Diego            CA       92130
2151 Laurelwood Road                                                                Santa Clara          CA       95054
---------------------------------------------------------------------------------------------------------------------------
9811 Washington Blvd                                                                Gaithersburg         MD       20885
Southfield Rd & Dix Toledo Hwy                                                      Lincoln Park         MI       48146
75 St. Alphonsus Street                                                             Boston               MA       02111
2903-3089 Clairemont Drive                                                          San Diego            CA       92130
701-709 Madison Avenue                                                              New York             NY       10021
1933 S. Broadway                                                                    Los Angeles          CA       90007
Baltimore Annapolis Blvd. & Dorsey Rd.                                              Glen Burnie          MD       21061
---------------------------------------------------------------------------------------------------------------------------

255 Metro Center Boulevard                                                          Warwick              RI       02886
174 West Street                                                                     Hatfield             MA       01088
347 State Street                                                                    North Haven          CT       06473
NEC Ramona Blvd. & Maine Ave.                                                       Baldwin Park         CA       92279
---------------------------------------------------------------------------------------------------------------------------

680 Basket Road                                                                     Webster              NY       14580
2 Potomac Street                                                                    Rochester            NY       14611
691 Phillips Road                                                                   Webster              NY       14580
1750 Basket Road                                                                    Webster              NY       14580
---------------------------------------------------------------------------------------------------------------------------
301 Boulevard West                                                                  Bradenton            FL       34205
550 Kirkland Way                                                                    Kirkland             WA       98033
1300 North 12th Street                                                              Phoenix              AZ       85006
315,321 & 351 Richard Mine Road                                                     Rockaway             NJ       07866
250 Wynnewood Road                                                                  Wynnewood            PA       19096
---------------------------------------------------------------------------------------------------------------------------
5959 Santa Fe Street                                                                San Diego            CA       92109
1655 West Ajo Highway                                                               Tucson               AZ       85713
690 West Price River Drive                                                          Price                UT       84501
Transit Road and Greiner Road                                                       Clarence             NY       14031
Memorial Drive (Route 5)                                                            St. Johnsbury        VT       05819
---------------------------------------------------------------------------------------------------------------------------
127-129-131 Second Ave.                                                             New York             NY       10003
3180 Route 96                                                                       Manchester           NY       15404
1350 Sixth Avenue                                                                   San Diego            CA       92101
---------------------------------------------------------------------------------------------------------------------------

365 Fifth Ave. South                                                                Naples               FL       34102
405 Fifth Ave. South                                                                Naples               FL       34102
---------------------------------------------------------------------------------------------------------------------------
1650 South Arizona Avenue                                                           Chandler             AZ       85224
6251 44th St. North                                                                 Pinellas Park        FL       34665
227-243 West 61st Street                                                            New York             NY       10023
31010-31294 Brae Burn Avenue                                                        Hayward              CA       94544
1200 Clay Street                                                                    Oakland              CA       94612
---------------------------------------------------------------------------------------------------------------------------
5327 Jacuzzi Street                                                                 Richmond             CA       94804
8602-8610 Roosevelt Avenue                                                          Queens               NY       11372
4607 SE International Way                                                           Milwaukie            OR       97222
215 Garfield Ave.                                                                   Collingswood         NJ       08108
38 Swampscott Road                                                                  Salem                MA       01970
---------------------------------------------------------------------------------------------------------------------------
502-545 Woodlawn Avenue                                                             Chula Vista          CA       91910
1400 South Wolf Road                                                                Wheeling             IL       60090
155-165 Mason Street                                                                Greenwich            CT       06830
3100 Grant Meadows                                                                  Philadelphia         PA       19114
17421 Von Karman Avenue                                                             Irvine               CA       92714
---------------------------------------------------------------------------------------------------------------------------
1940, 1968 & 1865 Black Rock Tpke                                                   Fairfield            CT       06430
Howard Street                                                                       New London           CT       06320
120 Fisherville Road                                                                Concord              NH       03301
4051 Rapids Bayou Road                                                              Alexandria           LA       71303
Mustard, Breck, and Chapel Streets                                                  Rochester            NY       14609
122 Kissel Road                                                                     Burlington           NJ       08016
1080 South Highway 89                                                               Richfield            UT       84701
---------------------------------------------------------------------------------------------------------------------------

570 Delaware Ave.                                                                   Buffalo              NY       14202
3190 Niagara Falls Blvd.                                                            Amherst              NY       14221
621 Delaware Ave.                                                                   Buffalo              NY       14202
600 Delaware Ave.                                                                   Buffalo              NY       14202
---------------------------------------------------------------------------------------------------------------------------
13636 Western Avenue                                                                Blue Island          IL       60406
206 & 210 East 67th Street                                                          New York             NY       10021
1197-1209 Boylston Street                                                           Boston               MA       02215
1000 North Litchfield Road                                                          Goodyear             AZ       85338
1122 North University Blvd.                                                         Nacogdoches          TX       75961
---------------------------------------------------------------------------------------------------------------------------
905 South Main Street                                                               Cedar City           UT       84720
315-319 Ella Grasso Blvd. & 1-3 Choice Rd.                                          Windsor Locks        CT       06096
Route 22                                                                            Brewster             NY       10509
5050 North 40th Street                                                              Phoenix              AZ       85018
12-28 & 47-61 Pond Street                                                           Sharon               MA       02067
---------------------------------------------------------------------------------------------------------------------------
1401-1407  Kings Highway                                                            Brooklyn             NY       11229
1857, 1859 & 1861 West Grant Road                                                   Tucson               AZ       85711
2746 Belmont Ave.                                                                   Philadelphia         PA       19131
---------------------------------------------------------------------------------------------------------------------------

1133 Pleasant Street                                                                Boulder              CO       80302
1555 Broadway                                                                       Boulder              CO       80302
West Side of Capital Circle, NE, south of US Highway                                Tallahassee          FL       32308
313 1/2 Worth Avenue                                                                Palm Beach           FL       33480
818 Charlestown Road                                                                Springfield          VT       05156
---------------------------------------------------------------------------------------------------------------------------

4575 South Proycon                                                                  Las Vegas            NV       89103
4560-4580 South Valley View Boulevard                                               Las Vegas            NV       89103
185-205 West Main Street                                                            Macungie             PA       18062
1422 Bellevue Ave.                                                                  Burlingame           CA       94010
6007 Coastal Highway                                                                Ocean City           MD       21842
Howard & 21st Street                                                                Baltimore            MD       21218
---------------------------------------------------------------------------------------------------------------------------

3-5 Lothian Road                                                                    Boston               MA       02135
Commonwealth Ave.                                                                   Boston               MA       02135
26 East Washington Street                                                           North Attleborough   MA       02760
101 White Clay Center Drive                                                         Newark               DE       19711
25 Blackstone Valley Place                                                          Lincoln              RI       02865
7 Creek Parkway                                                                     Boothwyn             PA       19061
2910, 2920, 2924, & 2930 Damon Avenue                                               San Diego            CA       92109
---------------------------------------------------------------------------------------------------------------------------

State Route 14                                                                      Wellsburg            NY       14894
2782 South Broadway                                                                 Wellsburg            NY       14894
227-235 East Sixth                                                                  St. Paul             MN       55101
311,351,421,501 NW 42nd Street                                                      Pompano Beach        FL       33064
1 American Place                                                                    Gordonsville         VA       22942
8199 Route 5                                                                        West Bloomfield      NY       14585
9600 Pines Boulevard                                                                Pembroke Pines       FL       33025
825 South Hobart Blvd.                                                              Los Angeles          CA       90005
---------------------------------------------------------------------------------------------------------------------------

2321 Aldrich Ave. South                                                             Minneapolis          MN       55405
2509 Dupont Ave. South                                                              Minneapolis          MN       55405
2211 Colfax Ave. South                                                              Minneapolis          MN       55405
4400 Coldwater Canyon Avenue                                                        Studio City          CA       91604
236-240 South Hill Street                                                           Los Angeles          CA       90012
5707 Santa Fe Street                                                                San Diego            CA       92109
---------------------------------------------------------------------------------------------------------------------------

County Route 8 @ Johnny Cake Road                                                   Fulton               NY       13069
Route 48 North                                                                      Fulton               NY       13069
Rathburn Road                                                                       Fulton               NY       13069
21 Industrial Boulevard                                                             New Castle           DE       19720
---------------------------------------------------------------------------------------------------------------------------
17323 Ventura Boulevard                                                             Encino               CA       91316
3700 Old Court Road                                                                 Pikesville           MD       21208
459-461 Fulton Street                                                               Brooklyn             NY       11201
2435 Alvin Avenue                                                                   San Jose             CA       95121
62 West 45th Street                                                                 New York             NY       10036
---------------------------------------------------------------------------------------------------------------------------
135-34 Roosevelt Avenue                                                             Flushing             NY       11354
2400 Richmond Avenue                                                                Staten Island        NY       10302
3221 North 16th Street                                                              Phoenix              AZ       86016
6633 Yucca Street                                                                   Los Angeles          CA       90028
705-745 Barclay Circle Drive                                                        Rochester Hills      MI       48307
---------------------------------------------------------------------------------------------------------------------------
2900 Jog Road                                                                       Greenacres           FL       33467
400 South Harvard Boulevard                                                         Los Angeles          CA       90020
1575 Treat Blvd                                                                     Walnut Creek         CA       94598
5000 Woodbine Ave.                                                                  Philadelphia         PA       19131
---------------------------------------------------------------------------------------------------------------------------

3252 Girard Ave. South                                                              Minneapolis          MN       55408
3305 Fremont Ave. South                                                             Minneapolis          MN       55408
3447 Garfield Ave. South                                                            Minneapolis          MN       55408
3400 Harriet Ave. South                                                             Minneapolis          MN       55408
3439/3446 Garfield Ave. South                                                       Minneapolis          MN       55408
---------------------------------------------------------------------------------------------------------------------------
3900 North Damen Avenue                                                             Chicago              IL       60618
375 Willard Ave.                                                                    Newington            CT       06131
150 North Andrews Ave.                                                              Pompano Beach        FL       33069
300 & 320 Terrace Street                                                            Flushing             MI       48433
1610-1622 Massachusetts Avenue                                                      Cambridge            MA       01238
---------------------------------------------------------------------------------------------------------------------------
15801-15901 Eleven Mile Road                                                        Southfield           MI       48076
3421 Cleveland Avenue                                                               Santa Rosa           CA       95403
4410-4450 Park Glen Road                                                            Minneapolis          MN       55436
3060 Jog Road                                                                       Greenacres           FL       33467
34 Startlifter Avenue                                                               Dover                DE       19901
---------------------------------------------------------------------------------------------------------------------------
2005 E. Cone Boulevard                                                              Greensboro           NC       27405
13727 Southwest Pacific Highway 99W                                                 Tigard               OR       97223
61 St. Joseph Street                                                                Mobile               AL       36606
10000-10140 NW 53rd Street                                                          Sunrise              FL       33351
4249 Avon-Caledonia Road                                                            Caledonia            NY       14232
---------------------------------------------------------------------------------------------------------------------------

2122 Grand Ave. South                                                               Minneapolis          MN       55412
3508 Colfax Ave. South                                                              Minneapolis          MN       55412
2712 Pillsbury Ave. South                                                           Minneapolis          MN       55412
2121 Hennipen Ave. South                                                            Minneapolis          MN       55412
---------------------------------------------------------------------------------------------------------------------------
1230-1236 Los Osos Valley Rd.                                                       Los Osos             CA       93402
3111 NE 1st Ave.                                                                    Pompano Beach        FL       33064
2501 North 32nd St.                                                                 Phoenix              AZ       85008
1623 Walnut St.                                                                     Philadelphia         PA       19103
2900 East Interstate Highway 20                                                     Big Spring           TX       79720
---------------------------------------------------------------------------------------------------------------------------
304 East 89th Street                                                                New York             NY       10128
301&304 Eastminster, 151&155 Westminster, 148,156,160,164&172 Judy, 805 Palo Verde  Henderson            NV       89015
246-270 East Street Road                                                            Lower Southampton    PA       19407
3790 East Woodmen Drive                                                             Colorado Springs     CO       80903
201-203 & 264 State St., 55 & 75 Sherman St.                                        Portland             ME       04101

                                                    STATED
                                                   ORIGINAL  REMAINING
  GROSS        NET                      CUT-OFF     TERM TO   TERM TO
MORTGAGE    MORTGAGE     ORIGINAL        DATE      MATURITY   MATURITY
  RATE        RATE       BALANCE        BALANCE      (MO.)     (MO.)
------------------------------------------------------------------------
  7.3650%    7.3100%    $24,000,000   $23,912,270    180        175
  6.9600%    6.9050%     23,000,000    22,913,783    120        117
------------------------------------------------------------------------
  7.9450%    7.8900%     22,300,000    22,201,914    120        113
  8.0100%    7.9550%      1,500,000     1,493,504    121        114
  8.0100%    7.9550%      4,700,000     4,679,645    121        114
  7.7600%    7.7050%      6,400,000     6,370,622    120        113
  7.9700%    7.9150%      2,000,000     1,991,257    120        113
  8.0400%    7.9850%      7,700,000     7,666,887    120        113
------------------------------------------------------------------------
  6.9340%    6.8790%     21,400,000    21,386,351    180        179
  7.3200%    7.2650%     17,000,000    17,000,000    120        120
  7.0800%    7.0250%     16,000,000    16,000,000    120        120
  6.8840%    6.8290%     15,750,000    15,739,803    180        179
  6.9340%    6.8790%     14,500,000    14,490,752    180        179
------------------------------------------------------------------------
  6.9200%    6.8650%     14,000,000    14,000,000    120        116
  7.1100%    7.0300%     13,300,000    13,300,000    120        120
  7.1200%    7.0650%     13,100,000    13,100,000    120        120
  7.3650%    7.3100%     12,300,000    12,255,038    180        175
  6.8700%    6.8150%     12,200,000    12,158,294    120        117
------------------------------------------------------------------------
  7.1600%    7.1050%     12,000,000    11,992,857    180        179
  6.4700%    6.4150%     12,000,000    11,969,867    120        118
  6.8600%    6.8050%     11,000,000    10,947,831    180        174
  7.3650%    7.3100%     10,300,000    10,262,346    180        175
  7.0500%    6.9950%     10,000,000    10,000,000    120        120
  7.5700%    7.5150%     10,000,000    10,000,000    120        120
  7.2000%    7.1450%      9,950,000     9,950,000    120        120
------------------------------------------------------------------------
  7.7300%    7.6750%      9,600,000     9,588,410    120        118



  8.1250%    8.0700%      9,400,000     9,349,660    120        111
------------------------------------------------------------------------
  7.3150%    7.2600%      9,100,000     9,066,374    120        115




------------------------------------------------------------------------
  6.9900%    6.9350%      9,000,000     8,990,620    120        119
  7.2400%    7.1850%      8,500,000     8,491,609    120        119
  6.8600%    6.8050%      7,560,000     7,542,302    120        118
  7.2200%    7.1650%      7,500,000     7,476,040    120        117
  7.0050%    6.9250%      7,410,000     7,402,302    120        119
------------------------------------------------------------------------
  6.9340%    6.8790%      7,000,000     6,995,535    180        179
  7.3100%    7.2550%      7,000,000     6,990,596    180        178
  7.2900%    7.2350%      6,750,000     6,750,000    120        120
  7.1950%    7.1400%      6,750,000     6,645,382    180        175
  7.6800%    7.6250%      6,500,000     6,500,000    120        120
------------------------------------------------------------------------
  7.2200%    7.1650%      6,000,000     6,000,000    120        117
  7.1800%    7.1250%      6,000,000     5,996,451    120        119
  7.9500%    7.8950%      6,000,000     5,983,530    180        176
------------------------------------------------------------------------
  7.3500%    7.2700%      5,900,000     5,900,000    120        120


------------------------------------------------------------------------
  7.3100%    7.2550%      5,900,000     5,892,075    180        178
  7.1000%    7.0450%      5,870,000     5,870,000    120        120
  7.4700%    7.4150%      5,850,000     5,850,000    120        120
  7.3000%    7.2450%      5,800,000     5,800,000    120        120
  7.4700%    7.4150%      5,700,000     5,700,000    120        120
------------------------------------------------------------------------
  7.5200%    7.4650%      5,400,000     5,400,000    120        120
  7.3800%    7.3250%      5,350,000     5,350,000    120        120
  7.4900%    7.4350%      5,175,000     5,164,222    120        118
  7.0050%    6.9250%      5,070,000     5,070,000    120        120
  7.3900%    7.3350%      5,037,224     5,020,347    118        115
------------------------------------------------------------------------
  6.9340%    6.8790%      5,000,000     4,996,811    180        179
  7.9000%    7.8450%      5,000,000     4,980,423    120        115
  7.5900%    7.5350%      4,700,000     4,700,000    120        120
  7.0550%    6.9750%      4,575,000     4,570,298    120        119
  8.2500%    8.1950%      4,575,000     4,535,493    120        111
------------------------------------------------------------------------
  7.1100%    7.0300%      4,520,000     4,520,000    120        120
  7.3800%    7.3250%      4,500,000     4,483,604    120        115
  7.0400%    6.9600%      4,400,000     4,393,682    120        118
  7.0700%    7.0150%      4,300,000     4,300,000    120        120
  7.5800%    7.5250%      4,275,000     4,275,000    120        120
  7.7150%    7.6600%      4,250,000     4,250,000    120        120
  7.2900%    7.2350%      4,250,000     4,250,000    120        120
------------------------------------------------------------------------
  7.0000%    6.9450%      4,000,000     4,000,000    180        180




------------------------------------------------------------------------
  7.7050%    7.6500%      4,000,000     3,992,003    120        118
  6.8300%    6.7750%      3,900,000     3,895,795    180        179
  6.7100%    6.6550%      3,850,000     3,829,912    120        116
  7.4150%    7.3600%      3,800,000     3,765,673    180        175
  7.4000%    7.3450%      3,700,000     3,682,675    120        116
------------------------------------------------------------------------
  7.2900%    7.2350%      3,600,000     3,600,000    120        120
  7.1200%    7.0650%      3,500,000     3,497,891    120        119
  7.6000%    7.5450%      3,500,000     3,489,698    120        116
  7.1700%    7.1150%      3,500,000     3,488,709    120        117
  7.4600%    7.3800%      3,400,000     3,400,000    120        120
------------------------------------------------------------------------
  7.6200%    7.5650%      3,340,000     3,336,972    120        119
  7.7100%    7.6550%      3,150,000     3,130,201    120        114
  7.0050%    6.9250%      3,112,000     3,108,767    120        119
------------------------------------------------------------------------
  6.8700%    6.8150%      3,100,000     3,100,000    120        120


  6.9100%    6.8550%      3,000,000     3,000,000    120        120
  7.0500%    6.9950%      3,000,000     2,989,105    120        118
  7.5300%    7.4750%      2,950,000     2,935,216    120        117
------------------------------------------------------------------------
  7.6100%    7.5550%      2,940,000     2,929,812    120        115


  7.8000%    7.7450%      2,860,000     2,858,621    120        119
  6.9500%    6.8950%      2,800,000     2,795,891    120        118
  7.4000%    7.3450%      2,700,000     2,700,000    120        120
  7.4200%    7.3650%      2,700,000     2,700,000    120        120
------------------------------------------------------------------------
  7.5200%    7.4400%      2,700,000     2,700,000    120        120


  7.0000%    6.9200%      2,700,000     2,697,192    120        119
  7.6200%    7.5400%      2,700,000     2,689,234    144        138
  8.5578%    8.5028%      2,639,044     2,639,044    109        109
  7.2200%    7.1400%      2,600,000     2,587,475    120        116
  7.8300%    7.7750%      2,550,000     2,550,000    120        120
------------------------------------------------------------------------
  7.2800%    7.2250%      2,550,000     2,547,505    120        119


  7.9900%    7.9350%      2,550,000     2,545,176    120        118
  7.3450%    7.2900%      2,500,000     2,485,721    120        115
  7.4400%    7.3850%      2,450,000     2,442,506    120        117
  7.2300%    7.1750%      2,400,000     2,400,000    120        120
  7.7600%    7.7050%      2,310,000     2,310,000    120        120
  6.9300%    6.8750%      2,300,000     2,295,122    120        117
------------------------------------------------------------------------
  6.7610%    6.7060%      2,300,000     2,294,518    180        178



  7.3000%    7.2450%      2,300,000     2,286,763    120        115
  7.9940%    7.9390%      2,275,000     2,271,401    180        177
  7.3650%    7.3100%      2,250,000     2,241,775    180        175
------------------------------------------------------------------------
  7.3100%    7.2550%      2,150,000     2,143,252    120        117



  7.1900%    7.1100%      2,100,000     2,093,252    120        117
------------------------------------------------------------------------
  6.9340%    6.8790%      2,050,000     2,050,000    180        180
  7.0800%    7.0250%      2,000,000     2,000,000    120        120
  7.1800%    7.1250%      2,000,000     2,000,000    84         84
  7.6300%    7.5750%      2,000,000     2,000,000    120        120
  7.2100%    7.1550%      2,000,000     1,995,610    120        118
------------------------------------------------------------------------
  7.7600%    7.7050%      1,990,000     1,986,631    120        117
  7.6800%    7.6250%      1,950,000     1,950,000    120        120
  8.0150%    7.9600%      1,950,000     1,947,015    84         82
  7.2500%    7.1950%      1,950,000     1,942,693    120        115
  6.9000%    6.8450%      1,925,000     1,925,000    120        120
------------------------------------------------------------------------
  7.7026%    7.6476%      1,921,398     1,921,398    118        118
  7.0300%    6.9750%      1,900,000     1,897,265    120        118
  6.9200%    6.8650%      1,875,000     1,875,000    180        180
  7.0050%    6.9250%      1,840,000     1,838,088    120        119
------------------------------------------------------------------------
  6.7610%    6.7060%      1,800,000     1,795,710    180        178





------------------------------------------------------------------------
  7.1400%    7.0850%      1,750,000     1,741,463    120        116
  8.0500%    7.9950%      1,700,000     1,700,000    120        120
  7.5100%    7.4550%      1,680,000     1,680,000    120        120
  7.1900%    7.1350%      1,650,000     1,643,737    120        115
  6.7100%    6.6550%      1,600,000     1,591,652    120        116
------------------------------------------------------------------------
  6.7100%    6.6550%      1,600,000     1,589,915    180        178
  9.1250%    9.0700%      1,600,000     1,562,449    180        171
  7.2030%    7.1480%      1,550,000     1,550,000    180        180
  7.7000%    7.6450%      1,510,000     1,506,978    120        118
  7.4950%    7.4150%      1,500,000     1,498,076    120        118
------------------------------------------------------------------------
  7.7800%    7.7250%      1,500,000     1,497,707    120        119
  7.3100%    7.2550%      1,450,000     1,444,917    180        178
  8.6250%    8.5700%      1,450,000     1,435,783    120        110
  6.8600%    6.8050%      1,300,000     1,291,949    120        115
  7.4400%    7.3850%      1,218,958     1,218,958    115        115
------------------------------------------------------------------------
  6.9110%    6.8560%      1,210,000     1,207,194    180        178




------------------------------------------------------------------------
  8.6250%    8.5700%      1,200,000     1,190,334    120        111
  7.5100%    7.4550%      1,190,000     1,190,000    120        120
  7.8250%    7.7700%      1,100,000     1,096,888    120        117
  8.0400%    7.9600%      1,050,000     1,050,000    120        120
  8.1500%    8.0950%      1,050,000     1,047,224    120        117
------------------------------------------------------------------------
  7.2800%    7.2250%      1,035,000     1,031,732    120        117
  8.6250%    8.5700%      1,015,000     1,010,833    120        112
  7.6500%    7.5950%      1,000,000       997,068    120        117
  7.4600%    7.4050%      1,000,000       996,566    180        178
  9.8750%    9.8200%        789,750       774,546    180        172

  7.2790%    7.2216%   $716,143,374  $714,739,121    136        134

             ANTICIPATED               ORIGINAL      FIRST
 MATURITY     REPAYMENT   REVISED   AMORTIZATION    MONTHLY     APPRAISED    CUT-OFF
   DATE          DATE      RATE      TERM (MO.)     PAYMENT       VALUE     DATE LTV
-------------------------------------------------------------------------------------
 01/02/13                                360        $165,599   $32,000,000    74.73%
 03/01/08                                300         161,973    63,200,000    36.26%
-------------------------------------------------------------------------------------
 11/01/07                                360         162,779    33,300,000    66.67%
 12/01/07                                360          11,017     3,000,000    49.78%
 12/01/07                                360          34,520     6,000,000    77.99%
 11/01/07                                360          45,895     8,600,000    74.08%
 11/01/07                                360          14,633     4,200,000    47.41%
 11/01/07                                360          56,715    11,500,000    66.67%
-------------------------------------------------------------------------------------
 05/01/13                                360         141,427    33,000,000    64.81%
 06/01/08                                360         116,778    23,800,000    71.43%
 06/01/08                                300         113,903    45,900,000    34.86%
 05/01/13                                360         103,561    24,700,000    63.72%
 05/01/13                                360          95,827    21,600,000    67.09%
-------------------------------------------------------------------------------------
 02/01/08                                360          80,733    25,400,000    55.12%
 06/01/08                                300          94,937    18,200,000    73.08%
 06/01/08                                360          88,213    18,300,000    71.58%
 01/02/13                                360          84,869    17,000,000    72.09%
 03/01/08                                300          85,218    40,200,000    30.24%
-------------------------------------------------------------------------------------
 05/01/13                                360          81,130    29,300,000    40.93%
 04/01/08                                300          80,800    19,350,000    61.86%
 12/01/12                                360          72,152    23,500,000    46.59%
 01/01/13                                360          71,070    15,300,000    67.07%
 06/01/08                                300          70,997    15,900,000    62.89%
 06/01/08                                300          74,355    37,950,000    26.35%
 06/01/08                                300          71,599    15,900,000    62.58%
-------------------------------------------------------------------------------------
 04/01/08      4/1/08     9.7300%        360          68,643    12,475,000    76.86%
                                                                 5,325,000    76.90%
                                                                 2,125,000    68.15%
                                                                 5,025,000    80.50%
 09/01/07                                360          69,795    11,750,000    79.57%
-------------------------------------------------------------------------------------
 01/01/08                                360          62,480    13,300,000    68.17%
                                                                 1,900,000    74.72%
                                                                 2,200,000    73.59%
                                                                 1,900,000    57.68%
                                                                 7,300,000    67.56%
-------------------------------------------------------------------------------------
 05/01/08                                300          63,553    15,500,000    58.00%
 05/01/08                                300          61,384    13,200,000    64.33%
 04/01/08                                300          52,759    10,500,000    71.83%
 03/01/08                                300          54,066    10,000,000    74.76%
 05/01/08                                300          52,396     9,675,000    76.51%
-------------------------------------------------------------------------------------
 05/01/13                                360          46,261    10,000,000    69.96%
 04/01/13                                360          48,038    10,500,000    66.58%
 06/01/08                                360          46,230     9,000,000    75.00%
 01/01/13                                180          61,409    12,000,000    55.38%
 06/01/08                                360          46,253     9,000,000    72.22%
-------------------------------------------------------------------------------------
 03/01/08                                336          36,100     7,800,000    76.92%
 05/01/08                                360          40,646     7,600,000    78.90%
 02/01/13                                360          43,817     8,150,000    73.42%
-------------------------------------------------------------------------------------
 06/01/08                                360          40,649     8,290,000    71.17%
                                                                 4,850,000    70.62%
                                                                 3,440,000    71.95%
-------------------------------------------------------------------------------------
 04/01/13                                360          40,488     8,500,000    69.32%
 06/01/08                                300          41,863     9,200,000    63.80%
 06/01/08                                300          43,117     8,500,000    68.82%
 06/01/08                                360          39,763     8,060,000    71.96%
 06/01/08                                360          39,738     8,500,000    67.06%
-------------------------------------------------------------------------------------
 06/01/08                                360          37,832     7,300,000    73.97%
 06/01/08                                300          39,119     8,300,000    64.46%
 04/01/08                                300          38,209     7,150,000    72.23%
 06/01/08                                300          35,850     8,000,000    63.38%
 01/01/08                                291          37,301     7,500,000    66.94%
-------------------------------------------------------------------------------------
 05/01/13                                360          33,044     6,950,000    71.90%
 01/01/08                                336          36,997     7,300,000    68.22%
 06/01/08                                300          35,008     6,700,000    70.15%
 05/01/08                                300          32,496     6,150,000    74.31%
 08/31/07                                300          36,072     6,750,000    67.19%
-------------------------------------------------------------------------------------
 06/01/08                                360          30,406     8,200,000    55.12%
 01/01/08                                360          31,096     7,600,000    58.99%
 04/01/08                                360          29,392     5,700,000    77.08%
 06/01/08                                360          28,810     5,750,000    74.78%
 06/01/08                                240          34,649     5,700,000    75.00%
 06/01/08                                300          32,004     5,800,000    73.28%
 06/01/08                                360          29,108     5,675,000    74.89%
-------------------------------------------------------------------------------------
 06/01/13                                180          35,953     6,840,000    58.48%
                                                                 4,070,000    60.20%
                                                                   970,000    56.70%
                                                                   350,000    57.14%
                                                                 1,450,000    55.17%
-------------------------------------------------------------------------------------
 04/01/08                                300          30,095     6,100,000    65.44%
 05/01/13                                300          27,143     5,340,000    72.95%
 02/01/08                                300          26,503     7,400,000    51.76%
 01/01/13                                240          30,415     6,360,000    59.21%
 02/01/08                                300          27,102     5,700,000    64.61%
-------------------------------------------------------------------------------------
 06/01/08                                360          24,656     4,875,000    73.85%
 05/01/08                                360          23,568     5,600,000    62.46%
 02/01/08                                360          24,713     5,000,000    69.79%
 03/01/08                                300          25,118     6,000,000    58.15%
 06/01/08                                300          25,037     4,700,000    72.34%
-------------------------------------------------------------------------------------
 05/01/08                                300          24,944     4,500,000    74.15%
 12/01/07                                300          23,710     4,350,000    71.96%
 05/01/08                                300          22,005     5,350,000    58.11%
-------------------------------------------------------------------------------------
 06/01/08                                360          20,354     7,600,000    40.79%
                                                                 2,800,000    40.36%
                                                                 4,800,000    41.04%
 06/30/08                                240          23,097     6,200,000    48.39%
 04/01/08                                240          23,349     5,250,000    56.94%
 03/01/08                                240          23,819     4,400,000    66.71%
-------------------------------------------------------------------------------------
 01/01/08                                360          20,779     4,260,000    68.77%
                                                                 1,525,000    69.27%
                                                                 2,735,000    68.50%
 05/01/08                                360          20,588     3,700,000    77.26%
 04/01/08                                360          18,535     3,900,000    71.69%
 06/01/08                                300          19,777     4,600,000    58.70%
 06/01/08                                360          18,731     3,750,000    72.00%
-------------------------------------------------------------------------------------
 06/01/08                                300          19,988     3,900,000    69.23%
                                                                 2,100,000    66.67%
                                                                 1,800,000    72.22%
 05/01/08                                300          19,083     3,600,000    74.92%
 12/01/09                                360          19,101     3,700,000    72.68%
 07/01/07                                289          21,589     5,500,000    47.98%
 02/01/08                                300          18,743     3,500,000    73.93%
 06/01/08                                300          19,395     4,130,000    61.74%
-------------------------------------------------------------------------------------
 05/01/08                                300          18,481     3,800,000    67.04%
                                                                 2,200,000    63.57%
                                                                 1,600,000    71.80%
 04/01/08                                300          19,664     3,400,000    74.86%
 01/01/08                                300          18,223     3,450,000    72.05%
 03/01/08                                300          18,010     3,500,000    69.79%
 06/01/08                                360          16,340     3,000,000    80.00%
 06/01/08                                300          17,463     3,200,000    72.19%
 03/01/08                                360          15,194     3,100,000    74.04%
-------------------------------------------------------------------------------------
 04/01/13                                300          15,907     4,000,000    57.36%
                                                                 1,410,000    63.68%
                                                                 1,180,000    54.95%
                                                                 1,410,000    53.06%
 01/01/08                                300          16,699     3,670,000    62.31%
 03/01/13                                360          16,684     3,100,000    73.27%
 01/01/13                                360          15,525     3,500,000    64.05%
-------------------------------------------------------------------------------------
 03/01/08                                300          15,624     3,500,000    61.24%
                                                                 2,400,000    72.69%
                                                                   600,000    33.23%
                                                                   500,000    39.87%
 03/01/08                                300          15,098     2,900,000    72.18%
-------------------------------------------------------------------------------------
 06/01/13                                360          13,548     2,800,000    73.21%
 06/01/08                                300          14,238     3,100,000    64.52%
 06/01/05                                300          14,366     3,500,000    57.14%
 06/01/08                                300          14,949     4,300,000    46.51%
 04/01/08                                300          14,405     4,000,000    49.89%
-------------------------------------------------------------------------------------
 03/01/08                                360          14,270     2,700,000    73.58%
 06/01/08                                360          15,597     2,800,000    69.64%
 04/01/05                                324          14,728     3,000,000    64.90%
 01/01/08                                360          13,302     2,600,000    74.72%
 06/01/08                                240          14,809     4,300,000    44.77%
-------------------------------------------------------------------------------------
 04/01/08                                298          14,485     3,790,000    50.70%
 04/01/08                                360          12,679     2,600,000    72.97%
 06/01/13                                360          12,374     3,140,000    59.71%
 05/01/08                                300          13,011     2,840,000    64.72%
-------------------------------------------------------------------------------------
 04/01/13                                300          12,449     2,790,000    64.36%
                                                                   725,000    55.04%
                                                                   465,000    42.91%
                                                                   440,000    73.69%
                                                                   490,000    66.17%
                                                                   670,000    81.89%
-------------------------------------------------------------------------------------
 02/01/08                                300          12,525     2,600,000    66.98%
 06/01/08                                360          12,533     2,900,000    58.62%
 06/01/08                                360          11,758     2,900,000    57.93%
 01/01/08                                360          11,189     2,800,000    58.70%
 02/01/08                                300          11,014     3,400,000    46.81%
-------------------------------------------------------------------------------------
 04/01/13                                180          14,123     3,100,000    51.29%
 09/01/12                                180          16,347     4,375,000    35.71%
 06/01/13                                360          10,524     2,250,000    68.89%
 04/01/08                                300          11,356     2,450,000    61.51%
 04/01/08                                360          10,483     2,200,000    68.09%
-------------------------------------------------------------------------------------
 05/01/08                                240          12,342     2,400,000    62.40%
 04/01/13                                240          11,513     2,700,000    53.52%
 08/01/07                                300          11,798     2,432,000    59.04%
 01/01/08                                300           9,072     2,800,000    46.14%
 01/01/08                                295           9,013     2,000,000    60.95%
-------------------------------------------------------------------------------------
 04/01/13                                300           8,483     1,770,000    68.20%
                                                                   420,000    71.26%
                                                                   470,000    63.68%
                                                                   330,000    78.61%
                                                                   550,000    63.49%
-------------------------------------------------------------------------------------
 09/01/07                                300           9,764     1,630,000    73.03%
 06/01/08                                300           8,802     1,616,000    73.64%
 03/01/08                                300           8,363     1,470,000    74.62%
 06/01/08                                300           8,132     1,475,000    71.19%
 03/01/08                                300           8,209     1,600,000    65.45%
-------------------------------------------------------------------------------------
 03/01/08                                300           7,501     1,360,000    75.86%
 10/01/07                                360           7,895     1,700,000    59.46%
 03/01/08                                300           7,488     1,350,000    73.86%
 04/01/13                                240           8,031     1,400,000    71.18%
 10/01/12                                180           8,426     1,215,000    63.75%

                                         327                                  63.82%

    DEBT                         ANNUAL      ANNUAL
  SERVICE        UNDERWRITTEN  PRINCIPAL    INTEREST              INTEREST
  COVERAGE         NET CASH    & INTEREST     ONLY    SERVICING   ACCRUAL
   RATIO             FLOW       PAYMENTS    PAYMENTS     FEE       METHOD
-----------------------------------------------------------------------------
    1.42          $2,826,206   $1,987,182               0.055%   Actual/360
    2.37           4,602,923    1,943,673               0.055%     30/360
-----------------------------------------------------------------------------
    1.33           2,607,498    1,953,354               0.055%   ACTUAL/360
    1.52             201,158      132,203               0.055%   Actual/360
    1.28             530,027      414,236               0.055%   Actual/360
    1.26             694,649      550,735               0.055%   Actual/360
    1.34             235,930      175,602               0.055%   Actual/360
    1.39             945,734      680,577               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.48           2,518,434    1,697,129               0.055%   Actual/360
    1.42           1,992,700    1,401,339               0.055%   Actual/360
    2.87           3,924,064    1,366,830               0.055%   Actual/360
    1.61           2,003,221    1,242,732               0.055%   Actual/360
    1.49           1,708,805    1,149,924               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.85           2,053,640    1,108,697    968,800    0.055%   Actual/360
    1.46           1,659,459    1,139,244               0.080%   Actual/360
    1.39           1,476,104    1,058,555               0.055%   Actual/360
    1.48           1,511,199    1,018,431               0.055%   Actual/360
    2.32           2,367,422    1,022,616               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.92           1,872,357      973,559               0.055%   Actual/360
    1.87           1,811,916      969,601               0.055%   Actual/360
    2.22           1,925,490      865,823               0.055%   Actual/360
    1.48           1,259,814      852,840               0.055%   Actual/360
    1.39           1,182,362      851,966               0.055%   Actual/360
    2.32           2,067,465      892,260               0.055%   Actual/360
    1.71           1,468,782      859,189               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.33           1,094,124      823,715               0.055%   ACTUAL/360
                     465,567
                     166,997
                     461,560
    1.28           1,072,539      837,537               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.57           1,180,860      749,757               0.055%   ACTUAL/360
                     204,948
                     221,917
                     141,018
                     612,977
-----------------------------------------------------------------------------
    1.71           1,304,461      762,633               0.055%   Actual/360
    1.51           1,113,923      736,606               0.055%   Actual/360
    1.56             990,810      633,111               0.055%   Actual/360
    1.43             930,435      648,788               0.055%   Actual/360
    1.27             801,140      628,752               0.080%   Actual/360
-----------------------------------------------------------------------------
    1.47             817,443      555,136               0.055%   Actual/360
    1.35             780,276      576,451               0.055%   Actual/360
    1.56             867,469      554,762               0.055%   Actual/360
    1.33             982,124      736,910               0.055%   Actual/360
    1.41             780,927      555,033               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.38             688,782      499,797    433,200    0.055%   Actual/360
    1.42             690,651      487,753               0.055%   Actual/360
    1.41             742,708      525,803               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.43             695,631      487,792               0.080%   ACTUAL/360
                     405,033
                     290,598
-----------------------------------------------------------------------------
    1.42             690,373      485,856               0.055%   Actual/360
    1.87             941,782      502,358               0.055%   Actual/360
    1.44             742,751      517,403               0.055%   Actual/360
    1.29             615,871      477,157               0.055%   Actual/360
    1.49             710,259      476,858               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.40             634,636      453,979               0.055%   Actual/360
    1.64             771,603      469,433               0.055%   Actual/360
    1.39             639,402      458,510               0.055%   Actual/360
    1.66             713,359      430,199               0.080%   Actual/360
    1.48             662,533      447,608               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.46             579,979      396,525               0.055%   Actual/360
    1.32             584,123      443,959               0.055%   Actual/360
    1.31             551,828      420,098               0.055%   Actual/360
    1.48             576,649      389,950               0.080%   Actual/360
    1.32             571,095      432,859               0.055%   Actual/360
-----------------------------------------------------------------------------
    2.00             731,020      364,876               0.080%   Actual/360
    1.85             689,878      373,149               0.055%   Actual/360
    1.41             496,053      352,699               0.080%   Actual/360
    1.50             520,242      345,725               0.055%   Actual/360
    1.29             535,730      415,782               0.055%   Actual/360
    1.33             510,278      384,047               0.055%   Actual/360
    1.45             507,844      349,295               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.65             710,837      431,438               0.055%   ACTUAL/360
                     459,162
                      84,573
                      40,132
                     126,970
-----------------------------------------------------------------------------
    1.40             505,196      361,141               0.055%   Actual/360
    1.43             465,649      325,715               0.055%   Actual/360
    2.10             669,131      318,035               0.055%   Actual/360
    1.58             576,033      364,984               0.055%   Actual/360
    1.54             500,231      325,230               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.46             431,192      295,873               0.055%   Actual/360
    1.72             486,570      282,820               0.055%   Actual/360
    1.46             433,883      296,551               0.055%   Actual/360
    1.58             475,912      301,418               0.055%   Actual/360
    1.34             401,487      300,448               0.080%   Actual/360
-----------------------------------------------------------------------------
    1.31             391,456      299,323               0.055%   Actual/360
    1.56             442,970      284,522               0.055%   Actual/360
    1.81             479,007      264,059               0.080%   Actual/360
-----------------------------------------------------------------------------
    2.34             572,008      244,253               0.055%   ACTUAL/360
                     208,342
                     363,666
    2.43             674,673      277,166               0.055%   Actual/360
    1.50             419,531      280,189               0.055%   Actual/360
    1.72             490,634      285,830               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.46             363,860      249,346               0.055%   ACTUAL/360
                     132,419
                     231,441
    1.30             321,863      247,060               0.055%   Actual/360
    1.48             329,594      222,414               0.055%   Actual/360
    1.74             412,539      237,330               0.055%   Actual/360
    1.56             351,266      224,773               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.46             351,130      239,855               0.080%   ACTUAL/360
                     180,322
                     170,808
    1.52             348,768      228,996               0.080%   Actual/360
    1.48             339,283      229,214               0.080%   Actual/360
    2.03             525,371      259,073               0.055%   Actual/360
    1.48             332,941      224,913               0.080%   Actual/360
    1.44             334,960      232,740               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.60             355,104      221,771               0.055%   ACTUAL/360
                     198,259
                     156,845
    1.45             342,230      235,973               0.055%   Actual/360
    1.68             368,366      218,682               0.055%   Actual/360
    1.57             339,146      216,117               0.055%   Actual/360
    1.34             262,039      196,076               0.055%   Actual/360
    1.37             288,065      209,559               0.055%   Actual/360
    1.61             293,675      182,328               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.96             374,310      190,883               0.055%   ACTUAL/360
                     124,327
                     108,842
                     141,141
    1.66             333,305      200,385               0.055%   Actual/360
    1.43             286,030      200,204               0.055%   Actual/360
    1.87             347,941      186,298               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.44             269,373      187,483               0.055%   ACTUAL/360
                     219,257
                      25,058
                      25,058
    1.64             297,039      181,174               0.080%   Actual/360
-----------------------------------------------------------------------------
    1.42             230,799      162,576               0.055%   Actual/360
    1.68             286,663      170,854               0.055%   Actual/360
    1.82             313,456      172,393               0.055%   Actual/360
    1.91             342,039      179,392               0.055%   Actual/360
    1.74             301,599      172,856               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.35             231,002      171,244               0.055%   Actual/360
    1.31             244,916      187,165               0.055%   Actual/360
    1.45             256,174      176,739               0.055%   Actual/360
    1.61             257,620      159,629               0.055%   Actual/360
    1.71             303,767      177,710               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.47             255,089      173,822               0.055%   Actual/360
    1.55             236,045      152,149               0.055%   Actual/360
    1.50             222,860      148,486               0.055%   Actual/360
    1.76             274,622      156,127               0.080%   Actual/360
-----------------------------------------------------------------------------
    1.72             257,280      149,387               0.055%   ACTUAL/360
                      66,946
                      40,015
                      35,211
                      44,838
                      70,270
-----------------------------------------------------------------------------
    1.40             210,419      150,304               0.055%   Actual/360
    1.36             204,362      150,400               0.055%   Actual/360
    1.67             236,009      141,100               0.055%   Actual/360
    1.78             238,933      134,266               0.055%   Actual/360
    2.33             307,728      132,170               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.67             283,779      169,477               0.055%   Actual/360
    1.55             303,419      196,170               0.055%   Actual/360
    1.57             198,641      126,292               0.055%   Actual/360
    1.54             209,501      136,271               0.055%   Actual/360
    1.61             202,505      125,797               0.080%   Actual/360
-----------------------------------------------------------------------------
    1.25             184,844      148,104               0.055%   Actual/360
    1.55             213,809      138,159               0.055%   Actual/360
    1.60             225,897      141,578               0.055%     30/360
    2.52             274,482      108,868               0.055%   Actual/360
    1.30             140,531      108,156               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.58             160,629      101,801               0.055%   ACTUAL/360
                      44,467
                      41,426
                      33,632
                      41,104
-----------------------------------------------------------------------------
    1.32             155,063      117,168               0.055%   Actual/360
    1.30             137,425      105,621               0.055%   Actual/360
    1.33             133,309      100,354               0.055%   Actual/360
    1.28             124,556       97,583               0.080%   Actual/360
    1.66             163,335       98,504               0.055%   Actual/360
-----------------------------------------------------------------------------
    1.32             119,142       90,013               0.055%   Actual/360
    1.25             118,486       94,735               0.055%   Actual/360
    1.53             137,228       89,853               0.055%   Actual/360
    1.25             120,617       96,378               0.055%   Actual/360
    1.44             145,635      101,117               0.055%   Actual/360

    1.62                                                0.057%

Note: Loan Numbers 9671 - 9675 (The Retail Portfolio) consists of five Mortgage Loans which are cross-collateralized and cross-defaulted. For purposes of this Annex, this group of loans has been treated as one Mortgage Loan.

Note: With respect to loan numbers 6414, 5873, 6341, 3912, the terms of the original loan agreements provided for an earnout option, or a one time principal curtailment. Such earnout (or curtailment, as the case may be) has been fully funded to the extent applicable, as of the Cut-Off Date, and no future advances are required. For purposes of this annex, the loan is presented as if it was fully funded on the earnout/curtailment date, with the Stated Original Term to Maturity and Original Amortization Term reduced by the number of months from origination to such earnout/curtailment date.

                                   EXHIBIT C
                    FORM OF INVESTMENT REPRESENTATION LETTER


Bear Stearns Commercial Mortgage Securities Inc.
245 Park Avenue
New York, New York 10167
Attention:  James G. Reichek

LaSalle National Bank,
 as Certificate Registrar
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention: Corporate Trust Services Group -- Bear Stearns
           Commercial Mortgage Securities Inc. Series 1998-C1

           Re: Transfer of Bear Stearns Commercial Mortgage Securities Inc.,
               Commercial Mortgage Pass-Through Certificates, Series 1998-C1

Ladies and Gentlemen:

         This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), by and among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer, AMRESCO Management, Inc., as Special Servicer, ABN AMRO Bank N.V., as Fiscal Agent and LaSalle National Bank, as Trustee on behalf of the holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (the "Certificates") in connection with the transfer by ____________________ (the "Seller") to the undersigned (the "Purchaser") of $_____________________ Balance of Class _____ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

                  1. In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:(1)

                       (a) [ ] The Purchaser is purchasing a Class of Regular
                           Certificates and is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities

__________________

(1) Purchaser must include one of the following two certificates, and if it certifies under paragraph (b) it must include the further certification as to the type of entity as indicated therein.

                           Act of 1933, as amended (the "1933 Act") or an entity all of the equity owners of which come within such paragraphs) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion, and is not acquiring such Certificates with a view to any resale or distribution thereof other than in accordance with the restrictions set forth in Section 5.02 of the Pooling and Servicing Agreement. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

                       (b) [ ] (i) The Purchaser is purchasing a Class of
                           Regular Certificates or a Class of Residual
                           Interests and is aware that (x) (in the case of the initial transfer) the transfer is being made in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") without a view to any resale or distribution and (y) (in the case of subsequent transfers) is being made in reliance on Rule 144A promulgated under the 1933 Act; (ii) in the case of subsequent transfers the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph
                           (d)(4)(i) of Rule 144A; and (iii) the Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A because (y) as of the end of the Purchaser's most recent fiscal year it owned or invested on a discretionary basis $_(2) eligible securities (excluding affiliate's securities, bank deposit notes and CDs, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps) and (z) the Purchaser is one of the following entities:

                           [ ] an insurance company as defined in Section 2(13) of the Act; or3

                           [ ] an investment company registered under the Investment Company Act of 1940, as amended, or any business development company


________________

(2) Purchaser must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Purchaser is a dealer, in which case Purchaser must own/or invest on a discretionary basis at least $100,000,000 in securities.

(3) A purchase by an insurance company for one or more of its separate accounts, as defined by section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

                           as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended, that is part of a Family of Investment Companies (as defined below) which owns in the aggregate at least $100,000,000 of securities of issuers other than issuers that are affiliated with the investment company or are part of such Family of Investment Companies. The term "Family of Investment Companies," as used herein, means two or more registered investment companies (or series thereof), except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor) or investment advisers (or, in the case of unit investment trusts, depositors) that are affiliated by virtue of being majority owned subsidiaries of the same parent or because one investment adviser or depositor is a majority owned subsidiary of the other.

                           [ ] a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

                           [ ] a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

                           [ ] a business development company as defined in
                           Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

                           [ ] a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in
                           Section 501(c)(3) of the Internal Revenue Code; or

                           [ ] an investment adviser registered under the Investment Advisers Act; or

                           [ ] a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

                           [ ] at least $10 million, and the undersigned is a broker-dealer registered with the SEC; or

                           [ ] less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

                           [ ] less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, as amended, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities;
                           or

                           [ ] less than $100 million, and the undersigned is an entity, all the equity owners of which are "Qualified Institutional Buyers," as defined in Rule 144A.

         2. If the Purchaser has certified that it is an institutional "accredited investor" pursuant to Paragraph 1(a) above or that is a "qualified institutional buyer" purchasing in the initial sale pursuant to 1(b) (i)(x) above, the Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, or (ii) (with respect to Regular Certificates only) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or
(7) of Regulation D promulgated under the 1933 Act or entities all of the equity owners of which come within such paragraphs, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act,
(y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws, and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

         3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

         4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold except to an "qualified institutional buyer" or (in the case of Regular Certificates only) to an institutional "accredited investor."

         5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

         6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

         7. Check one of the following: (4)

            |_| The Purchaser is a U.S. Person (as defined below) and
                it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            |_| The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) or the Paying Agent with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or any of its political subdivisions, or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if (A) for taxable years beginning after __________, 1998 (or for taxable years ending after August 20,

___________________

(4) Each Purchaser must include one of the two alternative certificates.

1998, if the trustee has made an application election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.



         8. Please make all payments due on the Certificates:(5)

            |_| (a) by wire transfer to the following account at a bank or
                entity in New York, New York, having appropriate facilities therefor:

                Bank:
                ABA#:
                Account #:
                Attention:

            |_| (b) by mailing a check or draft to the following address:

                ------------------------------

                ------------------------------

                ------------------------------


                                                    Very truly yours,


                                                    [NAME OF PURCHASER]

                                                    By:_________________________
                                                       Name:
                                                       Title


Dated:

__________________

(5) Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b).

                                  EXHIBIT D-1
                           FORM OF TRANSFER AFFIDAVIT

                AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE
                   INTERNAL REVENUE CODE OF 1986, AS AMENDED


STATE OF          )
                  )  ss:
COUNTY OF         )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

         2. That the Transferee's Taxpayer Identification Number is [          ]

         3. That the Transferee of a Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificate, Series 1998-C1, Class [R] [LR] Certificate (the "Class [R] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent"), an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or section 4975 of the Code or any governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a

                                     D-1-1
material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or a Person acting on behalf of or investing the assets of such Plan. For these purposes, "Non-U.S. Person" means any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate,
(i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form 4224 or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

         4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

         5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

         6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

         7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement dated as of June 1, 1998 among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         8. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Servicer as the Transferee's agent in performing the function of "tax matters person."

                                     D-1-2

         9. The Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R] [LR] Certificates.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of 19_ .

                                                    [NAME OF TRANSFEREE]


                                                     By:
                                                              [Name of Officer]
                                                              [Title of Officer]

         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this          day of  , 19 _ .



NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the________day of                       , 19 _ .




                                     D-1-3

                                  EXHIBIT D-2
                           FORM OF TRANSFEROR LETTER

                                     [Date]

---------------------,
as Certificate Registrar



Attention:

           Re: Bear Stearns Commercial Mortgage Securities Inc. Commercial
               Mortgage Pass-Through Certificates, Series 1998-C1

Ladies and Gentlemen:

         [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3 and 4 thereof are not satisfied or that the information contained in paragraphs 3 and 4 thereof is not true.

                                                              Very truly yours,

                                                              [Transferor]




                                     D-2-1

                                   EXHIBIT E

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT F

                              REQUEST FOR RELEASE

                                                                         [Date]


[TRUSTEE]

          Re: Bear Stearns Commercial Mortgage Securities Inc.
              Commercial Mortgage Pass-Through Certificates,
              Series 1998-C1,
              REQUEST FOR RELEASE

Dear        ,

         In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), by and among Bear Stearns Commercial Mortgage Securities Inc., as depositor, ABN AMRO Bank N.V., as Fiscal Agent, [the undersigned, as servicer ("the Servicer"), AMRESCO Management, Inc., as special servicer,] [Banc One Mortgage Capital Markets, LLC, as servicer, the undersigned, as special servicer (the "Special Servicer"),] and you, as trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

                  ____1. Mortgage Loan paid in full. The [Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.

                  ____2.   The Mortgage Loan is being foreclosed.

                  ____3.   Other. (Describe)

         The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                                   [SERVICER][SPECIAL SERVICER]


                                                   By:
                                                        Name:
                                                        Title:

                                   EXHIBIT G

                      FORM OF ERISA REPRESENTATION LETTER


Bear Stearns Commercial Mortgage Securities Inc.
245 Park Avenue
New York, New York 10167
Attention:  James G. Reichek

LaSalle National Bank,
 as Certificate Registrar
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention: Corporate Trust Services Group -- Bear Stearns
           Commercial Mortgage Securities Inc. Series 1998-C1

           Re: Transfer of Bear Stearns Commercial Mortgage Securities Inc.,
               Commercial Mortgage Pass-Through Certificates, Series 1998-C1

Ladies and Gentlemen:

         The undersigned (the "Purchaser") proposes to purchase $_______________ initial Certificate Balance of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Class ______ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), by and among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer, AMRESCO Management, Inc., as Special Servicer, ABN AMRO Bank N.V., as Fiscal Agent and LaSalle National Bank, as Trustee. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

         In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

         1. The Purchaser of any Class of Certificates (other than Class A or Class X) is not (A) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (B) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ? 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Class of Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

         2. The Purchaser understands that if the Purchaser is a Person referred to in l(a) or (b) above, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Fiscal Agent, the Extension Adviser, the Underwriter or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law).

                  IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of_________,________.

                                                  Very truly yours,



                                                  [The Purchaser]

                                                  By:
                                                       Name:
                                                       Title:

                                   EXHIBIT H
                      FORM OF DISTRIBUTION DATE STATEMENT

                             [TO COME FROM TRUSTEE]

                                  EXHIBIT I-1
                  FORM OF COMPARATIVE FINANCIAL STATUS REPORT


                                          LAST            ENDING
                                        PROPERTY         SCHEDULED      PAID      ANNUAL
  PROPECTUS                            INSPECTION        PRINCIPAL      THRU       DEBT
   NUMBER          CITY       STATE       DATE            BALANCE       DATE      SERVICE









FINANCIAL INFORMATION:


CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC less than 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC less than 1:



ORIGINAL UNDERWRITING INFORMATION                                 PRIOR FULL YEAR OPERATING INFORMATION
                                                                  AS OF  Y-E YYYY                               NORMALIZED


                                                                    FINANCIAL
 FINANCIAL INFO       %        TOTAL          $                     INFO AS OF      %          TOTAL            $
   AS OF DATE        OCC      REVENUE        NOI          DSCR         DATE        OCC        REVENUE          NOI        DSCR






                  RECEIVED                                        REQUIRED
LOANS                                  BALANCE                                            BALANCE
#                 %                    $               %          %                       $               %





CURRENT ANNUAL OPERATING INFORMATION                           "ACTUAL"  YTD FINANCIAL INFORMATION
AS OF  Y-E YYYY                              NORMALIZED                                    MONTH REPORTED


FINANCIAL                                                           FS            FS
  INFO AS OF       %         TOTAL           $                     START          END         %          TOTAL           $
     DATE         OCC       REVENUE         NOI        DSCR        DATE          DATE        OCC        REVENUE         NOI    DSCR






    NET CHANGE
    CURRENT & BASIS


                        %
         %            TOTAL
        OCC            REV           DSCR





                                  EXHIBIT I-2
                     FORM OF DELINQUENT LOAN STATUS REPORT


---------------------------------------------------------------------------------------------------------------------------------
                                                                                        TOTAL      TOTAL     OTHER
                                                                            ENDING     O/S P&I      O/S     ADVANCES
  PROSPECTUS     PROPERTY    PROPERTY                   SQ FT     PAID TO   SCHEDULED  ADVANCES   EXPENSES  (TAXES &      TOTAL
     ID            NAME       TYPE       CITY   STATE  OR UNITS     DATE    BALANCE     TO DATE   TO DATE   INSURANCE)   EXPOSURE
---------------------------------------------------------------------------------------------------------------------------------











---------------------------------------------------------------------------

              CURRENT   CURRENT            LTM                       CAP
 PROSPECTUS   MONTHLY   INTEREST   MAT.    NOI              LTM      RATE
    ID          P&I      RATE      DATE    DATE   LTM NOI   DSCR   ASSIGNED
---------------------------------------------------------------------------












                         Delinquent Loan Status Report
                                  Exhibit I-2



------------------------------------------------------------------------------------------------------------------------------
                                                       VALUE                  APPRAISAL,    LOSS                      TOTAL
                                                       USING     VALUATION/   BPO, OR      USING 92%                APPRAISAL
 PROSPECTUS     PROPERTY    PROPERTY                  NOI & CAP  APPRAISAL    INTERNAL    APPRAISAL   ESTIMATED     REDUCTION
    ID            NAME       TYPE       CITY   STATE    RATE       DATE        VALUE       OR BPO     RECOVERY %     REALIZED
------------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------
                                              EXPECTED
                                       FCL      FCL
 PROSPECTUS   TRANSFER   RESOLUTION   START     SALE      WORKOUT
    ID          DATE       DATE       DATE      DATE     STRATEGY
-------------------------------------------------------------------








                         Delinquent Loan Status Report
                                  Exhibit I-2


--------------------------------------------------------------


PROSPECTUS   PROPERTY    PROPERTY
   ID          NAME       TYPE       CITY   STATE   COMMENTS
--------------------------------------------------------------












                                  EXHIBIT I-3
                  FORM OF HISTORICAL LOAN MODIFICATION REPORT

-------------------------------------------------------------------------------------------------------------------------------
                                                      BALANCE WHEN    BALANCE AT
                          MODIFICATION  MODIFICATION    SENT TO     THE EFFECTIVE
 PROSPECTUS                  OR EXT       EFFECTIVE     SPECIAL       DATE OF       OLD   NEW   # OF    OLD     NEW      OLD
    ID       CITY  STATE      FLAG           DATE       SERVICER     MODIFICATION   RATE  RATE  MONTHS  P & I  P & I   MATURITY
-------------------------------------------------------------------------------------------------------------------------------









                      HISTORICAL LOAN MODIFICATION REPORT
                                  EXHIBIT I-3

-------------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS             NEW        MONTHS FOR   REALIZED LOSS   ESTIMATED INTEREST
     ID         CITY   MATURITY     MOD CHANGE     TO TRUST         LOSS TO TRUST                COMMENTS
-------------------------------------------------------------------------------------------------------------------------------











                                  EXHIBIT I-4
                    FORM OF HISTORICAL LOSS ESTIMATE REPORT

---------------------------------------------------------------------------------------------------------------------------------
                                                             LATEST                        NET AMOUNT    SCHEDULED     TOTAL
                                                    % REC   APPRAISAL    EFFECTIVE          RECEIVED      BALANCE       P&I
PROSPECTUS   PROPERTY   PROPERTY                     FROM   OR BROKERS    DATE OF    SALES    FROM        (AS OF        PAID
    ID         NAME       TYPE     CITY   STATE      SALE    OPINION        SALE     PRICE    SALE       RESOLUTION)  (ADVANCES)
---------------------------------------------------------------------------------------------------------------------------------








----------------------------------------
               TOTAL         SERVICING
PROSPECTUS    EXPENSES         FEES
   ID       (OUTSTANDING)     EXPENSE
----------------------------------------









                        HISTORICAL LOSS ESTIMATE REPORT
                                  EXHIBIT I-4


------------------------------------------------------------------------------------------------------------------------
                                                      ACUTAL     DATE     MINOR      DATE       TOTAL          LOSS %
                                                      LOSSES     LOSS      ADJ     MINOR ADJ     LOSS           OF
PROSPECTUS   PROPERTY   PROPERTY             NET      PASSED    PASSED     TO       PASSED       WITH        SCHEDULED
    ID         NAME       TYPE     CITY   PROCEEDS   THROUGH   THROUGH   TRUST     THROUGH    ADJUSTMENT      BALANCE
------------------------------------------------------------------------------------------------------------------------











                                  EXHIBIT I-5
                           FORM OF REO STATUS REPORT

---------------------------------------------------------------------------------------------------------------------------------
                                                                                     TOTAL                 OTHER
                                                                         ENDING       P&I       TOTAL     ADVANCES
 PROSPECTUS   PROPERTY   PROPERTY                  SQ FT    PAID THRU   SCHEDULED   ADVANCES   EXPENSES   (TAXES &      TOTAL
     ID         NAME       TYPE     CITY   STATE  OR UNITS     DATE      BALANCE     TO DATE    TO DATE   INSURANCE)   EXPOSURE
---------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------
                                                                        VALUATION
               CURRENT                                        CAP           /
 PROSPECTUS    MONTHLY    MATURITY  LTM NOI   LTM    LTM      RATE      APPRAISAL
     ID          P&I        DATE      DATE    NOI    DSCR   ASSIGNED       DATE
-----------------------------------------------------------------------------------









                               REO STATUS REPORT
                                  EXHIBIT I-5

-------------------------------------------------------------------------------------------------------------------------------
                                                   VALUE      APPRAISAL /                                 TOTAL     SPECIAL
                                                   USING        BPO OR       LOSS USING                 APPRAISAL  SERVICING
 PROSPECTUS   PROPERTY   PROPERTY                 NOI & CAP    INTERNAL     92% APPRAISAL   ESTIMATED   REDUCTION  TRANSFER
     ID         NAME       TYPE     CITY   STATE    RATE        VALUE          OR BPO       RECOVERY %  REALIZED     DATE
-------------------------------------------------------------------------------------------------------------------------------









------------------------------------------------------
                  REO        PENDING
 PROSPECTUS   ACQUISITION  RESOLUTION
     ID          DATE        DATE          COMMENTS
------------------------------------------------------










                                  EXHIBIT I-6
                           FORM OF WATCH LIST REPORT



---------------------------------------------------------------------------------------------------------
                                                   ENDING    PAID
 PROSPECTUS   PROPERTY   PROPERTY                 SCHEDULED  THRU     MATURITY    LTM    COMMENT/REASON
     ID         NAME       TYPE     CITY   STATE   BALANCE   DATE       DATE      DSCR    ON WATCH LIST
---------------------------------------------------------------------------------------------------------













                                  EXHIBIT I-7
                  FORM OF OPERATING STATEMENT ANALYSIS REPORT

As of

PROPERTY OVERVIEW:
        Prospectus Number
        Sched Balance/Paid to Date
        Property Name
        Property Type
        Property Address
        City, State
        Net Rentable Square Feet
        Year Built/Renovated
        Year of Operations             UNDERWRITING        1995          1996         1997     1998 YTD
        Occupancy Rate
        Average Rental Rate

INCOME:
        No. of Months Annualized                                                             # OF MONTHS
        Period Ended                   UNDERWRITING        1995          1996         1997     1998 YTD      1997-BASE   1997-1996
        Statement Classification          BASIS        NORMALIZED    NORMALIZED   NORMALIZED                 VARIANCE    VARIANCE
        Rental Income - Category 1
        Rental Income - Category 2
        Rental Income - Category 3
        Pass Through/Escalations
        Other Income

        EFFECTIVE GROSS INCOME

OPERATING EXPENSES:
        Real Estate Taxes
        Property insurance
        Utilities
        General and Administration
        Repairs and Maintenance
        Management Fees
        Payroll and Benefits
        Advertising and Marketing
        Professional Fees
        Other Expenses
        Ground Rent

TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

        Leasing Commissions
        Tenant Improvements
        Replacement Reserves
        Other Capital Expense
Total Capital Items

NOI AFTER CAPITAL ITEMS

Debt Service (per servicer)
Cash Flow after Debt Service

DSCR (NOI/Debt Service)

DSCR (after reserves\cap exp)

Source of Financial Data :

Income Comments :

Expense Comments :

Capital Items Comments :


                                  EXHIBIT I-8
                        FORM OF NOI ADJUSTMENT WORKSHEET

AS OF MM/DD/YY


PROPERTY OVERVIEW:
        Prospectus Number
        Sched Balance/Paid to Date
        Property Name
        Property Type
        Property Address
        City, State
        Net Rentable Square Feet
        Year Built/Renovated
        Year of Operations                     BORROWER           ADJUSTMENT          NORMALIZED
        Occupancy Rate
        Average Rental Rate

INCOME:
        No. of Months Annualized                                                     # OF MONTHS
        Period Ended                         UNDERWRITING                              1998 YTD
        Statement Classification                BASIS             NORMALIZED
        Rental Income - Category 1
        Rental Income - Category 2
        Rental Income - Category 3
        Pass Through/Escalations
        Other Income

        EFFECTIVE GROSS INCOME

OPERATING EXPENSES:
        Real Estate Taxes
        Property insurance
        Utilities
        General and Administration
        Repairs and Maintenance
        Management Fees
        Payroll and Benefits
        Advertising and Marketing
        Professional Fees
        Other Expenses
        Ground Rent

TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

        Leasing Commissions
        Tenant Improvements
        Replacement Reserves
        Other Capital Expense
Total Capital Items

NOI AFTER CAPITAL ITEMS

Debt Service (per servicer)
Cash Flow after Debt Service

DSCR (NOI/Debt Service)

DSCR (after reserves\cap exp)

Source of Financial Data :

Income Comments :

Expense Comments :

Capital Items Comments :


                                  EXHIBIT I-9
                         FORM OF CSSA LOAN SET-UP FILE

                                                FIELD
FIELD NAME                                      NUMBER     TYPE         FORMAT        DESCRIPTION
----------                                      ------     ----         ------        -----------
Transaction Id                                     1        AN         XXX97001       Unique Issue Identification Mnemonic
Group Id                                           2        AN         XXX9701A       Unique Indentification Number Assigned To
                                                                                      Each Loan Group Within An Issue
Loan Id                                            3        AN      00000000012345    Unique Indentification Number Assigned To
                                                                                      Each Collateral Item In A Pool
Offering Document Loan Id                          4        AN           123          Unique Indentification Number Assigned To
                                                                                      Each Collateral Item In The Prospectus
Original Note Amount                               5     Numeric      1000000.00      The Mortgage Loan Balance At Inception Of
                                                                                      The Note
Original Term Of Loan                              6     Numeric         240          Original Number Of Months Until Maturity Of
                                                                                      Loan
Original Amortization Term                         7     Numeric         360          Original Number Of Months Loan Amortized Over
Original Note Rate                                 8     Numeric        0.095         The Note Rate At Inception Of The Note
Original Payment Rate                              9     Numeric        0.095         Original Rate Payment Calculated On
First Loan Payment Due Date                       10        AN         YYYYMMDD       First Payment Date On The Mortgage Loan
Grace Days Allowed                                11     Numeric          10          Number Of Days From Due Date Borrower Is
                                                                                      Permitted To Remit Payment
Interest Only (Y/N)                               12        AN            Y           Y=Yes,  N=No
Balloon (Y/N)                                     13        AN            Y           Y=Yes,  N=No
Interest Rate Type                                14     Numeric          1           1=Fixed, 2=Arm, 3=Step, 9=Other
Interest Accrual Method Code                      15     Numeric          1           1=30/360, 2=Actual/365, 3=Actual/360,
                                                                                      4=Actual/Actual, 5=Actual/366, 6=Simple,
                                                                                      7=78'S
Interest in Arrears (Y/N)                         16        AN            Y           Y=Yes,  N=No
Payment Type Code                                 17     Numeric          1           See Payment Type Code Legend
Prepayment Lock-out End Date                      18        AN         YYYYMMDD       Date After Which Loan Can Be Prepaid
Yield Maintenance End Date                        19        AN         YYYYMMDD       Date After Which Loan Can Be Prepaid Without
                                                                                      Yield Maintenance
Prepayment Premium End Date                       20        AN         YYYYMMDD       Date After Which Loan Can Be Prepaid Without
                                                                                      Penalty
Prepayment Terms Description                      21        AN           Text         Description Of Prepayment Terms (Not To
                                                                                      Exceed 50 Characters)
ARM Index Code                                    22        AN            A           See Arm Index Code Legend
First Rate Adjustment Date                        23        AN         YYYYMMDD       Date Note Rate Originally Changed
First Payment Adjustment Date                     24        AN         YYYYMMDD       Date Payment Originally Changed
ARM Margin                                        25     Numeric        0.025         Rate Added To Index Used In The Determination
                                                                                      Of The Gross Interest Rate
Lifetime Rate Cap                                 26     Numeric         0.15         Maximum Rate That The Borrower Must Pay On
                                                                                      An Arm Loan Per The Loan Agreement
Lifetime Rate Floor                               27     Numeric         0.05         Minimum Rate That The Borrower Must Pay On
                                                                                      An Arm Loan Per The Loan Agreement
Periodic Rate Increase Limit                      28     Numeric         0.02         Maximum Periodic Increase To The Note Rate
                                                                                      Allowed Per The Loan Agreement
Periodic Rate Decrease Limit                      29     Numeric         0.02         Minimum Periodic Increase To The Note Rate
                                                                                      Allowed Per The Loan Agreement
Periodic Payment Adjustment Max-%                 30     Numeric         0.03         Maximum Periodic Percentage Increase To The
                                                                                      Borrowers P&I Payment Allowed Per The Loan
                                                                                      Agreement
Periodic Payment Adjustment Max-$                 31     Numeric       5000.00        Maximum Periodic Dollar Increase To The
                                                                                      Borrowers P&I Payment Allowed Per The Loan
                                                                                      Agreement
Payment Frequency                                 32     Numeric          1           1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                      12=Annually...


                        CSSA Set-Up Data Record Layout
                                  Exhibit I-9
                                                FIELD
FIELD NAME                                      NUMBER     TYPE         FORMAT        DESCRIPTION
----------                                      ------     ----         ------        -----------
Rate Reset Frequency In Months                    33     Numeric          1           1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                      12=Annually...
Payment Reset Frequency In Months                 34     Numeric          1           1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                      12=Annually...
Rounding Code                                     35     Numeric          1           Rounding Method For Sum Of Index Plus Margin
                                                                                      (See Rounding Code Legend)
Rounding Increment                                36     Numeric       0.00125        Used In Conjunction With Rounding Code
Index Look Back In Days                           37     Numeric          45          Use Index In Effect X Days Prior To
                                                                                      Adjustment Date
Negative Amortization Allowed (Y/N)               38        AN            Y           Y=Yes,  N=No
Max Negam Allowed (% Of Orig Balance)             39     Numeric        0.075         Maximum Lifetime Percentage Increase To The
                                                                                      Original Balance Allowed Per The Loan
                                                                                      Agreement
Maximum Negam Allowed ($)                         40     Numeric       25000.00       Maximum Lifetime Dollar Increase To The
                                                                                      Original Balance Allowed Per The Loan
                                                                                      Agreement
Remaining Term At Securitization                  41     Numeric         240          Remaining Number Of Months Until Maturity
                                                                                      Of Loan At Cutoff
Remaining Amortized Term At Securitization        42     Numeric         360          Remaining Number Of Months Loan Amortized
                                                                                      Over At Cutoff
Maturity Date At Securitization                   43        AN         YYYYMMDD       The Scheduled Maturity Date Of The Mortgage
                                                                                      Loan At Securitization
Scheduled Principal Balance At Securitization     44     Numeric      1000000.00      The Scheduled Principal Balance Of The
                                                                                      Mortgage Loan At Securitization
Note Rate At Securitization                       45     Numeric        0.095         Cutoff Annualized Gross Interest Rate
                                                                                      Applicable To The Calculation Of Scheduled
                                                                                      Interest
Servicer And Trustee Fee Rate                     46     Numeric       0.00025        Cutoff Annualized Fee Paid To The Servicer
                                                                                      And Trustee
Fee Rate / Strip Rate 1                           47     Numeric       0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                      Current Note Rate To Determine Net
                                                                                      Pass-Through Rate
Fee Rate / Strip Rate 2                           48     Numeric       0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                      Current Note Rate To Determine Net
                                                                                      Pass-Through Rate
Fee Rate / Strip Rate 3                           49     Numeric       0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                      Current Note Rate To Determine Net
                                                                                      Pass-Through Rate
Fee Rate / Strip Rate 4                           50     Numeric       0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                      Current Note Rate To Determine Net
                                                                                      Pass-Through Rate
Fee Rate / Strip Rate 5                           51     Numeric       0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                      Current Note Rate To Determine Net
                                                                                      Pass-Through Rate
Net Rate At Securitization                        52     Numeric       0.00001        Cutoff Annualized Interest Rate Applicable
                                                                                      To The Calculation Of Remittance Interest
Periodic P&I Payment At Securitization            53     Numeric       3000.00        The Periodic Scheduled Principal & Interest
                                                                                      Payment
# Of Properties                                   54     Numeric          13          The Number Of Properties Underlying The
                                                                                      Mortgage Loan
Property Name                                     55        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property Address                                  56        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property City                                     57        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property State                                    58        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property Zip Code                                 59        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property County                                   60        AN           Text         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Property Type Code                                61        AN            MF          If Number Of Properties Is Greater Than
                                                                                      1 Then "Various" (See Property Type Code
                                                                                      Legend)
Net Square Feet At Securitization                 62     Numeric        25000         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
# Of Units/Beds/Rooms At Securitization           63     Numeric          75          If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"
Year Built                                        64        AN           1990         If Number Of Properties Is Greater Than
                                                                                      1 Then "Various"

                        CSSA Set-Up Data Record Layout
                                  Exhibit I-9

                                                FIELD
FIELD NAME                                      NUMBER     TYPE         FORMAT        DESCRIPTION
----------                                      ------     ----         ------        -----------
NOI At Securitization                             65     Numeric      100000.00       Net Operating Income At Securitization
DSCR At Securitization                            66     Numeric         2.11         DSCR At Securitization
Appraisal Value At Securitization                 67     Numeric      1000000.00      Appraisal Value At Securitization
Appraisal Date At Securitization                  68        AN         YYYYMMDD       Appraisal Date At Securitization
Physical Occupancy At Securitization              69     Numeric         0.88         Physical Occupancy At Securitization
Revenue At Securitization                         70     Numeric      100000.00       Revenue At Securitization
Operating Expenses At Securitization              71     Numeric      100000.00       Expenses At Securitization
Securitization Financials As Of Date              72        AN         YYYYMMDD       Securitization Financials As Of Date
Recourse (Y/N)                                    73        AN            Y           Y=Yes,  N=No
Ground Lease (Y/N)                                74        AN            Y           Y=Yes,  N=No
Cross-Collateralized Loan Grouping                75     Numeric         9(3)         All Loans With The Same Numeric Value Are
                                                                                      Crossed
Collection Of Escrows (Y/N)                       76        AN            Y           Y=Yes,  N=No
Collection Of Other Reserves (Y/N)                77        AN            Y           Y=Yes,  N=No
Lien Position At Securitization                   78     Numeric          1           1=First, 2=Second...


                                  EXHIBIT I-10
                     FORM OF CSSA PERIODIC LOAN UPDATE FILE

                                                FIELD
FIELD NAME                                      NUMBER    TYPE          FORMAT        DESCRIPTION
----------                                      ------    ----          ------        -----------
Transaction Id (pool ID)                           1       AN           XXX97001      Unique Issue Identification Mnemonic
Group Id (subgroup within a pool)                  2       AN           XXX9701A      Unique Identification Number Assigned To
                                                                                      Each Loan Group Within An Issue
Loan Id (loan number)                              3       AN        00000000012345   Unique Identification Number Assigned To Each
                                                                                      Collateral Item In A Pool
Prospectus Id                                      4       AN              123        Unique Identification Number Assigned To Each
                                                                                      Collateral Item In The Prospectus
Distribution Date                                  5       AN           YYYYMMDD      Date Payments  Made To Certificateholders
Current Beginning Scheduled  Balance               6    Numeric         100000.00     Outstanding Scheduled Principal Balance At
                                                                                      The Beginning Of The Current Period
Current Ending Scheduled  Balance                  7    Numeric         100000.00     Outstanding Scheduled Principal Balance At
                                                                                      The End Of The Current Period
Paid To Date                                       8       AN           YYYYMMDD      Due Date Of The Last Interest Payment
                                                                                      Received
Current Index Rate                                 9    Numeric           0.09        Index Rate Used In The Determination Of
                                                                                      The Current Period Gross Interest Rate
Current Note Rate                                 10    Numeric           0.09        Annualized Gross Rate Applicable To The
                                                                                      Calculation Of The Current Period Scheduled
                                                                                      Interest
Maturity Date                                     11       AN           YYYYMMDD      Date Collateral Is Scheduled To Make Its
                                                                                      Final Payment
Servicer and Trustee Fee Rate                     12    Numeric          0.00025      Annualized Fee Paid To The Servicer And
                                                                                      Trustee
Fee Rate/Strip Rate 1                             13    Numeric          0.00001      Annualized Fee/Strip Netted Against Current
                                                                                      Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 2                             14    Numeric          0.00001      Annualized Fee/Strip Netted Against Current
                                                                                      Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 3                             15    Numeric          0.00001      Annualized Fee/Strip Netted Against Current
                                                                                      Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 4                             16    Numeric          0.00001      Annualized Fee/Strip Netted Against Current
                                                                                      Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 5                             17    Numeric          0.00001      Annualized Fee/Strip Netted Against Current
                                                                                      Note Rate To Determine Net Pass-Through Rate
Net Pass-Through Rate                             18    Numeric          #VALUE!      Annualized Interest Rate Applicable To The
                                                                                      Calculation Of The Current Period Remittance
                                                                                      Interest
Next Index Rate                                   19    Numeric           0.09        Index Rate Used In The Determination Of The
                                                                                      Next Period Gross Interest Rate
Next Note Rate                                    20    Numeric           0.09        Annualized Gross Interest Rate Applicable To
                                                                                      The Calculation Of The Next Period Scheduled
                                                                                      Interest
Next Rate Adjustment Date                         21       AN           YYYYMMDD      Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date                      22       AN           YYYYMMDD      Date Scheduled P&I Amount Is Next Scheduled
                                                                                      To Change
Scheduled Interest Amount                         23    Numeric          1000.00      Scheduled Gross Interest Payment Due For The
                                                                                      Current Period
Scheduled Principal Amount                        24    Numeric          1000.00      Scheduled Principal Payment Due For The
                                                                                      Current Period
Total Scheduled P&I Due                           25    Numeric          1000.00      Scheduled Principal And Interest Payment Due
                                                                                      For The Current Period
Neg am/Deferred Interest Amount                   26    Numeric          1000.00      Negative Amortization/Deferred Interest
                                                                                      Amount Due For The Current Period
Unscheduled Principal Collections                 27    Numeric          1000.00      Unscheduled Payments Of Principal Received
                                                                                      During The Related Collection Period
Other Principal Adjustments                       28    Numeric          1000.00      Unscheduled Principal Adjustments For The
                                                                                      Related Collection Period
Liquidation/Prepayment Date                       29       AN           YYYYMMDD      Date Unscheduled Payment Of Principal
                                                                                      Received
Prepayment Penalty/Yield Maint Received           30    Numeric          1000.00      Additional Payment Required From Borrower
                                                                                      Due To Prepayment Of Loan Prior To Maturity
Prepayment Interest Excess (Shortfall)            31    Numeric          1000.00      Scheduled Gross Interest Applicable To The
                                                                                      Prepayment Amount


                       CSSA Periodic Data Record Layout
                                 Exhibit I-10


                                                FIELD
FIELD NAME                                      NUMBER    TYPE          FORMAT        DESCRIPTION
----------                                      ------    ----          ------        -----------
Liquidation/Prepayment Code                       32    Numeric             1         See Liquidation/Prepayment Codes Legend
Most Recent ASER $                                33    Numeric          1000.00      Excess Of The Principal Balance Over The
                                                                                      Defined Appraisal Percentage
Most Recent ASER Date                             34       AN           YYYYMMDD      Date ASER  Amount Applied To Loan
Cumulative ASER $                                 35    Numeric          1000.00      Cumulative ASER Amount
Actual Balance                                    36    Numeric         100000.00     Outstanding Actual Principal Balance At the
                                                                                      End of The Current Period
Total P&I Advance Outstanding                     37    Numeric          1000.00      Outstanding P&I Advances At The End Of The
                                                                                      Current Period
Total T&I Advance Outstanding                     38    Numeric          1000.00      Outstanding Taxes & Insurance Advances At
                                                                                      The End Of The Current Period
Other Expense Advance Outstanding                 39    Numeric          1000.00      Other Outstanding Advances At The End Of
                                                                                      The Current Period
Status of Loan                                    40       AN               1         See Status Of Loan Legend
In Bankruptcy                                     41       AN               Y         Bankruptcy Status Of Loan (If In Bankruptcy
                                                                                      "Y", Else "N")
Foreclosure Date                                  42       AN           YYYYMMDD      Date Of Foreclosure
REO Date                                          43       AN           YYYYMMDD      Date Of REO
Bankruptcy Date                                   44       AN           YYYYMMDD      Date of Bankruptcy
Net Proceeds Received on Liquidation              45    Numeric         100000.00     Net Proceeds Received On Liquidation To Be
                                                                                      Remitted To The Trust Per The Trust
                                                                                      Documentation
Liquidation Expense                               46    Numeric         100000.00     Expenses Associated With The Liquidation To
                                                                                      Be Netted From The Trust Per The Trust
                                                                                      Documentation
Realized Loss to Trust                            47    Numeric         10000.00      Liquidation Balance Less Net Liquidation
                                                                                      Proceeds Received
Date of Last Modification                         48       AN           YYYYMMDD      Date Loan Was Modified
Modification Code                                 49    Numeric             1         See Modification Codes Legend
Modified Note Rate                                50    Numeric           0.09        Note Rate Loan Modified To
Modified Payment Rate                             51    Numeric           0.09        Payment Rate Loan Modified To
Preceding Fiscal Year Revenue                     52    Numeric          1000.00      Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses                    53    Numeric          1000.00      Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI                         54    Numeric          1000.00      Preceding Fiscal Year Net Operating Income
Preceding Fiscal Year Debt Service Amt.           55    Numeric          1000.00      Preceding Fiscal Year Debt Service Amount
Preceding Fiscal Year DSCR                        56    Numeric           2.55        Preceding Fiscal Year Debt Service Coverage
                                                                                      Ratio
Preceding Fiscal Year Physical Occupancy          57    Numeric           0.85        Preceding Fiscal Year Physical Occupancy
Preceding FY Financial As of Date                 58       AN           YYYYMMDD      Preceding Fiscal Year Financial As Of Date
Second Preceding FY Revenue                       59    Numeric          1000.00      Second Preceding Fiscal Year Revenue
Second Preceding FY Expenses                      60    Numeric          1000.00      Second Preceding Fiscal Year Expenses
Second Preceding FY NOI                           61    Numeric          1000.00      Second Preceding Fiscal Year Net Operating
                                                                                      Income
Second Preceding FY Debt Service                  62    Numeric          1000.00      Second Preceding Fiscal Year Debt Service


                      CSSA Periodic Data Record Layout
                                 Exhibit I-10
                                                FIELD
FIELD NAME                                      NUMBER    TYPE          FORMAT        DESCRIPTION
----------                                      ------    ----          ------        -----------
Second Preceding FY DSCR                          63    Numeric           2.55        Second Preceding Fiscal Year Debt Service
                                                                                      Coverage Ratio
Sec Preceding FY Physical Occupancy               64    Numeric           0.85        Second Preceding Fiscal Year Physical
                                                                                      Occupancy
Sec Preceding FY Financial As of Date             65       AN           YYYYMMDD      Second Preceding Fiscal Year Financial As
                                                                                      Of Date
Most Recent Fiscal YTD Revenue                    66    Numeric          1000.00      Most Recent Fiscal Year To Date Revenue
Most Recent Fiscal YTD Expenses                   67    Numeric          1000.00      Most Recent Fiscal Year To Date Expenses
Most Recent Fiscal YTD NOI                        68    Numeric          1000.00      Most Recent Fiscal Year To Date Net Operating
                                                                                      Income
Most Recent Fiscal YTD Debt Service               69    Numeric          1000.00      Most Recent Fiscal Year To Date Debt Service
Most Recent Fiscal YTD DSCR                       70    Numeric           2.55        Most Recent Fiscal Year To Date Debt Service
                                                                                      Coverage Ratio
Most Recent Fiscal YTD Phys. Occ.                 71    Numeric           0.85        Most Recent Fiscal Year To Date Physical
                                                                                      Occupancy
Most Recent Fiscal YTD Start Date                 72       AN           YYYYMMDD      Most Recent Fiscal Year To Date Start Date
Most Recent Fiscal YTD End Date                   73       AN           YYYYMMDD      Most Recent Fiscal Year To Date End Date
Most Recent Appraisal Date                        74       AN           YYYYMMDD      The Date Of The Latest  Available Appraisal
                                                                                      For The Property
Most Recent Appraisal Value                       75    Numeric         100000.00     The Latest  Available Appraisal Value For
                                                                                      The Property
Workout Strategy Code                             76    Numeric             1         See Workout Strategy Codes Legend
Most Recent Spec Service Transfer Date            77       AN           YYYYMMDD      Date Transferred To The Special Servicer
Most Recent Master Service Return Date            78       AN           YYYYMMDD      Date Returned To The Master Servicer
Date Asset is Expected to Be Resolved             79       AN           YYYYMMDD      Date Asset Is Expected To Be Resolved
Year Last Renovated                               80       AN             1997        Year Property Last Renovated

                                  EXHIBIT I-11
                        FORM OF CSSA PROPERTY DATA FILE


                                               FIELD
FIELD NAME                                     NUMBER    TYPE          FORMAT       DESCRIPTION
----------                                     ------    ----          ------       -----------
Transaction Id                                    1       AN           XXX97001     Unique Issue Identification Mnemonic
Loan Id                                           2       AN        00000000012345  Unique Indentification Number Assigned To Each
                                                                                    Collateral Item In A Pool
Prospectus Loan ID                                3       AN              123       Unique Indentification Number Assigned To Each
                                                                                    Collateral Item In The Prospectus
Property ID                                       4       AN           1001-001     Should contain Prospectus ID and property
                                                                                    identifier, e.g., 1001-001, 1000-002
Distribution Date                                 5       AN           YYYYMMDD
Cross-Collateralized Loan Grouping                6     Numeric          9(3)       All Loans With The Same Numeric Value Are
                                                                                    Crossed
Property Name                                     7       AN             Text
Property Address                                  8       AN             Text
Property City                                     9       AN             Text
Property State                                    10      AN             Text
Property Zip Code                                 11      AN             30303
Property County                                   12      AN             Text
Property Type Code                                13      AN              MF
Year Built                                        14      AN             YYYY
Year Last Renovated                               15      AN             YYYY
Net Square Feet At Securitization                 16    Numeric          25000      RT, IN, WH, OF, MU, SS, OT - SF
# Of Units/Beds/Rooms At Securitization           17    Numeric           75        MF, MHP, LO, HC - Units
Property Status                                   18      AN               1        1=FCL, 2-REO, 3=Defeased, 4=partial Releases,
                                                                                    5=Released, 6=Same as at Securitization
Allocated Percentage of Loan at Securitization    19    Numeric          0.75       Issuer to allocate loan % attributable to
                                                                                    property for multi-property loans
Current Allocated Percentage                      20    Numeric          0.75       Calculation based on Current Allocated Loan
                                                                                    Amount and Current SPB for associated loan
Current Allocated Loan Amount                     21    Numeric         5900900     Maintained by servicer
Ground Lease (Y/N)                                22      AN               N        Either Y=Yes, S=Subordinate, N=No ground lease
Other Escrow / Reserve Balances                   23    Numeric          25000
Most Recent Appraisal Date                        24      AN           YYYYMMDD
Most Recent Appraised Value                       25    Numeric        10000000
Date Asset is Expected to Be Resolved             26      AN           YYYYMMDD     Could be different dates for different
                                                                                    properties if foreclosing
Foreclosure Date                                  27      AN           YYYYMMDD
REO Date                                          28      AN           YYYYMMDD
Occupancy %                                       29    Numeric          0.75       Map to Most Recent Fiscal YTD Physical
                                                                                    Occupancy in CSSA, multiply times Current
                                                                                    Allocated %
Occupancy Date                                    30    Numeric        YYYYMMDD
Date Lease Rollover Review                        31      AN           YYYYMMDD     Roll over review to be completed every 12
                                                                                    months
% Sq. Feet expiring 1-12 months                   32    Numeric          0.20
% Sq. Feet expiring 13-24 months                  33    Numeric          0.20
% Sq. Feet expiring 25-36 months                  34    Numeric          0.20
% Sq. Feet expiring 37-48 months                  35    Numeric          0.20
% Sq. Feet expiring 49-60 months                  36    Numeric          0.20



                            CSSA Property Data File
                                 Exhibit I-11

                                               FIELD
FIELD NAME                                     NUMBER    TYPE          FORMAT       DESCRIPTION
----------                                     ------    ----          ------       -----------
Largest Tenant (Tenant Name)                      37      AN             Text       For Office, WH, Retail, Industrial, *Only if
                                                                                    disclosed in the offering document
Square Feet of Largest Tenant                     38    Numeric          15000
2nd Largest Tenant (Tenant Name)                  39      AN             Text       For Office, WH, Retail, Industrial, *Only if
                                                                                    disclosed in the offering document
Square Feet of 2nd Largest Tenant                 40    Numeric        15000.000
3rd Largest Tenant (Tenant Name)                  41      AN             Text
Square Feet of 3rd Largest Tenant                 42    Numeric          15000
Fiscal Year End Month                             43    Numeric           12        Needed to indicate month ending for borrower's
                                                                                    Fiscal Year
Securitization Financials As Of Date              44      AN           YYYYMMDD
Revenue At Securitization                         45    Numeric       1000000.00
Operating Expenses At Securitization              46    Numeric       1000000.00
NOI At Securitization                             47    Numeric       1000000.00
DSCR At Securitization                            48    Numeric           1.5       Multiply times the Allocated % at
                                                                                    Securitization
Appraisal Value At Securitization                 49    Numeric       1000000.00
Appraisal Date At Securitization                  50      AN           YYYYMMDD
Physical Occupancy At Securitization              51    Numeric                     Multiply times the Allocated % at
                                                                                    Securitization
Date of Last Inspection                           52      AN           YYYYMMDD
Preceding FY Financial As of Date                 53      AN           YYYYMMDD
Preceding Fiscal Year Revenue                     54    Numeric       1000000.00
Preceding Fiscal Year Expenses                    55    Numeric       1000000.00
Preceding Fiscal Year NOI                         56    Numeric       1000000.00
Preceding Fiscal Year Debt Service Amt            57    Numeric       1000000.00
Preceding Fiscal Year DSCR                        58    Numeric           1.3       Multiply times the Allocated % at
                                                                                    Securitization
Preceding Fiscal Year Physical Occupancy          59    Numeric           0.9       Multiply times the Allocated % at
                                                                                    Securitization
Sec Preceding FY Financial As of Date             60      AN           YYYYMMDD
Second Preceding FY Revenue                       61    Numeric       1000000.00
Second Preceding FY Expenses                      62    Numeric       1000000.00
Second Preceding FY NOI                           63    Numeric       1000000.00
Second Preceding FY Debt Service                  64    Numeric       1000000.00
Second Preceding FY DSCR                          65    Numeric           1.3
Second Preceding FY Physical Occupancy            66    Numeric          0.90


                                   EXHIBIT J
                  FORM OF PAYMENTS AFTER DETERMINATION REPORT

                             [TO COME FROM TRUSTEE]





















                                      J-1